Exhibit 1
                                                                       ---------


                           PROXY STATEMENT/PROSPECTUS
                           DATED _______________, 2002

                         PINNACLE FINANCIAL CORPORATION
                                  P.O. Box 430
                            Elberton, Georgia  30635
                                 (706) 283-2854

                              _______________, 2002

Dear  Shareholder:

     You are cordially invited to attend a special meeting of shareholders, which will be held at the [Location], on [Day], [Date], at [Time]. I hope that you will be able to attend the meeting, and I look forward to seeing you.

     The purpose of the special meeting is for shareholders to vote on an Agreement and Plan of Reorganization, which provides for the reorganization of Pinnacle Financial into a Subchapter S corporation through the conversion of Pinnacle Financial common stock into either Pinnacle S-Corp, Inc. common stock or cash.

     If the reorganization plan is approved by the shareholders, you will receive either one share of Pinnacle S-Corp common stock or $95.20 for each share of Pinnacle Financial common stock that you hold. Generally, if you hold less than 1,500 shares of Pinnacle Financial common stock, you will receive cash for your shares unless you either aggregate your shares of Pinnacle Financial common stock or purchase additional shares of Pinnacle S-Corp common stock, as permitted under the reorganization plan.

     The board of directors has established [Record date] as the record date for determining shareholders who are entitled to notice of the special meeting and to vote on the reorganization plan. We enclose the following materials relating to the reorganization plan:

     -    Official notice of the meeting;
     - Proxy statement/prospectus describing the matters to be voted on at the meeting;
     -    Proxy card for voting at the special meeting (the blue attachment);
     -    Questionnaire and Election Form (a multi-colored attachment); and
     - Shareholders' Agreement (the pink attachment is the signature page to this agreement).

     Whether or not you plan to attend the special meeting, please complete, sign and date the proxy card and return it to Pinnacle Financial in the envelope provided on or before [submission date]. If you attend the meeting, you may vote in person, even if you have previously returned your proxy card.

     IN ORDER TO RECEIVE SHARES OF PINNACLE S-CORP COMMON STOCK ONCE THE REORGANIZATION TAKES EFFECT, YOU MUST (1) HOLD 1,500 SHARES OF PINNACLE FINANCIAL COMMON STOCK (AFTER TAKING INTO ACCOUNT ANY PERMITTED BUY-UP OR AGGREGATION ELECTION), (2) BE ELIGIBLE TO BE AN S-CORPORATION SHAREHOLDER, AND
(3) SIGN AND RETURN THE SHAREHOLDERS' AGREEMENT AND A PROPERLY COMPLETED QUESTIONNAIRE AND ELECTION FORM TO PINNACLE FINANCIAL AT OR BEFORE 5:00 P.M. ON [SUBMISSION DATE]. If you are not an eligible S-corporation shareholder or do not sign and return either the Shareholders' Agreement or the questionnaire and election form, you will automatically receive cash for your shares of Pinnacle Financial common stock.

     Please direct any questions you have me at (706) 283-2854. Although we cannot advise you regarding the merits of the options available to you through the reorganization plan, we can assist you in completing the attached documents.

     ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE
                                                             ---
REORGANIZATION PLAN.


                                            Sincerely,



                                            L. Jackson McConnell
                                            Chairman and Chief Executive Officer

                         PINNACLE FINANCIAL CORPORATION
                                  P.O. Box 430
                            Elberton, Georgia  30635
                                 (706) 283-2854

                  NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS
                                TO BE HELD [DATE]

     A special meeting of shareholders of Pinnacle Financial Corporation will be held on [Day], [Date], at [Time] at [Location], for the following purposes:

     (1) To vote on an Agreement and Plan of Reorganization, a copy of which is attached as Appendix A to the proxy statement/prospectus accompanying
                      ----------
          this notice, providing for the reorganization of Pinnacle Financial into an S-corporation; and

     (2) To transact any other business as may properly come before the meeting or any adjournments of the meeting.

     The board of directors unanimously recommends that you vote for the
                                                                 ---
approval of the reorganization plan.

     The board of directors has set the close of business on [record date] as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed form of proxy as soon as possible. Promptly returning your form of proxy will help ensure the greatest number of shareholders are present whether in person or by proxy.

     Shareholders of Pinnacle Financial are entitled to statutory dissenters' rights under the reorganization plan. If the shareholders of Pinnacle Financial approve the reorganization plan, shareholders who elect to dissent are entitled to receive the fair value of their shares of common stock if they comply with the provisions of Article 13 of the Georgia Business Corporation Code regarding the rights of dissenting shareholders. We have attached a copy of Article 13 of the Georgia Business Corporation Code as Appendix D to the accompanying proxy
                                         ----------
statement/prospectus.

     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

                                            By Order of the Board of Directors,



                                            L. Jackson McConnell
                                            Chairman and Chief Executive Officer

_____________, 2002

THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE SUBJECT TO CHANGE PRIOR TO DISTRIBUTION TO PINNACLE FINANCIAL CORPORATION SHAREHOLDERS.

                         PINNACLE FINANCIAL CORPORATION
                                  P.O. Box 430
                            Elberton, Georgia  30635
                                 (706) 283-2854

--------------------------------------------------------------------------------
                PROXY STATEMENT                          PROSPECTUS
     FOR SPECIAL MEETING OF SHAREHOLDERS         FOR UP TO 10,000 SHARES OF
             TO BE HELD ON [DATE]             PINNACLE S-CORP, INC. COMMON STOCK
--------------------------------------------------------------------------------

     The board of directors of Pinnacle Financial Corporation has determined that it is in the best interests of Pinnacle Financial and its shareholders to reorganize Pinnacle Financial so that it can be taxed as a Subchapter S corporation. In order to facilitate the reorganization, the board of directors adopted an Agreement and Plan of Reorganization that provides for the conversion of Pinnacle Financial common stock into either shares of Pinnacle S-Corp, Inc. common stock or cash. We anticipate that the effective date of the reorganization will be the close of business December 31, 2002. Upon the effective date of the reorganization, Pinnacle S-Corp will change its name to "Pinnacle Financial Corporation."

     If the reorganization plan is approved by Pinnacle Financial's shareholders at the special meeting, you will receive either one share of Pinnacle S-Corp common stock or $95.20 for each share of Pinnacle Financial common stock that you own. In connection with the reorganization, we may also permit a limited number of eligible shareholders to purchase additional shares of Pinnacle S-Corp common stock. This proxy statement/prospectus provides you with detailed information about the proposed reorganization and the limited offering of Pinnacle S-Corp common stock. We encourage you to read this entire document carefully.

     The board of directors has determined that the terms of the reorganization are procedurally and substantively fair to unaffiliated shareholders. Additionally, the board of directors of Pinnacle Financial, including the directors who are not employees of Pinnacle Financial, has unanimously approved the reorganization plan. The reorganization cannot be completed, however, unless approved by the holders of a majority of the outstanding shares of Pinnacle Financial. Since the members of the board of directors and executive officers of Pinnacle Financial and their immediate family members, directly or indirectly, beneficially own approximately 55% of the outstanding shares, and since they have committed to vote these shares in favor of the reorganization plan, approval of the reorganization is assured.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE REORGANIZATION OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THE REORGANIZATION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES OFFERED IN CONNECTION WITH THE REORGANIZATION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM REGISTRATION REQUIREMENTS OF THOSE LAWS. THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO REGISTRATION OR AN EXEMPTION UNDER THOSE LAWS.

     The executive officers of Pinnacle S-Corp will make offers and sales of shares of Pinnacle S-Corp common stock on behalf of Pinnacle S-Corp on a best-efforts basis. They will not receive commissions or other remuneration in connection with these activities, but they will be reimbursed for reasonable expenses incurred in the offering.

     THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS ___________, 2002. WE FIRST MAILED THIS PROXY STATEMENT/PROSPECTUS TO THE SHAREHOLDERS OF PINNACLE FINANCIAL ON OR ABOUT THAT DATE.

                                IMPORTANT NOTICES

     Pinnacle S-Corp common stock is not a deposit or bank account and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in Pinnacle S-Corp's common stock involves risks. We have described what we believe are the material risks of this investment under the heading "Information Relevant to an Investment in Pinnacle S-Corp Common Stock-Risk Factors" beginning on page 44.

     We have not authorized any person to give any information or to make any representations other than the information and statements included in this proxy statement/prospectus. You should not rely on any other information. The information contained in this proxy statement/prospectus is correct only as of the date of this proxy statement/prospectus, regardless of the date it is delivered or when shares of Pinnacle S-Corp common stock are distributed. By accepting receipt of this proxy statement/prospectus, you agree not to permit any reproduction or distribution of its contents in whole or in part.

     We will update this proxy statement/prospectus to reflect any factors or events arising after the date hereof, which individually or together represent a fundamental change in the information included in this document.

     You should not construe the contents of this proxy statement/prospectus or any communication from Pinnacle Financial, whether written or oral, as legal, tax, accounting or other expert advice. You should consult with your own counsel, accountant or other professional advisor as to all matters concerning the reorganization plan and any potential investment in shares of Pinnacle S-Corp common stock.

     Pinnacle Financial and Pinnacle S-Corp make forward-looking statements in this proxy statement/prospectus that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or the performance of Pinnacle Financial and/or Pinnacle S-Corp after the reorganization is accomplished. When we use words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various economic, regulatory, and technological future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements.

     The words "we," "our," and "us," as used in this proxy statement/prospectus, refer to Pinnacle Financial, its wholly owned subsidiary, Pinnacle Bank, and Pinnacle S-Corp, collectively, unless the context indicates otherwise.

                                      TABLE OF CONTENTS

                                                                                        Page
SUMMARY TERM SHEET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

QUESTIONS AND ANSWERS ABOUT THE MEETING. . . . . . . . . . . . . . . . . . . . . . . .     3

QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION . . . . . . . . . . . . . . . . . . . .     5

INFORMATION REGARDING SPECIAL MEETING OF SHAREHOLDERS. . . . . . . . . . . . . . . . .     6

   TIME AND PLACE OF MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
   RECORD DATE AND MAILING DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
   NUMBER OF SHARES OUTSTANDING. . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
   PURPOSE OF SPECIAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
   VOTING AT THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
   DISSENTERS' RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
   PROCEDURES FOR VOTING BY PROXY. . . . . . . . . . . . . . . . . . . . . . . . . . .     7
   REQUIREMENTS FOR SHAREHOLDER APPROVAL . . . . . . . . . . . . . . . . . . . . . . .     7
   SOLICITATION OF PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

SPECIAL FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

   PURPOSE OF THE REORGANIZATION PLAN. . . . . . . . . . . . . . . . . . . . . . . . .     8
   ALTERNATIVES CONSIDERED BY THE BOARD OF DIRECTORS . . . . . . . . . . . . . . . . .     8
   REASONS FOR THE REORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . .     9
   EFFECTS OF THE REORGANIZATION PLAN ON PINNACLE FINANCIAL AND PINNACLE S-CORP. . . .    12
   EFFECTS ON AFFILIATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
   FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION PLAN. . . . . . . . . . . . .    15
   PRO FORMA EFFECT OF THE REORGANIZATION PLAN . . . . . . . . . . . . . . . . . . . .    17
   RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE REORGANIZATION PLAN . . .    22
   PINNACLE FINANCIAL AFFILIATES' DETERMINATION OF FAIRNESS OF THE REORGANIZATION PLAN    25
   THE WILLIS INVESTMENT COUNSEL OPINION . . . . . . . . . . . . . . . . . . . . . . .    25
   INFORMATION REGARDING AFFILIATES. . . . . . . . . . . . . . . . . . . . . . . . . .    28
   RECENT AFFILIATE TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
   STOCK PURCHASES BY PINNACLE FINANCIAL . . . . . . . . . . . . . . . . . . . . . . .    29

DESCRIPTION OF THE PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

   THE REORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
   SOURCES OF FUNDS AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
   PRO FORMA EFFECT OF THE REORGANIZATION PLAN . . . . . . . . . . . . . . . . . . . .    34
   CASH CONVERSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
   COMMON STOCK CONVERSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
   LIMITED OFFERING OF ADDITIONAL SHARES OF PINNACLE S-CORP. . . . . . . . . . . . . .    35
   REGULATORY APPROVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36

DISSENTERS' RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37

EXAMPLES OF OPTIONS AVAILABLE TO SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . .    40

INFORMATION RELEVANT TO AN INVESTMENT IN PINNACLE S-CORP COMMON STOCK. . . . . . . . .    43

   RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
   USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
   RESTRICTIONS ON TRANSFER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
   PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45


                                        i

DESCRIPTION OF PINNACLE FINANCIAL AND PINNACLE S-CORP. . . . . . . . . . . . . . . . .    46

   PINNACLE FINANCIAL AND PINNACLE BANK. . . . . . . . . . . . . . . . . . . . . . . .    46
   PINNACLE S-CORP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
   DIRECTORS AND EXECUTIVE OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . .    46
   MARKET FOR COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
   DESCRIPTION OF COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
   MATERIAL PROVISIONS OF PINNACLE S-CORP'S ARTICLES OF INCORPORATION AND BYLAWS . . .    48
   DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
   RELATED PARTY TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
   LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
   ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-1

APPENDIX A     AGREEMENT AND PLAN OF REORGANIZATION. . . . . . . . . . . . . . . . . .   A-1

APPENDIX B     SHAREHOLDERS' AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . .   B-1

APPENDIX C     QUESTIONNAIRE AND ELECTION FORM . . . . . . . . . . . . . . . . . . . .   C-1

APPENDIX D     EXCERPTS FROM THE GEORGIA BUSINESS CORPORATION CODE
RELATING TO DISSENTERS' RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   D-1

                               SUMMARY TERM SHEET

     The following is a summary of the material terms of the reorganization plan to be voted on at the special meeting of shareholders. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this proxy statement/prospectus, including the financial information and appendices. We urge you to review the entire proxy statement/prospectus and accompanying materials carefully.

     - REORGANIZATION: The reorganization plan provides for the reorganization of Pinnacle Financial into a corporation taxable under Subchapter S of the Internal Revenue Code. The reorganization will be completed through the merger of Pinnacle Financial with and into Pinnacle S-Corp, a new Georgia corporation which we have organized solely to facilitate the reorganization. If the reorganization plan is approved by Pinnacle Financial's shareholders, each outstanding share of Pinnacle Financial common stock will be converted into the right to receive either one share of Pinnacle S-Corp common stock or $95.20. See "Description of the Plan-The Reorganization" on page 30.

     - CASH CONVERSION: Each outstanding share of Pinnacle Financial common stock held by shareholders who are not eligible to be S-corporation shareholders or who do not sign the Shareholders' Agreement or Questionnaire and Election Form will be exchanged for cash at a rate of $95.20 per share. Additionally, each outstanding share of Pinnacle Financial common stock held by a shareholder (other than a director of Pinnacle Financial) who is the record holder of less than 1,500 shares of Pinnacle Financial common stock will be exchanged for cash at a rate of $95.20 per share. However, a shareholder who is the holder of less than 1,500 shares of Pinnacle Financial common stock may elect to convert his or her shares to Pinnacle S-Corp common stock at the one-for-one conversion ratio described below if the shareholder:

               (a)  is eligible to be an S-corporation shareholder,

               (b)  signs and returns the Shareholders' Agreement,

               (c)  signs and returns the Questionnaire and Election Form, and
                                                                           ---

               (c) elects to aggregate shares held by the shareholder in different ownership capacities, if applicable, or elects to purchase additional shares of Pinnacle S-Corp common stock as permitted under the reorganization plan.

          See "Description of the Plan-Cash Conversion" on page 34.

     - COMMON STOCK CONVERSION: Each shareholder who is either the holder of at least 1,500 shares of Pinnacle Financial common stock (directly or through a permitted aggregation or buy-up election) or a director of Pinnacle Financial may exchange his or her shares of Pinnacle Financial common stock for shares of Pinnacle S-Corp common stock, on a one-for-one basis, provided that the shareholder:

               (a)  is eligible to be an S-corporation shareholder,

               (b)  signs and returns the Shareholders' Agreement, and

               (c)  signs and returns the Questionnaire and Election Form.

          See "Description of the Plan-Common Stock Conversion" on page 34.

     -    LIMITED OFFERING OF ADDITIONAL SHARES OF PINNACLE S-CORP COMMON STOCK:
          The reorganization plan generally permits up to a maximum of 15 existing shareholders of Pinnacle Financial who are residents of the State of Georgia and who are holders of less than 1,500 shares of Pinnacle Financial common stock, as of [record date], to purchase additional shares of Pinnacle S-Corp common stock. The purchase price per share of Pinnacle S-Corp common stock is $95.20. Only eligible shareholders who have signed and returned the Shareholders' Agreement and Questionnaire and Election Form will be allowed to purchase additional Pinnacle S-Corp shares. Pinnacle S-Corp's board of directors, in its sole discretion, may accept or reject any subscription, in whole or in part, for additional shares of Pinnacle S-Corp common stock. See "Description of the Plan-Limited Offering of Additional Shares of Pinnacle S-Corp" on page 35.

     - SHAREHOLDER ELIGIBILITY: In order to receive shares of Pinnacle S-Corp common stock after the reorganization takes effect, you must be eligible to be an S-corporation shareholder and must sign and return the Shareholders' Agreement and Questionnaire and Election Form. You must be a citizen or resident of the United States to be an eligible S-corporation shareholder. Generally, estates and some trusts can be shareholders of an S-corporation; however, corporations, partnerships, and IRAs may not be shareholders of an S-corporation. The
                       ---
          Shareholders' Agreement contains transfer restrictions on shares of Pinnacle S-Corp common stock which are designed to prevent an inadvertent termination of Pinnacle S-Corp's S-corporation election.

                     QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:   WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your votes for use at our special meeting of shareholders.

     This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We will begin sending this proxy statement, notice of special meeting and the enclosed proxy card on or about ___________, 2002 to all shareholders entitled to vote. Holders of our common stock are entitled to vote at the special meeting. The record date for those entitled to vote is [record date]. On ____________, 2002, there were 766,718 shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:   WHAT IS THE TIME AND PLACE OF THE SPECIAL MEETING?

A:   The special meeting will be held on [Day], [Date], at [Location] at [Time]

Q:   WHAT AM I BEING ASKED TO VOTE ON?

A: You are being asked to vote to approve the reorganization of Pinnacle Financial into an S-corporation.

Q:   WHO MAY BE PRESENT AT THE SPECIAL MEETING AND WHO MAY VOTE?

A: All holders of our common stock may attend the special meeting in person. However, only holders of our common stock of record as of [record date], may cast their votes in person or by proxy at the special meeting.

Q:   WHAT IS THE VOTE REQUIRED?

A: The approval of the reorganization plan requires the affirmative vote of the holders of the majority of the shares of Pinnacle Financial common stock issued and outstanding as of the record date. Since the members of the board of directors and executive officers of Pinnacle Financial and their immediate family members, directly or indirectly, beneficially own approximately 55% of the outstanding shares, and since they have committed to vote these shares in favor of the reorganization plan, approval of the reorganization is assured.

Q:   WHO IS SOLICITING MY PROXY?

A:   The Board of Directors of Pinnacle Financial.

Q:   WHAT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS REGARDING THE
     PROPOSAL?

A: Our board of directors has determined that the reorganization plan is advisable and in the best interests of Pinnacle Financial and its shareholders. Our board of directors has therefore unanimously approved the reorganization plan and recommends that you vote for approval of the reorganization plan at the --- special meeting.

Q:   WHAT DO I NEED TO DO NOW?

A: Please sign, date, and complete your proxy card and promptly return it in the enclosed, self-addressed, prepaid envelope so that your shares can be represented at the special meeting.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Just send by mail a written revocation or a new, later-dated, completed, and signed proxy card before the special meeting or attend the special meeting and vote in person. You may not change your vote by facsimile --- or telephone.

Q: WHAT IF I DON'T RETURN A PROXY CARD OR VOTE MY SHARES IN PERSON AT THE SPECIAL MEETING?

A: If you do not vote your shares, either in person or by proxy, or if you abstain from voting on the proposal, it has the same effect as if you voted against the proposal. In addition, if you do not instruct your broker on how to vote on the proposal, your broker will not be able to vote for you. This will have the same effect as a vote against the proposal.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares for you ONLY if you instruct your broker how to vote for you. Your broker should mail information to you that will explain how to give these instructions.

                 QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION


Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the reorganization is completed, we will send instructions on how to receive any cash payments or shares of Pinnacle S-Corp common stock that you may be entitled to receive.

Q:   WHAT WILL I RECEIVE IN THE REORGANIZATION?

A: If you are not eligible to be an S-corporation shareholder or do not sign and return the Shareholders' Agreement and the Questionnaire and Election Form at or before 5:00 p.m. on [submission date], you will receive $95.20 in cash for each share of Pinnacle Financial common stock that you own. Additionally, if you own fewer than 1,500 shares of Pinnacle Financial common stock as of [record date], you will receive $95.20 in cash for each share you own unless you are a director of Pinnacle Financial or you elect to aggregate shares of Pinnacle common stock or purchase additional shares of Pinnacle S-Corp common stock, as permitted by the reorganization plan. Any election to purchase additional shares of S-Corp common stock is subject to the approval of Pinnacle S-Corp's board of directors.

     Generally, if you own 1,500 or more shares of Pinnacle Financial common stock, are an eligible S-corporation shareholder and you agree to sign and return the Shareholders' Agreement and the Questionnaire and Election Form, you will receive one share of Pinnacle S-Corp common stock for each share of Pinnacle Financial common stock that you own as of [record date].

Q:   HOW WILL PINNACLE FINANCIAL BE OPERATED AFTER THE REORGANIZATION?

A: After the reorganization, Pinnacle Financial will be a privately held company. Pinnacle Financial expects its business and operations to continue as they are currently being conducted and, except as disclosed in this proxy statement/prospectus, Pinnacle Financial does not expect the reorganization to have any material effect upon the conduct of its business. Pinnacle Financial's board of directors believes the reorganization is consistent with Pinnacle Financial's vision of maintaining an independent banking strategy. To review the expected effects of the reorganization in greater detail, please read the discussion under "Special Factors" beginning on page 8.

Q:   WHEN DO YOU EXPECT THE REORGANIZATION TO BE COMPLETED?

A: We are working toward completing the reorganization as quickly as possible, and we expect the reorganization to be completed before the end of December 2002.

Q:   WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION TO ME?

A: The receipt of cash in the reorganization will be taxable for federal income tax purposes. Generally, the tax impact of receiving cash will correspond to the calendar or fiscal year in which you receive cash in exchange for your Pinnacle Financial common stock, which is expected to be after January 1, 2003. Shareholders who do not receive cash in the reorganization should not be subject to taxation as a result of the reorganization. To review the material tax consequences in greater detail, please read the discussion under "Special Factors-Federal Income Tax Consequences of the Reorganization Plan" beginning on page 15.

                              INFORMATION REGARDING
                         SPECIAL MEETING OF SHAREHOLDERS


TIME AND PLACE OF MEETING

     We are soliciting proxies through this proxy statement/prospectus for use at a special meeting of Pinnacle Financial shareholders. The special meeting will be held at [Time] on [Day], [Date], at [Location].

RECORD DATE AND MAILING DATE

     The close of business of [record date] is the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. We first mailed the proxy statement/prospectus and the accompanying form of proxy to shareholders on or about _________, 2002.

NUMBER OF SHARES OUTSTANDING

     As of the close of business on the record date, Pinnacle Financial had 5,000,000 shares of common stock, $10.00 par value, authorized, of which 766,718 shares were issued and outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

PURPOSE OF SPECIAL MEETING

     The purpose of the special meeting is for shareholders to consider and vote on the reorganization plan, which provides for the reorganization of Pinnacle Financial into an S-corporation through the merger of Pinnacle Financial with and into Pinnacle S-Corp.

VOTING AT THE SPECIAL MEETING

     The reorganization plan must be approved by the affirmative vote of a majority of the outstanding shares of Pinnacle Financial entitled to vote on the reorganization plan. At ___________, 2002, the directors and executive officers of Pinnacle Financial and their immediate family members owned, directly or indirectly, 420,741 shares or 54.9% of the outstanding shares of Pinnacle Financial entitled to vote on the reorganization plan. Each of the persons has indicated that he or she intends to vote his or her shares in favor of the reorganization plan.

DISSENTERS' RIGHTS

     Shareholders of Pinnacle Financial are entitled to dissent from the reorganization plan. If you dissent from the reorganization plan, you are entitled to the statutory rights and remedies of dissenting shareholders provided in Article 13 of the Georgia Business Corporation Code as long as you comply with the procedures of Article 13. Article 13 provides that a dissenting shareholder is entitled to receive cash in an amount equal to the fair value of his or her shares. We have included a copy of Article 13 of the Georgia Business Corporation Code in Appendix D to this proxy statement/prospectus and a
                             ----------
summary of Article 13 under "Dissenters' Rights" beginning on page 37.

     TO PERFECT DISSENTERS' RIGHTS, YOU MUST COMPLY WITH ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE, WHICH REQUIRES, AMONG OTHER THINGS, THAT YOU GIVE PINNACLE FINANCIAL NOTICE OF YOUR INTENT TO DISSENT FROM THE REORGANIZATION PLAN PRIOR TO THE VOTE OF THE SHAREHOLDERS AT THE SPECIAL MEETING AND THAT YOU
                                                                  ---
DO NOT VOTE YOUR SHARES IN FAVOR OF THE REORGANIZATION PLAN. ANY SHAREHOLDER WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH HIS OR HER SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE REORGANIZATION PLAN AND WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS. FAILURE TO VOTE

AGAINST THE REORGANIZATION PLAN WILL NOT RESULT IN A WAIVER OF YOUR RIGHT TO DISSENT. FURTHERMORE, VOTING AGAINST THE REORGANIZATION PLAN WILL NOT SATISFY THE REQUIREMENT THAT YOU PROVIDE PINNACLE FINANCIAL PRIOR NOTICE OF YOUR INTENT TO DISSENT FROM THE REORGANIZATION PLAN.

PROCEDURES FOR VOTING BY PROXY

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted for the approval of the reorganization plan and, in the best
              ---
judgment of the persons appointed as proxies, on all other matters properly brought before the special meeting.

     You can revoke your proxy at any time before it is voted by delivering to
L. Jackson McConnell, chairman and chief executive officer of Pinnacle Financial, at the main office of Pinnacle Financial, either a written revocation of the proxy or a duly signed proxy bearing a later date or by attending the special meeting and voting in person. You may not change or revoke your proxy
                                               ---
by facsimile or telephone.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

     A quorum will be present at the meeting if a majority of the outstanding shares of Pinnacle Financial common stock are represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Approval of the reorganization plan requires the affirmative vote of a majority of the outstanding shares of Pinnacle Financial entitled to vote on the reorganization plan. Any other matter that may properly come before the special meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter unless a higher vote requirement is imposed by applicable law. We will count abstentions and broker non-votes in determining the minimum number of votes required for approval. Therefore, abstentions and broker non-votes have the effect of negative votes, even though abstentions and broker non-votes will not be counted as votes in favor of or against the reorganization plan.

     ABSTENTIONS. A shareholder who is present in person or by proxy at the special meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the special meeting for the purpose of determining the presence of a quorum. An abstention will have the same effect as a vote against the reorganization plan.

     BROKER NON-VOTES. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposal but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. A broker non-vote is included in determining the presence of a quorum and will have the same effect as a vote against the reorganization plan.

SOLICITATION OF PROXIES

     Proxies are being solicited by Pinnacle Financial, and Pinnacle Financial will pay the cost of the proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

                                 SPECIAL FACTORS

PURPOSE OF THE REORGANIZATION PLAN

     The primary purpose of the reorganization plan is to promote more efficient capital utilization and enhance shareholder value by reducing the combined taxes paid by Pinnacle Financial and its shareholders under Subchapter S of the Internal Revenue Code. In addition, an anticipated consequence of the transactions contemplated by the reorganization plan is the elimination of our obligation to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act, which will result in a significant decrease in expenses and administrative burdens related to ongoing regulatory compliance matters.

     As an S-corporation, Pinnacle Financial will pass through its taxable income to remaining shareholders for taxation at their personal rates, thus allowing Pinnacle Financial to avoid paying corporate-level income tax. As a result, Pinnacle Financial will be able to generate a higher level of net income and, consequently, a higher return to its shareholders.

     Pinnacle Financial currently has approximately 375 shareholders, but approximately 67% of the outstanding shares are held by 7 shareholders. As a result, there is a limited market for Pinnacle Financial's shares and the board of directors believes there is little likelihood that a more active market will develop. However, since we have more than 300 shareholders, we are required to file periodic reports with the SEC in compliance with the Securities Exchange Act. The cost of complying with these requirements is substantial, and in light of the limited trading market for Pinnacle Financial's common stock, the board of directors believes Pinnacle Financial receives little benefit from being a reporting company subject to the Securities Exchange Act. We also incur printing, postage, data entry and other administrative expenses related to servicing shareholders who own relatively small numbers of shares.

     Because the number of shareholders of an S-corporation is limited to 75, the reorganization plan is designed to substantially reduce the number of Pinnacle Financial's shareholders. As of [record date], Pinnacle Financial had approximately 310 shareholders who owned less than 1,500 shares. The reorganization plan will allow us to pay these shareholders a fair price for their shares while eliminating the costs associated with servicing shareholders who own relatively small numbers of shares. In addition, since there is only a limited trading market for shares of Pinnacle Financial's common stock, shareholders are being provided with a liquidity opportunity for their Pinnacle Financial common stock at what we believe is a fair price per share.

ALTERNATIVES CONSIDERED BY THE BOARD OF DIRECTORS

     The board of directors routinely reviews and discusses with senior management Pinnacle Financial's capital levels, capital utilization and returns to shareholders. In making its determination to adopt the reorganization plan, the board considered other alternatives to achieve its financial goals, as well as reduce regulatory burdens placed on Pinnacle Financial because of its reporting company status under federal securities laws. These alternatives were rejected because the board believed the reorganization would be the most cost effective manner in which to achieve its goals of improving capital utilization and shareholder value while also continuing to serve the financial needs of the communities in which it operates. These alternatives included:

     SELLING PINNACLE FINANCIAL. The board of directors considered seeking another financial institution, with liquidity and a more active market in its common stock, to purchase Pinnacle Financial and its subsidiary, Pinnacle Bank. The market prices of bank stock have, however, generally declined over the past two years due to economic and market conditions. Additionally, Pinnacle Financial has made substantial investments in its technology and human resources infrastructure over the past several years. The board does not believe that the sale of Pinnacle Financial at this time would allow shareholders to realize the full value of the infrastructure that has been developed because Pinnacle Financial has not yet grown to the size that optimizes the effectiveness of the infrastructure. Furthermore, based on informal discussions from time to time with our legal counsel, accountants and financial advisors, we believe there are few purchasers offering a truly liquid currency seeking to purchase institutions of our size and in our market area. We also believe any purchaser would significantly reduce our ability to serve our community through employment and loans. The board believes that a sale at this time would not be in the best interests of our shareholders, employees or community. THE BOARD HAS NOT SOLICITED, NOR HAS IT RECEIVED ANY UNSOLICITED, THIRD PARTY BIDS, AND IT HAS NOT ENGAGED IN ANY SPECIFIC DISCUSSIONS WITH POTENTIAL PURCHASERS. For the foregoing reasons, the board rejected this alternative.

     REVERSE STOCK SPLIT. The board of directors considered declaring a reverse stock split with cash payments for resulting fractional shares. This alternative would also have the effect of eliminating Pinnacle Financial's reporting obligations under the Securities Exchange Act. However, a reverse stock split could result in an increase in total cash payments by Pinnacle Financial due to the cashing-out of all resulting fractional shares or would result in additional administrative burdens associated with maintaining fractional shares. Additionally, a reverse stock split does not provide a mechanism for remaining shareholders to sign the shareholders' agreement, which protects against the inadvertent termination of Pinnacle Financial's Subchapter S election. Accordingly the board determined that the reorganization plan would be the most effective method of electing to become an S-corporation and rejected the reverse stock split alternative.

     ISSUER TENDER OFFER. The board of directors considered an issuer tender offer to repurchase shares of its outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. The board was uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to enhance the utilization of existing capital, permit Pinnacle Financial to elect to become an S-corporation, and to terminate its disclosure and reporting requirements under the Securities Exchange Act. As a result, the board rejected this alternative.

REASONS FOR THE REORGANIZATION

     On numerous occasions during 2001, the board of directors discussed the alternatives indicated above in its effort to improve the return on equity of Pinnacle Financial. Additionally, the board desired to be relieved from the requirements of filing with the Security and Exchange Commission as it did not find, historically, that registration with the SEC provided the level of benefits to its shareholders which would justify continued registration. The board believes the relative illiquidity of the stock, the small number of stock trades, the expense of regulatory filings, the impact on the human resources of the company and the continually increasing documentation and compliance requirements overrides any positive impact received by being an SEC registrant.

     The discussions regarding improved shareholder returns continued in 2002. Additional options, including a conversion to a subchapter S structure, were considered in several board meetings and culminated in a July 9, 2002 meeting of the board of directors with outside counsel to discuss benefits and disadvantages of a conversion to Subchapter S status. At this meeting, issues and considerations surrounding a Subchapter S conversion, such as the impact on existing shareholders, future capital growth opportunities, shareholder requirements, dividend expectations, and community reaction, were discussed in great detail. Also at this meeting, the board approved the executive committee to serve as a steering committee for determining more about the conversion process and authorized the chairman and chief executive officer of Pinnacle Financial to select (through outside counsel) an independent financial advisor, knowledgeable in valuing financial services companies, in anticipation of moving forward with a S-corporation election. At the next regularly scheduled board meeting of August 13, 2002, the board of directors continued its discussion and deliberations. At that time, the board, including those directors who are not employees of Pinnacle Financial, unanimously adopted the form of the reorganization plan. On September 10, 2002 the executive committee reported to the board that Willis Investment Counsel, Inc. had been engaged by Powell, Goldstein, Frazer and Murphy to provide an opinion regarding the fair value of Pinnacle Financial's common stock. The financial advisors' opinion is described below under the subheading "-The Willis Investment Counsel Opinion" beginning on page 25.

     COST SAVINGS RELATED TO THE REDUCED NUMBER OF SHAREHOLDERS. As described above, the reorganization will allow us to eliminate the costs associated with servicing shareholders who own relatively small numbers of shares and to save the administrative, accounting and legal expenses incurred in complying with the disclosure and reporting requirements under the Securities Exchange Act. We estimate that we will save approximately $40,000 per year as a result of the reduction in the number of shareholders and the elimination of our periodic reporting requirements under the Securities Exchange Act. The termination of our status as a reporting company under the Securities Act will also:

     - decrease the information Pinnacle Financial is required to furnish to its shareholders;
     - eliminate the information Pinnacle Financial is required to furnish to the SEC; and
     - make various other provisions of the Securities Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Act, inapplicable to Pinnacle Financial.

     BENEFITS OF SUBCHAPTER S ELECTION. We believe that the ability of Pinnacle Financial to be taxed as an S-corporation under the Internal Revenue Code is beneficial to Pinnacle Financial and its shareholders for the following reasons:

     - Earnings arising after the effective date of the Subchapter S election can be distributed to Pinnacle S-Corp shareholders with only one level of federal income tax imposed on the earnings.

     - Undistributed earnings arising after the effective date of the Subchapter S election will increase a shareholder's basis in his or her Pinnacle S-Corp stock, which will reduce any gain (or increase any loss) recognized by a Pinnacle S-Corp shareholder upon a subsequent disposition of the stock.

     - There is increased ability to structure a tax-advantaged sale of assets in the event that a subsequent decision is made by our shareholders to sell Pinnacle Financial/Pinnacle S-Corp. No sale plans are contemplated or under discussion at this time.

     Generally, an S-corporation is exempt from federal income taxation. Instead, the S-corporation's shareholders are taxed (proportionately, based upon their shareholdings) on the taxable income of the S-corporation. These earnings may then be distributed by the S-corporation to its shareholders "tax-free" - that is, without the shareholder having to include the earnings in income again as a dividend, which would not be the case for a regular C-corporation.

     In the case of an S-corporation having earnings and profits, the S-corporation is entitled to distribute the earnings that have been taxed to its shareholders first. Thus, distributions that are not in excess of the S-corporation's income that has been taxed to its shareholders after the Subchapter S election has been made will not be subject to further taxation in the hands of the S-corporation's shareholders. Distributions in excess of the S-corporation's income that has been taxed to its shareholders after the Subchapter S election has been made will be taxable to the S-corporation's shareholders (the same as distributions prior to the election) to the extent of the S-corporation's historic earnings and profits. Each shareholder's basis in his or her S-corporation stock is increased by the amount of income taxed to the shareholder after the Subchapter S election has been made, to the extent that such income is retained by the S-corporation and not distributed to the S-corporation's shareholders. Thus, unlike a regular C-corporation, the S-corporation's income that is not distributed to its shareholders will reduce the amount of gain (or increase the amount of loss) recognized by a shareholder upon a subsequent disposition of the S-corporation's common stock.

     Since the shareholders of Pinnacle S-Corp will become subject to tax on Pinnacle S-Corp's taxable income once the Subchapter S election is effective, Pinnacle S-Corp intends to distribute its earnings (or at least enough of its earnings) to provide its shareholders with cash sufficient to pay their individual tax liabilities. However, because we must comply with the Georgia Business Corporation Code and are subject to the rules and regulations of various regulatory authorities with respect to the declaration of dividends, there can be no assurance that we will be allowed to make distributions in amounts sufficient to cover all of each shareholder's income tax liability that results from being taxed on their respective share of Pinnacle S-Corp's taxable income.

     As stated above, an S-corporation is subject to tax in limited circumstances. Accordingly, an S-corporation (unlike a regular C-corporation) may sell its assets in a taxable sale and distribute the proceeds from the sale to its shareholders with the shareholders being taxed only once on the gain generated by the sale. In the case of a regular C-corporation, a similar sale of assets would be subject to corporate taxation and then the proceeds remaining after paying the corporate-level tax would be subject to tax again when distributed to the corporation's shareholders. Thus, an S-corporation has a distinct advantage over a regular C-corporation in structuring a more tax-advantaged sale of the corporation's business to a prospective buyer.

     An S-corporation can be subject to a corporate-level tax upon a sale of some or all of its assets where it has been taxed as a regular C-corporation in the past. The corporate level tax generally applies to any "built-in" gains of the corporation. Built-in gains are those gains which economically accrue prior to the time that the corporation's Subchapter S election becomes effective. The built-in gains tax applies generally only to built-in gains that are recognized during the first 10 years after the corporation's Subchapter S election is effective. For example, if an S-corporation owns real estate that has appreciated by $1,000 in value at the effective time of its election and the S-corporation sells the real estate within 10 years of the date of its S election when the real estate has appreciated $2,000 in the value, the S-corporation will pay federal corporate income tax (currently at a 35% rate) on the recapture of its built-in gains.

     The primary assets of Pinnacle Financial that would be subject to built-in gains tax as of September 30, 2002 are the real property and investment portfolio of Pinnacle Bank. No formal analysis of the potential gains that exist has been performed. However, management estimates that the total "built-in" gain would approximate in the range of $4.5 to $5.0 million. At this time, Pinnacle has no plans to enter into transactions that would trigger the payment of taxes as a result of sales of appreciated assets.

     BENEFITS OF PINNACLE FINANCIAL TO THE COMMUNITY. In reaching the conclusion to recommend the reorganization plan, the board of directors gave long and serious attention to the fact that our shareholders have been loyal and supportive of Pinnacle Financial. The board also recognized that the reorganization plan will result in the shares of a large number of shareholders being converted to cash, in some cases against the wishes of the shareholders. While the board was mindful of these issues, the board ultimately concluded that given the vital role played by Pinnacle Financial in its communities - as an employer, as a source of credit for capital and business growth, and as a community resource - the continued viability of Pinnacle Financial as an independent financial institution was of significant benefit to its communities and to Pinnacle Financial's shareholders as a whole. Accordingly, if the reorganization plan is approved, the board believes it is unlikely that Pinnacle Financial will be sold in the near future.

     POTENTIAL DISADVANTAGES OF THE REORGANIZATION PLAN TO SHAREHOLDERS. Currently, only a limited public trading market exists for Pinnacle Financial's common stock. Furthermore, the market liquidity for shares of Pinnacle S-Corp's common stock will be even less than that of Pinnacle Financial's common stock because the price per share of Pinnacle S-Corp common stock will be significantly higher and the number of shares of Pinnacle S-Corp common stock available to be traded will decrease as a result of the reorganization. A decrease in the market liquidity for the shares of Pinnacle S-Corp common stock may cause a decrease in the value of the shares. Additionally, each shareholder will be bound by the terms of a Shareholders' Agreement, which, among other obligations, will place restrictions on the sale of Pinnacle S-Corp's common stock.

     Although Pinnacle S-Corp intends to distribute at least enough of its earnings to provide shareholders with sufficient cash to pay their individual tax liabilities resulting from being taxed on their respective shares of Pinnacle S-Corp income, we can give no assurance that these distributions will be made. Shareholders of Pinnacle S-Corp will be subject to tax on Pinnacle S-Corp's taxable income regardless of whether or not Pinnacle S-Corp distributes any of its earnings to its shareholders. As a result, Pinnacle S-Corp shareholders may be required to pay taxes on their respective share of Pinnacle S-Corp's taxable income at a time when they have no cash flow from their shares with which to pay the taxes.

     Finally, in order to be a shareholder of Pinnacle S-Corp, you must be eligible to be an S-corporation shareholder. As a result, some Pinnacle Financial shareholders who are not eligible S-corporation shareholders but who desire to remain shareholders may have no choice but to receive cash in the reorganization.

EFFECTS OF THE REORGANIZATION PLAN ON PINNACLE FINANCIAL AND PINNACLE S-CORP

     The reorganization plan will have various effects on Pinnacle Financial, as described below.

     REDUCTION IN THE NUMBER OF SHAREHOLDERS AND THE NUMBER OF OUTSTANDING SHARES. We expect that the reorganization will reduce the number of record shareholders of Pinnacle Financial from approximately 375 to approximately 65 shareholders of Pinnacle S-Corp common stock. We estimate that 64,635 shares of Pinnacle Financial common stock held by approximately 310 shareholders will receive cash for their shares and about 1,540 additional shares of Pinnacle S-Corp will be purchased by shareholders in the reorganization. Accordingly, the number of outstanding shares of common stock is expected to decrease from 766,718 shares of Pinnacle Financial common stock to 703,623 shares of Pinnacle S-Corp common stock. Furthermore, the liquidity of shares of Pinnacle S-Corp common stock will be substantially less than that of shares of Pinnacle Financial common stock.

     TRANSFER OF BOOK VALUE. Because (1) the price to be paid to holders of fewer than 1,500 shares of common stock will be $95.20 per share, (2) the net number of shares of common stock expected to be cashed out as a result of the reorganization is estimated to be 63,095, (3) the total cost to Pinnacle Financial (including expenses) of effecting the reorganization is to be approximately $150,000, and (4) at September 30, 2002, aggregate shareholders' equity in Pinnacle Financial was approximately $48,728,000 or $63.55 per share, Pinnacle Financial estimates that, as a result of the reorganization:

     - Aggregate shareholders' equity of Pinnacle Financial as of September 30, 2002 will be reduced from $48,728,000 on a historical basis to $43,293,000 on a pro forma basis;

     - The book value per share of common stock as of September 30, 2002, will be reduced from $63.55 per share on a historical basis to $61.53 per share on a pro forma basis;

     - Net income per share of common stock (including non-recurring income and expenses) for the year ended December 31, 2001, will decrease from $5.59 on a historical basis to $4.69 on a pro forma basis; and

     - Net income per share of common stock (including non-recurring income and expenses) for the nine months ended September 30, 2002, will decrease from decrease from $4.16 on a historical basis to $3.19 on a pro forma basis.

     DECREASE IN CAPITAL. As a result of the reorganization, Pinnacle Financial's equity capital will be reduced as of September 30, 2002 from $48,728,000 on a historical basis to $43,293,000 on a pro forma basis. Pinnacle Financial anticipates, however, that it will remain "well capitalized" for bank regulatory purposes. As a result of the reorganization, Pinnacle Financial's Tier 1 capital as of September 30, 2002, will decrease from $44,600,000 on a historical basis to $37,850,000 on a pro forma basis.

     ELIMINATION OF SPECIFIC REGULATORY REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT. Pinnacle Financial is currently a reporting company under the Securities Exchange Act. After the reorganization, Pinnacle S-Corp will not be subject to periodic reporting requirements under the Securities Exchange Act nor will Pinnacle S-Corp be subject to other regulations applicable to reporting companies under the Securities Exchange Act. Elimination of specific regulatory requirements under the Securities Exchange Act will also:

     - decrease the information Pinnacle Financial is required to furnish to its shareholders;

     - eliminate the information Pinnacle Financial is required to furnish to the SEC; and

     - make various provisions of the Securities Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Securities Exchange Act, inapplicable to Pinnacle Financial.

Accordingly, Pinnacle Financial expects to eliminate expenses and administrative burdens associated with the Securities Exchange Act and servicing shareholders who own relatively small numbers of shares, which Pinnacle Financial estimates to be approximately $40,000 on an annual basis.

     EFFECT ON MARKET FOR SHARES. Pinnacle Financial's common stock is thinly traded and is not currently quoted on any recognized securities exchange. After the reorganization Pinnacle S-Corp's outstanding shares of common stock will be significantly less than the number of shares currently outstanding for Pinnacle Financial. Accordingly, the marketability of Pinnacle S-Corp's common stock will be more limited than the current marketability of Pinnacle Financial's common stock.

     DIVIDENDS. After the reorganization, Pinnacle S-Corp intends to distribute at least enough of its earnings to provide shareholders with sufficient cash to pay their individual tax liabilities resulting from being taxed on their respective shares of Pinnacle S-Corp's taxable income. However, because Pinnacle S-Corp's payment of dividends is subject to regulatory limitations, it may be unable to pay dividends sufficient to cover the resulting tax liabilities of all shareholders, if at all.

     FINANCIAL EFFECTS OF THE REORGANIZATION; FINANCING OF THE REORGANIZATION. We estimate that approximately $6,153,000 will be required to pay for the shares of Pinnacle Financial common stock exchanged for cash in the reorganization and that approximately $147,000 will be received in connection with the offering of additional shares, resulting in a net funds requirement of $6,006,000 for the reorganization. Additionally, we estimate that professional fees and other expenses related to the transaction will total approximately $150,000. We do not expect that the net payment to shareholders receiving cash in the reorganization and the payment of reorganizational expenses will have any material adverse effect on Pinnacle Financial's capital adequacy, liquidity, results of operations or cash flow. You should read the discussion under "Description of the Plan-Sources of Funds and Expenses" beginning on page 33 for a description of the fees and expenses Pinnacle Financial expects to incur in connection with the reorganization.

EFFECTS ON AFFILIATES

     As a result of the reorganization, Pinnacle Financial will cease to exist. The reorganization will also have various effects on the officers and directors of Pinnacle Financial, each of whom may, as a result of his or her position with Pinnacle Financial, be deemed to be an affiliate of Pinnacle Financial. As used in this proxy statement/prospectus, the term "affiliated shareholder" means any shareholder who is a director or executive officer of Pinnacle Financial or the beneficial owner of 10% or more of Pinnacle Financial's outstanding shares, and the term "unaffiliated shareholder" means any shareholder other than an affiliated shareholder.

     INCREASED SHARE OWNERSHIP OF OFFICERS AND DIRECTORS. As a result of the reorganization, Pinnacle Financial expects that the:

     - Percentage of ownership of common stock held by executive officers and directors of Pinnacle Financial as a group, and including their immediate family members, will increase from approximately 55% of Pinnacle Financial's outstanding common stock to 60% of Pinnacle S-Corp's outstanding common stock;

     - Book value as of September 30, 2002, of the shares of common stock held by Pinnacle Financial's executive officers and directors as a group, and including their immediate family members, will decrease from $26,738,000 on a historical basis to approximately $25,888,000 on a pro forma basis; and

     - Pro rata interest of Pinnacle Financial's executive officers and directors as a group, and including their immediate family members, in the net income of Pinnacle Financial for the year ended December 31, 2001 will decrease from approximately $2,361,000 on a historical basis (based on the number of shares beneficially owned by such persons as of the record date) to approximately $1,980,000 on a pro forma basis (based on the number of shares Pinnacle Financial anticipates these individuals to beneficially own immediately after the reorganization).

For a description of the assumptions Pinnacle Financial used in determining the numbers of shares and related percentages that Pinnacle Financial expects to be held by current officers and directors immediately after the reorganization, please see the information provided under the subheading "-Information Regarding Affiliates" beginning on page 28.

     NO FURTHER REPORTING OBLIGATIONS UNDER THE SECURITIES EXCHANGE ACT. After the reorganization, neither Pinnacle Financial nor Pinnacle S-Corp will be a reporting company under the Securities Exchange Act. As a result, the executive officers, directors and other affiliates of Pinnacle Financial will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including without limitation the reporting and short-swing profit provisions of Section 16.

     RULE 144 NOT AVAILABLE. After the reorganization, since Pinnacle S-Corp will not be subject to the periodic reporting requirements under the Securities Exchange Act, executive officers and directors of Pinnacle S-Corp may be deprived of the ability to dispose of their shares of Pinnacle S-Corp common stock pursuant to Rule 144 under the Securities Act of 1933.

FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION PLAN

     We have received a legal opinion from Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, that the merger of Pinnacle Financial with and into Pinnacle S-Corp will be considered a "tax-free" reorganization for federal income tax purposes within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Presented below is a discussion of the material federal income tax consequences of the reorganization to Pinnacle Financial, Pinnacle S-Corp, and Pinnacle Financial's shareholders.

     The discussion does not address all U.S. federal income tax consequences that may be relevant to certain Pinnacle Financial shareholders in light of their particular circumstances. The discussion assumes that the Pinnacle Financial shareholders hold their shares of Pinnacle Financial common stock as capital assets (generally for investment). In addition, the discussion does not address any foreign, state or local income tax consequences of the reorganization, or the tax consequences of any transaction effected prior to, concurrently with, or subsequent to the merger of Pinnacle Financial with Pinnacle S-Corp that are not consummated under the terms of the reorganization plan, including without limitation transactions in which Pinnacle Financial or Pinnacle S-Corp common stock is acquired or disposed of pursuant to the exercise of options or otherwise.

PINNACLE FINANCIAL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REORGANIZATION, INCLUDING APPLICABLE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES TO THEM OF THE REORGANIZATION IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

     Provided the reorganization qualifies as a reorganization under Code
Section 368, the following are the material federal income tax consequences of the reorganization:

     - No gain or loss will be recognized by a Pinnacle Financial shareholder who exchanges his or her Pinnacle Financial common stock solely for Pinnacle S-Corp common stock, including a Pinnacle Financial shareholder owning 1,500 or fewer Pinnacle Financial shares of common stock either who (1) elects to exchange those shares and to purchase additional shares of Pinnacle S-Corp common stock, such that, after the reorganization, the former Pinnacle Financial shareholder owns at least 1,500 shares of Pinnacle S-Corp common stock, or (2) is permitted to aggregate those shares under the plan of reorganization.

     - The aggregate basis and the holding period of Pinnacle S-Corp common stock received by a Pinnacle Financial shareholder in the reorganization will be the same as the aggregate basis and the holding period of Pinnacle Financial common stock surrendered in the exchange. However, a former Pinnacle Financial shareholder who purchases additional shares of Pinnacle S-Corp in the reorganization will have a different basis and holding period for the shares of Pinnacle S-Corp common stock purchased as part of the reorganization than the basis and holding period for the shares of Pinnacle S-Corp common stock received in exchange for Pinnacle Financial common stock. In this case, the former Pinnacle Financial shareholder's basis and holding period in the number of shares Pinnacle S-Corp common stock received in exchange for shares of Pinnacle Financial common stock will be the same basis and holding period as the shareholder's Pinnacle Financial common stock surrendered in the exchange. The former Pinnacle Financial shareholder's basis in the shares of Pinnacle S-Corp common stock purchased in the reorganization will equal the purchase price paid for the shares and the holding period of the shares will begin on the day after the date that the reorganization is effective.

     - A Pinnacle Financial shareholder who receives solely cash for his or her shares of Pinnacle Financial common stock because (1) the shareholder is not eligible to be a shareholder of an S-corporation,
          (2) the shareholder does not execute the Shareholders' Agreement, (3) the shareholder elects to accept cash in the reorganization, (4) the shareholder exercises dissenters' rights, or otherwise, generally will recognize gain or loss equal to the difference between the cash received and the basis in the shareholder's shares of Pinnacle Financial common stock that are cancelled as a result of the reorganization. Any gain recognized by the shareholder will be long-term capital gain provided that the Pinnacle Financial common stock was held as a capital asset and the shareholder has held the Pinnacle Financial shares for more than one year on the date of the reorganization, unless the Pinnacle Financial shareholder actually or constructively owns other shares of Pinnacle S-Corp common stock after the reorganization is effective. If a former Pinnacle Financial shareholder owns (either actually or constructively) other shares of Pinnacle S-Corp common stock after the reorganization, the cash received for the shareholder's Pinnacle Financial common stock will be considered as received in exchange for the sale of such stock and eligible for long-term capital gain treatment only if the requirements for sale or exchange treatment in Code Section 302(b)(1), (2) or (3) are met. Accordingly, a former Pinnacle Financial shareholder who believes that he or she may constructively own shares of Pinnacle S-Corp common stock after the reorganization is effective is urged to consult his or her tax advisor as to the tax consequences to him or her of the reorganization.

     - No gain or loss will be recognized by either Pinnacle Financial or Pinnacle S-Corp as a result of the reorganization.

     No ruling has been or will be obtained from the Internal Revenue Service in connection with the reorganization. Pinnacle Financial shareholders should be aware that the tax opinion does not bind the Internal Revenue Service and that the Internal Revenue Service is therefore not precluded from successfully asserting a contrary opinion. The validity of the tax opinion is also subject to assumptions and qualifications and will be based on the truth and accuracy of representations made by Pinnacle Financial and Pinnacle S-Corp, including without limitation representations in certificates to be delivered to counsel by the respective managements of Pinnacle Financial and Pinnacle S-Corp.

     A successful Internal Revenue Service challenge to the tax-free status of the reorganization would result in Pinnacle Financial shareholders recognizing taxable capital gain or loss with respect to each share of Pinnacle Financial common stock surrendered in the reorganization in an amount equal to the difference between the Pinnacle Financial shareholder's basis in such stock and the fair market value, as of the effective time of the reorganization, of the Pinnacle S-Corp common stock and any other consideration received in exchange therefor. In such event, a Pinnacle Financial shareholder's aggregate basis in the Pinnacle S-Corp common stock so received would equal its fair market value as of the effective time of the reorganization and the holding period for such stock would begin the day after the closing of the reorganization. In addition, Pinnacle Financial would recognize gain or loss equal to the difference between the fair market value and the basis of its assets as a result of the reorganization.

     Non-corporate shareholders of Pinnacle Financial may be subject to backup withholding at a rate of 30% on cash payments received in the reorganization. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal, (2) who provides a certificate of foreign status on an appropriate Form W-8, or (3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

     THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL UNITED STATES INCOME TAX CONSEQUENCES OF THE REORGANIZATION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE REORGANIZATION. THUS, PINNACLE FINANCIAL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REORGANIZATION, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

PRO FORMA EFFECT OF THE REORGANIZATION PLAN

     The following financial statements illustrate the pro forma effect of the transactions contemplated by the reorganization plan on Pinnacle Financial's financial statements as of September 30, 2002 and December 31, 2001. Management has prepared this information based on its estimate that Pinnacle S-Corp will receive approximately $147,000 from shareholders purchasing additional shares of Pinnacle S-Corp common stock in connection with the reorganization and that Pinnacle S-Corp will pay $6,153,000 to shareholders in exchange for their shares of Pinnacle Financial common stock in the reorganization. This proxy statement/prospectus includes more shares of Pinnacle S-Corp common stock than are reflected in the pro forma financial statements and in the capitalization table included elsewhere in this proxy statement/prospectus to ensure that sufficient shares are available if an unexpectedly large number of shareholders wish to participate in the offering.

                              PINNACLE FINANCIAL CORPORATION
                           PRO FORMA CONSOLIDATED BALANCE SHEET
                                    SEPTEMBER 30, 2002


                                         HISTORICAL     ADJUSTMENTS        PRO FORMA
ASSETS
Cash and due from Banks                 $ 14,572,356                     $  14,572,356
Federal funds sold                                 -
Securities available for sale             94,104,121   $ (3,006,644) (A)    91,097,477
Loans, net of allowance for losses       209,847,171                       209,847,171
Premises and equipment                     7,738,750                         7,738,750
Accrued interest receivable                2,301,696                         2,301,696
Other assets                              11,871,820                        11,871,820
                                        -------------  -------------     --------------

   TOTAL ASSETS                         $340,435,914   $ (3,006,644)     $ 337,429,270
                                        =============  =============     ==============

LIABILITIES
Noninterest-bearing deposits            $ 54,330,050                     $  54,330,050
Interest-bearing deposits                207,834,625                       207,834,625
                                        -------------                 -----------------
  Total deposits                         262,164,675                       262,164,675

Borrowings                                25,491,304   $  3,000,000 (A)     28,491,304
Accrued interest and other liabilities     4,052,046        106,500 (B)      3,480,453
                                                            634,956 (B)
                                                         (1,313,049)(C)
                                        -------------  -------------     --------------
   Total liabilities                     291,708,025      2,428,407        294,136,432

SHAREHOLDERS' EQUITY
Common stock, 766,718 and 703,623          7,667,180       (630,950)(A)        703,623
   shares outstanding                                    (6,332,607)(D)
Capital surplus                            7,178,722     (5,375,694)(A)      8,135,635
                                                          6,332,607 (D)
Retained earnings                         31,333,128       (741,456)(B)     30,591,672
Accumulated other comprehensive income     2,548,859      1,313,049 (C)      3,861,908
                                        -------------  -------------     --------------

   Total shareholders' equity             48,727,889     (5,435,051)        43,292,838
                                        -------------  -------------     --------------

   TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY                $340,435,914   $ (3,006,644)     $ 337,429,270
                                        =============  =============     ==============

(A)  Use of cash flow/sale of securities and borrowings to repurchase shares.
(B) Impact of elimination of deferred tax asset and recognition of estimated costs of transaction.
(C) Recognition of entire mark to market for held for sale investment portfolio.
(D)  Adjustment to reflect change from $10 par stock to no par stock.

                          PINNACLE FINANCIAL CORPORATION AND SUBSIDIARY
                            PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                 PERIOD ENDED SEPTEMBER 30, 2002


                                                HISTORICAL    ADJUSTMENTS    PRO FORMA
Interest Income:
  Loans, Including fees                        $ 10,977,122                 $10,977,122
  Securities Available for sale                   3,979,567                   3,979,567
  Federal Funds sold and other                       13,443                      13,443
                                               ------------                 -----------

     Total interest income                       14,970,132                  14,970,132
                                               ------------                 -----------

Interest Expense
  Deposits                                        4,185,744                   4,185,744
  Borrowings                                        533,371                     533,371
                                               ------------                 -----------

     Total interest expense                       4,719,115                   4,719,115
                                               ------------                 -----------

Net interest income                              10,251,017                  10,251,017
     Provision for loan losses                      300,000                     300,000
                                               ------------                 -----------

         Net interest income, after
         provision for loan losses                9,951,017                   9,951,017
                                               ------------                 -----------

Other income
  Service charges on deposit accounts             1,547,167                   1,547,167
  Other service charges and fees                    722,773                     722,773
  Net realized gains on sales of securities          36,855                      36,855
  Other income                                      467,255                     467,255
                                               ------------                 -----------

     Total other income                           2,774,050                   2,774,050
                                               ------------                 -----------

Other expenses
  Salaries and employee benefits                  3,986,125                   3,986,125
  Occupancy expense                               1,032,178                   1,032,178
  Net realized losses on sales of securities              -           -
  Other expenses                                  3,351,599  $  150,000 (A)
                                                                634,956 (B)   4,136,555
                                                             -----------
     Total other expenses                         8,369,902     784,956       9,154,858
                                               ------------  -----------    -----------

Income before income taxes                        4,355,165                   3,570,209
Income tax expense                                1,165,500     (43,500)(A)   1,122,000
                                               ------------  -----------    -----------

Net income (loss)                              $  3,189,665    (741,456)    $ 2,448,209
                                               ============  ===========    ===========

Net income loss per share of common stock      $       4.16        (.97)    $      3.19
                                               ============  ===========    ===========

Average shares outstanding                          767,275             (C)     767,275
                                               ============                 ===========

(A) Reflects payment and tax impact of reorganization expenses not reflected in Pinnacle's historical statements.
(B) Reflects write off of deferred tax asset that existed at September 30, 2002.
(C) The impact of the share purchase on the last day of the period is deemed to be immaterial to average shares.

                 PINNACLE FINANCIAL CORPORATION AND SUBSIDIARY
                    PRO FORMA CONSOLIDATED BALANCE SHEET
                                   DECEMBER 31, 2001


                                          HISTORICAL       ADJUSTMENTS     PRO FORMA
ASSETS
Cash and due from Banks                 $     9,620,074                   $    9,620,074
Federal funds sold                                    -
Securities available for sale               102,567,536  $(3,006,644)(C)      99,560,892
Loans, net of allowance for losses          177,245,992                      177,245,992
Premises and equipment                        7,766,269                        7,766,269
Accrued interest receivable                   2,227,295                        2,227,295
Other assets                                 11,777,441                       11,777,441
                                        ---------------  ------------    ---------------

   TOTAL ASSETS                         $   311,204,607  $(3,006,644)       $308,197,963
                                        ===============  ============    ===============

LIABILITIES
Noninterest-bearing deposits            $    45,488,608                     $ 45,488,608
Interest-bearing deposits                   194,272,089                      194,272,089
                                        ---------------                  ---------------
  Total deposits                            239,760,697                      239,760,697

Borrowings                                   20,397,893  $ 3,000,000 (C)      23,397,893
Accrued interest and other liabilities        4,874,089     (691,611)(A)       4,873,934
                                                             584,956 (B)
                                                             106,500 (B)
                                        ---------------  ------------    ---------------
   Total liabilities                        265,032,679    2,999,845         268,032,524

SHAREHOLDERS' EQUITY
Common stock, 768,000
   shares outstanding                         7,680,000     (630,950)(C)         716,443
                                                          (6,332,607)(D)

Capital surplus                               7,280,000   (5,375,694)(C)       8,236,913
                                                           6,332,607 (D)
Retained earnings                            29,869,390     (691,456)(B)      29,177,934
Accumulated other comprehensive
   income                                     1,342,538      691,611 (A)       2,034,149
                                        ---------------  ------------    ---------------

   Total shareholders' equity                46,171,928   (6,006,489)         40,165,439
                                        ---------------  ------------    ---------------

   TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY                $   311,204,607  $(3,006,644)       $308,197,963
                                        ===============  ============    ===============


(A) Eliminate deferred tax impact of securities available for sale.
(B) Impact of elimination of deferred tax asset and recognition of estimated costs of transaction.
(C) Use of cash flow/sale of securities and borrowings to repurchase shares.
(D) Adjustment to reflect change from $10.00 par value to no par value.

                          PINNACLE FINANCIAL CORPORATION AND SUBSIDIARY
                           PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                  YEAR ENDED DECEMBER 31, 2001

                                                HISTORICAL   ADJUSTMENTS    PRO FORMA
Interest Income:
  Loans, Including fees                        $ 15,549,647                $15,549,647
  Securities Available for sale                   5,623,270                  5,623,270
  Federal Funds sold and other                      166,655                    166,655
                                               ------------                -----------

     Total interest income                       21,339,572                 21,339,572
                                               ------------                -----------

Interest Expense
  Deposits                                        8,146,228                  8,146,228
  Borrowings                                        662,954                    662,954
                                               ------------                -----------

     Total interest expense                       8,809,182                  8,809,182
                                               ------------                -----------

Net interest income                              12,530,390                 12,530,390
     Provision for loan losses                      750,000                    750,000
                                               ------------                -----------

         Net interest income, after
         provision for loan losses               11,780,390                 11,780,390
                                               ------------                -----------

Other income
  Service charges on deposit accounts             1,832,676                  1,832,676
  Other service charges and fees                    845,969                    845,969
  Net realized gains on sales of securities          67,582                     67,582
  Other income                                      343,671                    343,671
                                               ------------                -----------

     Total other income                           3,089,898                  3,089,898
                                               ------------                -----------

Other expenses
  Salaries and employee benefits                  4,817,146                  4,817,146
  Occupancy expense                               1,301,191                  1,301,191
  Net realized losses on sales of securities              -         -
  Other expenses                                  2,689,811   150,000 (A)
                                                              584,956 (B)    3,424,767
                                               ------------  ---------     -----------
     Total other expenses                         8,808,148   734,956        9,543,104
                                               ------------  ---------     -----------

Income before income taxes                        6,062,140                  5,327,184
Income tax expense                                1,770,000   (43,500)(A)    1,726,500
                                               ------------  ---------     -----------

Net income (loss)                              $  4,292,140  (691,456)     $ 3,600,684
                                               ============  =========     ===========

Net income loss per share of common stock      $       5.59      (.90)     $      4.69
                                               ============  =========     ===========

Average shares outstanding                          768,000           (C)      768,000
                                               ============                ===========

(A) Reflects payment and tax impact of reorganization expenses not reflected in Pinnacle's historical statements.
(B)  Reflects write off of deferred tax asset that existed at December 31, 2001.
(C) The impact of the share purchase on the last day of the period is deemed to be immaterial to average shares.

RECOMMENDATION OF THE BOARD OF DIRECTORS; FAIRNESS OF THE REORGANIZATION PLAN

     The board believes that the reorganization plan, taken as a whole, is substantively and procedurally fair to, and in the best interests of, Pinnacle Financial and its shareholders, including unaffiliated shareholders and shareholders who will receive cash in the reorganization and shareholders who will receive shares of Pinnacle S-Corp common stock in the reorganization. The board of directors of Pinnacle Financial, including those directors who are not employees of Pinnacle Financial, have unanimously approved the reorganization plan, and the board unanimously recommends that the shareholders vote for approval and adoption of the reorganization plan.

     All of Pinnacle Financial's directors and executive officers have indicated that they intend (1) to vote their shares of common stock (and any shares with respect to which they have or share voting power over) in favor of adoption of the reorganization plan and (2) to elect to convert their shares of common stock to Pinnacle S-Corp common stock. Since the members of the board of directors and executive officers of Pinnacle Financial and their immediate family members, directly or indirectly, beneficially own approximately 55% of the shares outstanding, and since they have committed to vote these shares in favor of the reorganization plan, approval of the reorganization plan is assured. Although the board as a whole recommends that the shareholders vote in favor of the reorganization plan for the reasons set forth in this proxy statement/prospectus, no director or executive officer is making any recommendation to the shareholders in his or her individual capacity.

     The board considered a number of factors in determining to approve the reorganization plan, including the relative advantages and disadvantages described under "Special Factors-Reasons for the Reorganization Plan." The board also reviewed the pro forma financial and tax effects on Pinnacle Financial and its shareholders related to the S-corporation election. The tax benefits and the earnings potential that result from the S-corporation election were significant factors in the board's determining that the S-corporation election should be a part of the reorganization plan.

     Additionally, the board considered the effect that terminating the registration of the common stock would have on the market for the common stock and the ability of shareholders to buy and sell shares. In this regard, the board determined that, even as an SEC reporting company, there is no active trading market for the shares of Pinnacle Financial's common stock, especially for sales of large blocks of shares, and that Pinnacle Financial's shareholders derive little benefit from Pinnacle Financial's status as an SEC reporting company. The board determined that the benefits of the S-corporation election and the cost savings and reduced management time to be achieved by terminating registration of the common stock under the Securities Exchange Act outweighed any potential detriment from eliminating registration with the SEC as a reporting company.

     The board further considered alternative transactions to accomplish the proposed going-private transaction but ultimately approved the reorganization proposal. Please read the discussion under "-Alternatives Considered by the Board of Directors" beginning on page 8 for a description of the alternatives considered by the board.

     SUBSTANTIVE FAIRNESS. The board considered numerous factors, discussed below, in reaching its conclusion as to the fairness of the reorganization plan, both to affiliated and unaffiliated shareholders. The board did not assign any specific weights to the factors listed below, and individual directors may have given differing weights to different factors.

     - HISTORICAL MARKET PRICES OF PINNACLE FINANCIAL'S COMMON STOCK: The common stock of Pinnacle Financial is thinly traded with the daily average volume (as reported to Pinnacle Financial) only being approximately 35 shares per day for the period between October 1, 2000 and September 30, 2002. The board also reviewed high and low bid prices for the common stock from October 1, 2000 to September 30, 2002, which ranged from $85 to $100 per share.

                  PERIOD       HIGH      LOW
               ------------  --------  -------

               4th Qtr 2000      N/A*     N/A*
               1st Qtr 2001  $  93.00  $ 88.00
               2nd Qtr 2001  $  93.00  $ 85.00
               3rd Qtr 2001  $ 100.00  $100.00
               4th Qtr 2001      N/A*     N/A*
               1st Qtr 2002  $  90.00  $ 89.25
               2nd Qtr 2002  $ 100.00  $ 90.00
               3rd Qtr 2002  $ 100.00  $ 89.00

       * No transactions were reported to Pinnacle Financial during this period.

The last sale of Pinnacle Financial's common stock prior to the date of this proxy statement/prospectus was on ________, 2002 with a price per share of $________.

     - BOOK VALUE: As of September 30, 2002, the book value per share of outstanding Pinnacle Financial common stock was approximately $63.55. Although book value was a factor considered by the board in determining the consideration to be paid to cashed-out shareholders in the reorganization, the board determined that it was not directly relevant. However, the board noted that the per-share cash price of $95.20 payable in the reorganization reflected a multiple of 1.5 times Pinnacle Financial's September 30, 2002 book value per share, which exceeds the average book-to-book multiple range determined to be applicable to Pinnacle Financial in the valuation opinion of Willis Investment Counsel.

     - GOING CONCERN VALUE: In determining the cash amount to be paid to cashed-out shareholders in the reorganization, the board valued Pinnacle Financial's shares on the basis of a going concern, without giving effect to any anticipated effects of the reorganization. Also, the board did not consider the amount per share that might be realized in a sale of 100% of the stock of Pinnacle Financial, as the board determined that consideration of such an amount was inappropriate in the context of a transaction that would not result in a change of control of Pinnacle Financial. In determining the going-concern value of Pinnacle Financial's shares, the board adopted the analyses and conclusions of its financial advisor which are described under "-The Willis Investment Counsel Opinion."

     - HISTORICAL PRICES PAID BY PINNACLE FINANCIAL: Since October 1, 2000, Pinnacle Financial purchased 1,452 shares through two cash purchases from unaffiliated shareholders at $89 per share. The board considered historical prices paid by Pinnacle Financial for these shares.

     - EARNINGS: The board reviewed the earnings of Pinnacle Financial for the previous three fiscal years. For the three years ended December 31, 2001, 2000 and 1999, Pinnacle Financial reported basic earnings per share of $5.59, $5.47 and $6.61. The board noted that the cash price of $95.20 payable in the reorganization reflected a multiple of 17.03 times Pinnacle Financial's earnings per share for the year ended December 31, 2001, which exceeds the average price-per-earnings multiple range determined to be applicable to Pinnacle Financial in the valuation opinion of Willis Investment Counsel.

     - OPINION OF WILLIS INVESTMENT COUNSEL: The board engaged Willis Investment Counsel to render a valuation of the trading value of Pinnacle Financial's common stock. The Willis Investment Counsel valuation indicated that as of September 30, 2002, the fair value of Pinnacle Financial's common stock ranged from a low of $75 per share to a high of $85 per share. The board reviewed and considered the financial analyses of Willis Investment Counsel presented to the board in connection with its valuation conclusions, and while adopting the financial advisor's conclusions and analyses as its own, determined that a premium over the financial advisor's appraised value was appropriate given the long-standing relationship between Pinnacle Financial and many of its shareholders. You should read the discussion under "-The Willis Investment Counsel Opinion" for more information relating to the valuation and the related financial analyses.

     - OPPORTUNITY TO LIQUIDATE SHARES OF COMMON STOCK: The board considered the opportunity afforded by the reorganization proposal to shareholders owning fewer than 1,500 shares or any other shareholders who do not want to be shareholders of Pinnacle S-Corp to liquidate their holdings without incurring brokerage costs, particularly given the relatively illiquid market for shares of Pinnacle Financial's common stock. The board also recognized that the per-share price to be paid to the cashed-out shareholders in the reorganization reflected a premium of 12% over the high end of the appraised valuation range established in the valuation opinion of Willis Investment Counsel.

     In connection with its deliberations, the board did not consider, and did not request that its financial advisor evaluate, Pinnacle Financial's liquidation value. The board did not view Pinnacle Financial's liquidation value to be a relevant measure of valuation, given that the reorganization consideration significantly exceeded the book value per share of Pinnacle Financial, and it was the board's view that Pinnacle Financial is far more valuable as a going concern than its net book value per share of $63.55 as of September 30, 2002. The board also believes liquidation is not a feasible alternative for a financial institution because of tax and regulatory concerns. However, book value per share is a historical accounting number, and an evaluation of liquidation value could produce a higher valuation than book value per share. Additionally, Pinnacle Financial can give no assurance that the liquidation value would not produce a higher valuation of Pinnacle Financial than its value as a going concern.

     The board is not aware of any firm offers, other than in conjunction with the reorganization, having been made by an unaffiliated person or entity during the preceding two years for:

     (1) the merger or consolidation of Pinnacle Financial into or with that unaffiliated person or entity;

     (2) the sale or other transfer of all or any substantial part of the assets of Pinnacle Financial; or

     (3) the purchase of a number of shares of common stock that would enable the holder thereof to exercise control over Pinnacle Financial.

     After consideration of all of the foregoing factors and information, the board determined that a fair price to be paid cashed-out shareholders in the reorganization is $95.20 per share. Accordingly, those shareholders who do not become shareholders of the newly formed S-corporation will receive cash in an amount of $95.20 per share for their Pinnacle Financial shares. The board of directors engaged Willis Investment Counsel, Inc. to make a determination of the fair value of Pinnacle Financial common stock as of September 30, 2002, so as to ensure the cash price to be paid in the reorganization as determined by the board of directors represents an independent and fair valuation. To minimize the impact of the reorganization on eligible shareholders who wish to remain Pinnacle S-Corp shareholders despite their ownership of fewer than 1,500 shares of record, the reorganization plan provides an opportunity for those shareholders to purchase additional shares of Pinnacle S-Corp common stock in lieu of receiving cash for the Pinnacle Financial shares directly or indirectly owned by them.

     PROCEDURAL FAIRNESS. The Georgia Business Corporation Code requires shareholder approval of the transactions contemplated by the reorganization plan. The vote of a majority of the outstanding shares of Pinnacle Financial common stock entitled to vote on the reorganization plan will be required to approve the reorganization plan. Approval by a majority of unaffiliated shareholders is not required. The board determined that any such voting requirement would usurp the power of the holders of greater than a majority of Pinnacle Financial's shares to consider and approve the reorganization plan as provided under Georgia law, Pinnacle Financial's articles of incorporation and the terms of the reorganization plan. The board also considered such a provision unnecessary in light of the right of shareholders, whether affiliated or unaffiliated, to dissent from the reorganization plan.

     Additionally, no unaffiliated representative acting solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the reorganization or preparing a report covering the fairness of the reorganization was retained by Pinnacle Financial or by a majority of directors who are not employees of Pinnacle Financial. Pinnacle Financial has not made any provision in connection with the reorganization to grant unaffiliated shareholders access to Pinnacle Financial's corporate files, except as provided under the Georgia Business Corporation Code, or to obtain legal counsel or appraisal services at Pinnacle Financial's expense. With respect to unaffiliated shareholders' access to Pinnacle Financial's corporate files, the board determined that this proxy statement/prospectus, together with Pinnacle Financial's other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the reorganization plan. The board also considered the fact that under the Georgia Business Corporation Code, and subject to specified conditions set forth under Georgia law, shareholders have the right to review Pinnacle Financial's relevant books and records. As for obtaining legal counsel or appraisal services for unaffiliated shareholders at Pinnacle Financial's expense, the board did not consider these necessary or customary. In deciding not to adopt these additional procedures, the board also took into account factors such as the size and financial capacity of Pinnacle Financial, the cost of such procedures, and that most of Pinnacle Financial's shareholders live in Elbert County and are familiar with Pinnacle Financial's operations and management.

     After consideration of the factors described above, the board of directors believes that the transaction is procedurally fair notwithstanding the absence of an unaffiliated shareholder approval requirement, an unaffiliated shareholder representative and the provision of legal counsel or appraisal services at the
expense of Pinnacle Financial.   Additionally, the board believes that the
reorganization plan is substantively fair to Pinnacle Financial's unaffiliated shareholders. The reorganization plan was unanimously adopted by the directors of Pinnacle Financial, including the directors who are not employees of Pinnacle Financial.

PINNACLE FINANCIAL AFFILIATES' DETERMINATION OF FAIRNESS OF THE REORGANIZATION PLAN

     Pinnacle Financial's affiliates consist of its directors and executive officers: L. Jackson McConnell, Linton W. Eberhardt, Don C. Fortson, Robert H. Hardy, Robert E. Lee, III, J. Daniel McAvoy, M.D., L. Jackson McConnell, Jr., Marjorie B. Moore, Fort M. Oglesby, James E. Purcell, Steven A. Williams and H. Thomas Warren, III. Each of Pinnacle Financial's affiliates believe that the reorganization plan is substantively and procedurally fair to, and in the best interests of, all of Pinnacle Financial's shareholders. In reaching this conclusion, Pinnacle Financial's affiliates relied upon the factors considered by and the analyses and conclusions of the board of directors of Pinnacle Financial and adopted such factors, analyses, and conclusions as their own. See "Special Factors - Recommendation of the Board of Directors; Fairness of the Reorganization Plan."

THE WILLIS INVESTMENT COUNSEL OPINION

     As special counsel to Pinnacle Financial, Powell, Goldstein, Frazer and Murphy engaged Willis Investment Counsel, Inc. to provide an opinion of the fair value of Pinnacle Financial's common stock, on a per share basis, to assist Pinnacle Financial's board of directors in determining the cash price to be paid for shares of Pinnacle Financial common stock in the reorganization. Willis Investment Counsel, Inc. is an independent investment management and valuation consulting firm located in Gainesville, Georgia. The firm was established in 1979 and is registered with the Securities and Exchange Commission as an investment adviser.

      Prior to engaging Willis Investment Counsel, other professional appraisal firms were considered. Willis Investment Counsel was selected to issue the valuation opinion based on Willis Investment Counsel's reputation within the communities served by Pinnacle Financial, its familiarity with the market area, its fee quote in comparison to other quotes obtained and based on advice from outside advisors.

     Powell, Goldstein, Frazer and Murphy and Pinnacle Financial's board placed no limitations on the scope of Willis Investment Counsel's analysis, nor did it provide any instructions to Willis Investment Counsel regarding the engagement, other than describing the transaction giving rise to the engagement and providing Willis Investment Counsel with any requested information regarding Pinnacle Financial. No relationship exists or has existed within the past two years between Pinnacle Financial, Willis Investment Counsel or any of their respective affiliates. Powell, Goldstein, Frazer and Murphy, on behalf of Pinnacle Financial, will pay Willis Investment Counsel a fee of approximately $5,000 for its services rendered in connection with its valuation opinion.

     GENERAL METHODOLOGIES APPLIED.   Willis Investment Counsel applied two
primary methods to value Pinnacle Financial's common stock as of September 30, 2002:

     -    Peer Group Stock Trading Multiple Analysis approach; and

     -    Discounted to Present Value (DPV) approach.

     The Peer Group Stock Trading Multiple Analysis approach generally identifies and compares, among other factors, the price-to-book and price-to-earnings multiples of publicly-traded banks and bank holding companies that are similar in size to the bank or bank holding company being valued.

     The DPV approach is more theoretical in nature and determines the value of a security based on the aggregate value of projected cash flows related to the security, which are then discounted back to present value at a risk-adjusted discounting rate.

     To arrive at a fair value range for Pinnacle Financial's common stock, on a per share basis, Willis Investment Counsel weighted the Peer Group Stock Trading
Multiple Analysis approach 70% and gave a 30% weight to the DPV approach.   The
Peer Group Stock Trading Multiple Analysis approach was given more weight because abundant data existed on numerous Georgia community banks that are reasonably similar to Pinnacle Financial and marketplace pricing data is generally deemed superior to the more theoretical DPV approach.

     ANALYSIS UNDER PEER GROUP STOCK TRADING MULTIPLE ANALYSIS APPROACH. The price-to-book and price-to-earnings multiples of publicly-traded Georgia banks and bank holding companies with assets less than $1 billion were given the primary weight in the financial advisor's analysis. At September 30, 2002, Pinnacle Financial assets totaled approximately $340 million. In order to have a sufficient number of banks to compare to, Willis Investment Counsel identified Georgia banks with assets between $100 and $900 million. These banks were considered to be a sufficient peer group of publicly-traded banks and bank holding companies, which could be further evaluated in terms of their historical profitability (i.e., return-on-equity, return-on-assets, growth rates, etc.). Based on September 30, 2002 closing prices related to this selected peer group, Willis Investment Counsel derived the following peer group multiples:

     Price-to-book median                 1.40  (approximate)
     Price-to-earnings median            13.00  (approximate)

     While the median price-to-book and median price-to-earnings multiples provide a peer group baseline, further analysis is required in evaluating Pinnacle Financial's historical performance as compared with its peer group. Generally, higher comparative earnings growth rates and higher return-on-equity levels are associated with above-average valuation multiples.

     At September 30, 2002, Pinnacle Financial's book value per share was approximately $63.45 and it earnings per share for the twelve months ended September 30, 2002 was approximately $5.65. Because Pinnacle Financial's historical earnings growth rate and return-on-equity have been below the median level of its selected peer group, Willis Investment Counsel assigned Pinnacle Financial a price-to-book multiple that was slightly below median while
retaining a near median price-to-earnings multiple.    Accordingly, Willis
Investment Counsel's fair value conclusion of one share of Pinnacle Financial's common stock under the Peer Group Stock Trading Multiple Analysis approach was $80 per share, which equates to a 1.26 price-to-book multiple and a 14.15 price-to-earnings multiple for Pinnacle Financial's common stock.

     ANALYSIS UNDER DPV APPROACH. Willis Investment Counsel also applied a discounted cash flow model based on the current dividend rate, expected growth in the dividend (assuming Pinnacle Financial remained taxed as a C-corporation), and a terminal value based on a multiple of book value which included an assumed increase in book value at Pinnacle Financial's historical growth rate. Based on the assumptions applied by Willis Investment Counsel, which included a risk-adjusted discount rate range of 12.75% to 14.40%, the DPV approach suggested a fair value between $57 and $67 per share. Accordingly, Willis Investment Counsel's conclusion of the fair value of one share of Pinnacle Financial's common stock under the DPV valuation approach was $62 per share.

     OTHER INDICATORS OF VALUE. In reaching its final valuation conclusion, Willis Investment Counsel also considered recent trades of Pinnacle Financial's common stock, including their frequency, trade size, related party affiliation and other similar considerations. Additionally, Willis Investment Counsel considered the valuation analysis and conclusions rendered by Sun Trust Bank in connection with Pinnacle Financial's employee stock ownership plan.

     FINAL DETERMINATION OF FAIR VALUE. Application of the foregoing methodologies and factors produced a range of values for Pinnacle Financial's common stock. Based on Pinnacle Financial's historical operating performance, current financial condition, competition, anticipated growth and various economic factors, Willis Investment Counsel determined that a weighted average of the two primary methodologies was advisable. Accordingly, with a 70% weight attributed to the $80 valuation resulting from the Peer Group Stock Trading Multiple Analysis approach, and a 30% weight to the valuation of $62 derived from the DPV approach, Willis Investment Counsel reached a weighted average of $75 per share.

     As a final adjustment to reflect the recent trading level of Pinnacle Financial's common stock, Willis Investment Counsel increased the above weighted average from $75 to a final valuation range of $78 - $85 per share. Consequently, Willis Investment Counsel's conclusion of the fair value of one share of common stock in Pinnacle Financial, as of September 30, 2002, was a range of $78 to $85 per share, which represents a price-to-book multiple of 1.22 to 1.33, respectively, for Pinnacle Financial's common stock.

     Willis Investment Counsel's letter to Powell, Goldstein, Frazer and Murphy summarizing its valuation analysis will be made available for inspection and copying at Pinnacle Financial's principal executive offices during its regular business hours by any interested shareholder or his or her representative who has been so designated in writing. We will mail a copy of this summary to any interested shareholder or his or her representative upon written request and at the expense of the requesting shareholder.

INFORMATION REGARDING AFFILIATES

     The following table sets forth the number and the percentage ownership of shares of Pinnacle Financial common stock, as of September 30, 2002, which is beneficially owned by directors and executive officers of Pinnacle Financial, as well as shareholders owning 10% or more of the outstanding shares of Pinnacle Financial. The address for each person named in the table is P.O. Box 430, Elberton, Georgia 30635. The following table also sets forth the number of shares of Pinnacle S-Corp common stock that the persons named in the table would beneficially own after the effective date of the reorganization on a pro forma basis. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power" which includes the power to dispose or to direct the disposition of such security.
The number of shares beneficially owned also includes any shares the person has the right to acquire within the next 60 days. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

                                 Number of    Percentage of     Number of    Percentage of
                                  Shares          Shares         Shares          Shares
                               Beneficially    Beneficially   Beneficially    Beneficially
                                   Owned          Owned           Owned          Owned
         Name                   Before Plan    Before Plan     After Plan      After Plan
         ----                  -------------  --------------  -------------  --------------

DIRECTORS:
L. Jackson McConnell                201,856(1)        26.33%       201,856(1)        28.69%
Linton W. Eberhardt                     600(2)         0.08            600(2)         0.09
Don C. Fortson                          830            0.11            830            0.12
Robert H. Hardy                         224            0.03            224            0.03
Robert E. Lee, III                      400            0.05            400            0.06
J. Daniel McAvoy, M.D.                  612(3)         0.08            612(3)         0.09
L. Jackson McConnell, Jr.               200            0.03            200            0.03
Marjorie B. Moore                    16,384            2.14         16,384            2.33
Fort M. Oglesby                         200            0.03            200            0.03
James E. Purcell                      3,400            0.44          3,400            0.48
Steven A. Williams                    1,832(4)         0.24          1,832(4)         0.26

ADDITIONAL
EXECUTIVE OFFICER:
H. Thomas Warren, III                    40            0.01%            --            0.00%

ADDITIONAL SHAREHOLDER
OWNING 10% OR MORE:
Alice Eberhardt/JAM Family
Limited Partnership                 194,163           25.32%       194,163           27.59%

ALL DIRECTORS, EXECUTIVE
OFFICERS AND 10% SHAREHOLDERS
AS A GROUP (13 PERSONS):            420,741           54.88%       420,741           59.79%


                                       28

Notes  to  preceding  table:

(1) Includes 198,150 shares held by the JAM Family Partnership I, L.P. pursuant to which Mr. McConnell has sole voting and investment power. Does not include 333 shares held by Mr. McConnell's wife with respect to which he disclaims beneficial ownership.

(2) Does not include 193,863 shares held by the JAM Family Partnership II, L.P. pursuant to which Mr. Eberhardt's wife, Alice Eberhardt has sole voting and investment power and 300 shares held directly by Mrs. Eberhardt. Mr. Eberhardt disclaims beneficial ownership with respect to the shares to which Mrs. Eberhardt has voting power.

(3) Does not include 133 shares held by Margaret McAvoy, Dr. McAvoy's wife. Dr. McAvoy disclaims beneficial ownership with respect to the shares to which Mrs. McAvoy has voting power.

(4) Does not include Mr. Williams' 14% ownership of J. A. Williams Family partnership which owns 27,822 shares. Mr. Williams does not have voting power and disclaims beneficial ownership of these shares.

     The percentage of shares beneficially owned by those persons listed in the above beneficial ownership table after the reorganization plan takes effect will depend on the number of shares purchased and the number of shares exchanged for cash in the reorganization. The percentages should not vary significantly.

RECENT AFFILIATE TRANSACTIONS

     Since October 1, 2000, the following directors, executives officers and 10% owners of Pinnacle Financial have purchased or sold shares of Pinnacle Financial as set forth below:

                                  Number      Transaction
        Name                     of Shares       Price         Transaction Date
        ----                     ---------       -----         ----------------
JAM Family Partnership I, L.P.     100          $89.25              3-23-02
JAM Family Partnership I, L.P.     100          $89.25              3-26-02


STOCK PURCHASES BY PINNACLE FINANCIAL

     Since October 1, 2000, Pinnacle Financial has repurchased the following shares of its common stock:

Date Purchased  Number of Shares  Purchase Price
--------------  ----------------  ---------------
4-30-02               800             $89.00
7-11-02               682             $89.00

                             DESCRIPTION OF THE PLAN

THE REORGANIZATION

     The board of directors of Pinnacle Financial determined that it would be in the best interests of Pinnacle Financial and its shareholders to reorganize Pinnacle Financial to enable it to be taxed as an S-corporation. In order to facilitate Pinnacle Financial's reorganization into an S-corporation, the reorganization plan provides for the merger of Pinnacle Financial with and into Pinnacle S-Corp. Pinnacle S-Corp is a Georgia corporation formed solely to facilitate the reorganization. Pinnacle S-Corp will be the surviving corporation and will elect to be taxed as an S-corporation prior to the effective date of the reorganization. As a result, upon the effective date of the reorganization, the resulting corporation will be an S-corporation. We anticipate that the effective date of the reorganization will be the close of business December 31, 2002. Upon the effective date of the reorganization, Pinnacle S-Corp will change its name to "Pinnacle Financial Corporation."

     SUBCHAPTER S ELECTION. Under a Subchapter S income tax election, Pinnacle S-Corp will pass its taxable income through to its shareholders for taxation at their personal rates, thus allowing Pinnacle S-Corp to avoid paying corporate income tax. As a result, Pinnacle S-Corp will be able to generate a higher level of net income under a Subchapter S structure. More importantly, this election will permit Pinnacle S-Corp to distribute its net income to shareholders, generally, without subjecting the shareholders to additional income taxation upon receipt of distributions from Pinnacle S-Corp.

     We have described the tax benefits of being taxed as an S-corporation in more detail under the heading "Special Factors - Benefits of Subchapter S Election." The S-corporation election has numerous special income tax effects on shareholders. YOU SHOULD CONSULT WITH YOUR OWN COUNSEL, ACCOUNTANTS AND OTHER ADVISORS TO UNDERSTAND THE EFFECT THE S-CORPORATION ELECTION WILL HAVE ON YOU.

     SHAREHOLDER ELIGIBILITY. In order to be a shareholder of an S-corporation, you must be a citizen or resident of the United States. Estates and certain trusts (generally, a trust that distributes income annually to its beneficiaries, all of whom are individuals, or a trust that has as its beneficiaries only those persons who are eligible to hold stock in an S-corporation and who make a qualifying election, provided that no interest in the trust was purchased; see Schedule D of Appendix C for a detailed description of trusts that eligible shareholders can also be shareholders of an S-corporation). CORPORATIONS, PARTNERSHIPS AND IRAS MAY NOT BE SHAREHOLDERS OF
                                                         ---
AN S-CORPORATION.

     SHAREHOLDERS' AGREEMENT. The reorganization plan provides that shareholders of Pinnacle Financial must sign and deliver the Shareholders' Agreement to Pinnacle Financial in order to become shareholders of Pinnacle S-Corp in connection with the reorganization. The following discussion is meant to only be a summary of the material provisions of the Shareholders' Agreement. You should review carefully the Shareholders' Agreement, which is attached as Appendix B to this proxy statement/prospectus.
----------

     - TRANSFER RESTRICTIONS: No shareholder may sell or otherwise dispose of his or her shares of Pinnacle S-Corp common stock except as provided in the Shareholders' Agreement. Any attempted disposition of shares of Pinnacle S-Corp common stock, which is not in accordance with the terms of the Shareholders' Agreement is void and will not be reflected on Pinnacle S-Corp's records.

     Shareholders may transfer or dispose of their shares of Pinnacle S-Corp common stock provided that each of the following transfer conditions is satisfied:

          (1)  The transferee qualifies as an S-corporation shareholder;

          (2) The number of Pinnacle S-Corp shareholders may not increase as a result of the transfer or disposition, unless the board approves the increase (by the affirmative vote of two-thirds of the directors then holding office); and

          (3)  The transferee agrees to be bound by the Shareholders' Agreement.

     - PLEDGE OF SHARES: A shareholder may pledge his or her shares as collateral to secure payment of a loan. If the shareholder defaults and the lender is entitled and intends to foreclose on the collateral shares, the lender has to give written notice to Pinnacle S-Corp and is thereby deemed to have offered to sell all of the collateral shares to Pinnacle S-Corp at "fair market value per share," which is discussed in further detail below. Pinnacle S-Corp has 30 days to decide whether to purchase all or any part of the collateral shares at the price equal to the fair market value per share. The purchase price will be payable on substantially the same terms as contained in the lender's notice. The closing of the transaction will occur no later than the 60th day following the 30-day option period or the applicable appraisal period. If Pinnacle S-Corp does not agree to purchase all of the collateral shares, the lender may transfer the collateral shares provided that the transfer satisfies each of the transfer conditions described above under the subheading "Transfer Restrictions."

     - DEATH OF A SHAREHOLDER: Upon the death of a shareholder, Pinnacle S-Corp has the right to acquire the deceased shareholder's shares. Pinnacle S-Corp has 30 days from the receipt of notice of the appointment of the shareholder's executor or personal representative to exercise its purchase option which has to be with respect to all of the deceased shareholder's shares. If the shares are not purchased by Pinnacle S-Corp, the estate, beneficiary or heir of the deceased shareholder will remain the owner of the shares provided that the shares remain subject to the Shareholders' Agreement. Pinnacle S-Corp will not exercise its purchase option if each of the conditions described above under the subheading "Transfer Restrictions" are met.

     If Pinnacle S-Corp purchases the shares, the purchase price will be equal to the "fair market value per share" of Pinnacle S-Corp common stock. Fair market value per share will be determined reasonably and in good faith by Pinnacle S-Corp's board of directors and means the price a third party would pay for the shares as of the applicable valuation date on a per-share basis. If the person selling the shares is a director of Pinnacle S-Corp, he or she will not participate in the determination of these valuation computations. If the selling shareholder does not agree with the value determination, the selling shareholder and Pinnacle S-Corp will engage an independent appraiser to make the determination of fair market value, which is to be completed within 30 days.
The determination made by the appraiser, absent fraud, will be final and binding. The selling shareholder and Pinnacle S-Corp will bear cost of the appraisal equally.

     The closing will occur no later than the last to occur of:

          - the 60th day following the determination of the purchase price for the shares;

          - the 60th day following Pinnacle S-Corp's receipt of notification of the appointment of the executor or personal representative of the estate of the deceased shareholder;

          - the 60th day following the qualification of a guardian for the property of the deceased shareholder; or

          - the 60th day following Pinnacle S-Corp's election to purchase the shares.

     - MANAGEMENT: Pinnacle S-Corp's board of directors will manage the business and affairs of Pinnacle S-Corp but will refrain from taking any actions in contravention of the Agreement and from issuing additional shares of common stock such that Pinnacle S-Corp would lose its eligibility to be taxed pursuant to Subchapter S of the Internal Revenue Code.

     Additionally, pursuant to the Shareholders' Agreement, the Pinnacle S-Corp's board of directors intends, subject to regulatory requirements, to cause Pinnacle S-Corp to make annual or quarterly distributions equal, on an annualized basis, to approximately the amount representing the tax liability attributable to Pinnacle S-Corp's annual taxable income. In determining the amount of any distribution, the board of directors may take into account anticipated events which might increase or reduce the final amount of taxable income for the entire taxable year.

     Pinnacle S-Corp will also be required to exercise its option to acquire the shares held by a pledging shareholder or a deceased shareholder's estate, as the case may be, if the shares, upon distribution by the lender or the estate, would be owned by a person who would cause a termination of Pinnacle Financial's Subchapter S status.

     - SPECIFIC ENFORCEMENT; LEGEND; ETC.: The Agreement can be specifically enforced. Certificates evidencing the shares will bear a legend referring to the Shareholders' Agreement. The shareholders acknowledge that the shares they receive have been issued pursuant to exemptions from the applicable federal and state securities laws and must be held for investment. Persons making transfers of shares are required to deliver the appropriate stock powers, but if they do not, Pinnacle S-Corp is irrevocably appointed as attorney-in-fact to execute the necessary stock powers and to perform any other actions necessary in order to transfer the stock certificate.

     - S-CORPORATION STATUS: Each shareholder acknowledges that Pinnacle S-Corp has elected to be treated for federal and state income tax purposes as an S-corporation.

     If Pinnacle S-Corp (by the affirmative vote of two-thirds of its directors then holding office) and the shareholders of Pinnacle S-Corp (by the affirmative vote of two-thirds of the outstanding shares) decide to terminate the S-corporation election, each shareholder will be provided a written notice of the determination. Within 60 days after delivery of the notice, each shareholder agrees (if requested) to deliver a consent (in such form as may be required to comply with applicable income tax rules and regulations) to the revocation to Pinnacle S-Corp.

     If Pinnacle S-Corp's status as an S-corporation is terminated inadvertently and Pinnacle S-Corp and any shareholder desire that the S-corporation election be continued, everyone agrees to use their best efforts to obtain a waiver of the terminating event from the Internal Revenue Service. If a shareholder causes a terminating event to occur, the shareholder will bear the expense of procuring the waiver, including the legal, accounting and tax costs of taking such steps.

     Each shareholder agrees to cause any trust which may be holding the shareholder's shares to be maintained as a permissible shareholder.

     To avoid increasing the number of shareholders as a result in a change in the marital status of a shareholder, each shareholder agrees, if his or her shares are owned as husband and wife (whether jointly or individually) and if the individuals are no longer husband and wife, that the shares will be held by only one of them.

     Each shareholder agrees to take all actions that may be required by any state in which Pinnacle S-Corp does business to ensure recognition of Pinnacle S-Corp's S-corporation status. Additionally, in the event Pinnacle S-Corp elects or is required to make any payment on behalf of a shareholder, such as a tax payment, each shareholder agrees the amount of the payment shall be treated as a non-interest bearing loan. The loan shall be repaid by charging against and reducing the amount of any subsequent distribution due to the affected shareholder.

     Each shareholder agrees to indemnify and hold Pinnacle S-Corp and each other shareholder harmless from and against all loss arising out of any violation of the Shareholders' Agreement by the indemnifying shareholder.

     - AMENDMENT. Except for the vote required to extend the term of the Shareholders' Agreement, neither the Shareholders' Agreement nor any provision to the Shareholders' Agreement may be waived, modified, amended or terminated except by a written agreement approved by Pinnacle S-Corp, by the affirmative vote of at least two-thirds of its directors then holding office, and by the shareholders of Pinnacle S-Corp, by affirmative vote of at least two-thirds of the then issued and outstanding shares of Pinnacle S-Corp.

     - TERMINATION. The Shareholders' Agreement terminates on the earlier to occur of:

          - the effective date that an agreement providing for termination of the Shareholders' Agreement is signed by Pinnacle S-Corp (authorized by the affirmative vote of two-thirds of its directors then holding office) and by its shareholders by the affirmative vote of at least two-thirds of the then-issued and outstanding shares of Pinnacle S-Corp; or

          - on the effective date of a registration statement filed by Pinnacle S-Corp with the Securities and Exchange Commission with respect to a public offering of Pinnacle S-Corp's common stock.

     - ENFORCEMENT COSTS. Should any party be required to engage legal counsel to enforce or prevent the breach of any of the provisions of the Shareholders' Agreement, then the prevailing party in the action will be entitled to be reimbursed by the other party for all costs and expenses incurred by the prevailing party.

     - SEPARATE COUNSEL. By signing the Shareholders' Agreement, each shareholder acknowledges that he or she has had the opportunity to obtain separate legal counsel and advice regarding the Shareholders' Agreement and that he or she has read and understands the Shareholders' Agreement.

SOURCES OF FUNDS AND EXPENSES

     We estimate that approximately $6,150,000 will be required to pay for the shares of Pinnacle Financial common stock exchanged for cash in the reorganization and that approximately $145,000 will be received in connection with the offering of additional shares of Pinnacle S-Corp, resulting in a net funds requirement of $6 million for the reorganization. We intend to fund the reorganization through special dividends paid by Pinnacle Bank to Pinnacle Financial.

     Pinnacle Financial will also pay all of the expenses related to the reorganization. We estimate that the expenses of the reorganization will be as follows:

                 SEC filing fees                   $  1,250
                 Legal fees                          80,000
                 Accounting fees                     20,000
                 Appraisal fees                       5,000
                 Printing costs                      15,000
                 Other                               28,750
                                                   --------
                     Total                         $150,000

PRO FORMA EFFECT OF THE REORGANIZATION PLAN

     See "Special Factors-Pro Forma Effect of the Reorganization Plan" beginning on page 17 for illustrations of the pro forma effect of the reorganization plan on Pinnacle Financial's September 30, 2002 and December 31, 2001 financial statements.

CASH CONVERSION

     Since only eligible persons may be shareholders of an S-corporation and an S-corporation may only have 75 shareholders, not all shares of Pinnacle Financial common stock will be converted in the reorganization to shares of Pinnacle S-Corp common stock. See "-Shareholder Eligibility" on page 30.

     Each outstanding share of Pinnacle Financial common stock held by shareholders who are not eligible to be S-corporation shareholders or who fail to sign and deliver to Pinnacle Financial the Shareholders' Agreement or the Questionnaire and Election Form will be cancelled in exchange for cash at a rate of $95.20 per share of Pinnacle Financial common stock. Additionally, each outstanding share of Pinnacle Financial common stock held by a shareholder who is the holder of less than 1,500 shares (other than shareholders who are also directors of Pinnacle Financial) will be cancelled in exchange for cash at the rate of $95.20 per share of Pinnacle Financial common stock; provided, however, that an eligible shareholder who is the holder of less than 1,500 shares of Pinnacle Financial common stock may elect to convert his or her shares to Pinnacle S-Corp common stock, subject to limitations of the Common Stock Conversion procedures described below, if the shareholder either aggregates shares of Pinnacle Financial common stock or purchases additional shares of Pinnacle S-Corp common stock, as permitted by the reorganization plan.

     The board determined that the value of Pinnacle Financial's common stock before the reorganization is $95.20 per share. The board based its determination on the factors described under "Special Factors-Reasons for the Reorganization" and "-Recommendation of the Board of Directors; Fairness of the Reorganization Plan" beginning on pages 9 and 22, respectively.

COMMON STOCK CONVERSION

     Each outstanding share of Pinnacle Financial common stock held by a shareholder who is a director of Pinnacle Financial or who is the holder of at least 1,500 shares of Pinnacle Financial common stock will be converted into one share of Pinnacle S-Corp common stock, provided that the shareholder:


     -    is eligible to be an S-corporation shareholder, and
                                                          ---

     - signs and returns the Shareholders' Agreement and Questionnaire and Election Form, copies of which have been included with this proxy statement/prospectus.

     A shareholder who holds less than 1,500 shares of Pinnacle Financial common stock may still exchange, on a one-for-one basis, his or her shares for shares of Pinnacle S-Corp common stock if the shareholder makes a permissible aggregation election which is approved by the board of directors of Pinnacle Financial. An aggregation election will be permissible if:

     - the person making the election is an eligible S-corporation shareholder and has signed and returned the Shareholders' Agreement and Questionnaire and Election Form to Pinnacle Financial;

     - the person elects to aggregate or combine his or her shares of Pinnacle Financial common stock with shares held by or for that person in a separate capacity;

     - the shares held by or for the person in a separate capacity are shares that are eligible to be converted, independently from any aggregation election, into shares of S-Corp common stock under the reorganization plan;

     -    the aggregated shares equal at least 1,500 shares; and
                                                             ---

     - the aggregation election will not increase the total number of Pinnacle S-Corp shareholders resulting after the reorganization, as calculated under the Internal Revenue Code, beyond that number which would have otherwise resulted if the aggregation election was never made.

For example, a person who holds 500 shares in his or her own name directly and who is a beneficiary of a qualifying trust which holds 1,500 shares would be eligible, subject to final board approval, to aggregate his or her shares with the shares held by the qualifying trust in order to satisfy the 1,500 share threshold. See other examples available to shareholders under the heading "Examples of Options Available to Shareholders" beginning on page 40.

     The aggregation of Pinnacle Financial common stock under the reorganization plan will be permitted solely for the purpose of determining a person's eligibility to receive shares of Pinnacle S-Corp common stock in connection with the reorganization and will not result in any title or ownership change of any aggregated shares.

     In addition to this share aggregation option, shareholders holding less than 1,500 shares of Pinnacle Financial common stock may also elect to buy additional shares of Pinnacle S-Corp common stock in order to satisfy the 1,500 share threshold set by the reorganization plan. For more information on the option to buy additional shares, see the subheading below entitled "Limited Offering of Additional Shares of Pinnacle S-Corp."

     TO RECEIVE SHARES OF PINNACLE S-CORP COMMON STOCK IN THE REORGANIZATION, YOU MUST SIGN AND RETURN THE SHAREHOLDERS' AGREEMENT AND QUESTIONNAIRE AND ELECTION FORM TO PINNACLE FINANCIAL AT OR BEFORE 5:00 P.M. ON [SUBMISSION DATE].

     We estimate that the number of shares outstanding after the reorganization will be approximately 706,300. The exact change in the number of outstanding shares will depend on the number of shares that shareholders exchange for cash and the number of additional shares purchased.

LIMITED OFFERING OF ADDITIONAL SHARES OF PINNACLE S-CORP

     Due to the Internal Revenue Code's requirement that Pinnacle S-Corp have 75 or less shareholders, and given that Pinnacle S-Corp will be relying on specific securities registration exemptions in offering its shares, the reorganization plan provides that, subject to Pinnacle S-Corp discretion, only a maximum of 15 (this number being further subject to Pinnacle S-Corp's total number of shareholders after reorganization being no more than 68) Georgia residents will be permitted to purchase additional shares of S-Corp common stock in connection with the reorganization. In light of this purchaser limitation, the opportunity to purchase additional shares of Pinnacle S-Corp common stock is only being made available to shareholders who are residents of the State of Georgia and who holds less than 1,500 shares of Pinnacle Financial common stock at the close of business on the record date. For example, a Georgia shareholder who owns 1,000 shares of Pinnacle Financial common stock may elect to purchase 500 additional shares of S-Corp common stock in connection with the reorganization so that he or she would own at least 1,500 shares of S-Corp common stock after the Reorganization.

     Eligible shareholders will only be permitted to purchase enough additional shares of S-Corp common stock to allow them to meet the 1,500 share threshold.

     As stated earlier, the number of shareholders who may participate in the limited offering of additional S-Corp shares will generally be limited to no more than 15 Georgia residents in order to comply with applicable federal and state securities exemptions. Accordingly, the limited offering of additional S-Corp shares will not be registered under the Securities Act of 1933 nor any state securities laws.

     TO PURCHASE ADDITIONAL SHARES, ELIGIBLE SHAREHOLDERS MUST PROPERLY COMPLETE THE SUBSCRIPTION SECTION OF THE QUESTIONNAIRE AND ELECTION FORM INCLUDED WITH THIS PROXY STATEMENT/PROSPECTUS IN ACCORDANCE WITH THE FORM'S INSTRUCTIONS.
YOUR ELECTION TO PURCHASE ADDITIONAL SHARES MUST BE SUBMITTED TO PINNACLE FINANCIAL AT OR BEFORE 5:00 P.M. ON [SUBMISSION DATE]. PINNACLE S-CORP'S BOARD OF DIRECTORS, IN ITS SOLE DISCRETION, MAY ACCEPT OR REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART. IN THE EVENT THERE ARE MORE SUBSCRIBERS FOR ADDITIONAL SHARES OF PINNACLE S-CORP COMMON STOCK THAN PERMITTED PURCHASERS, THE BOARD OF DIRECTORS OF PINNACLE S-CORP MAY GIVE PREFERENCE TO THOSE SUBSCRIBERS WHO ARE SUBSCRIBING TO PURCHASE THE LEAST AMOUNT OF SHARES OF PINNACLE S-CORP COMMON STOCK.

REGULATORY APPROVAL

     Under the reorganization plan, Pinnacle Financial will merge with and into Pinnacle S-Corp, with Pinnacle S-Corp being the surviving corporation. As a result, Pinnacle S-Corp will become the bank holding company for Pinnacle Bank. Under the Bank Holding Company Act and the Financial Institutions Code of Georgia, Pinnacle S-Corp must obtain, respectively, prior approval of the Federal Reserve and the Department of Banking and Finance of the State of Georgia to become a bank holding company through the merger. We filed applications/notice filings with the Federal Reserve and the Department for Pinnacle S-Corp to become a bank holding company on October 23, 2002. We expect that these banking regulators will act on the application on or before December 15, 2002.

     Additionally, because the source of funding for the repurchase of Pinnacle Financial common stock is expected to be financed through a dividend paid by Pinnacle Bank, Pinnacle Bank will be required to obtain approval from the Department of Banking and Finance of the State of Georgia prior to paying Pinnacle Financial the expected dividend.

                               DISSENTERS' RIGHTS

     Pursuant to the provisions of the Georgia Business Corporation Code, Pinnacle Financial's shareholders have the right to dissent from the reorganization plan and to receive the fair value of their shares in cash. Holders of Pinnacle Financial common stock who fulfill the requirements described below will be entitled to assert dissenters' rights.

     Pursuant to the provisions of Article 13 of the Georgia Business Corporation Code, if the reorganization plan is consummated, you must:

     - give to Pinnacle Financial, prior to the vote at the special meeting with respect to the approval of the reorganization plan, written notice of your intent to demand payment for your shares of Pinnacle Financial common stock (hereinafter referred to as "shares");

     -    not vote in favor of the reorganization plan; and

     - comply with the statutory requirements summarized below. If you perfect your dissenters' rights, you will receive the fair value of your shares as of the effective date of the reorganization plan.

     You may assert dissenters' rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify Pinnacle Financial in writing of the name and address of each person on whose behalf you are asserting dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder's other shares were registered in the names of different shareholders.

     Voting against the reorganization plan will not satisfy the written demand requirement. In addition to not voting in favor of the reorganization plan, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the reorganization plan is effected. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of the reorganization plan and will not be entitled to assert dissenters' rights.

     Any written objection to the reorganization plan satisfying the requirements discussed above should be addressed to Pinnacle Financial Corporation, P.O. Box 430, Elberton, Georgia 30635, Attention: L. Jackson McConnell, Chairman and Chief Executive Officer.

     If the shareholders of Pinnacle Financial approve the reorganization plan at the special meeting, Pinnacle Financial must deliver a written dissenters' notice (the "Dissenters' Notice") to all of its shareholders who satisfy the foregoing requirements. The Dissenters' Notice must be sent within ten (10) days after the effective date of the reorganization plan and must:

     - state where dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for the shares;

     - inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received;

     - set a date by which Pinnacle Financial must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered); and

     - be accompanied by a copy of Article 13 of the Georgia Business Corporation Code.

     A record shareholder who receives the Dissenters' Notice must demand payment and deposit his or her certificates with Pinnacle Financial in accordance with the Dissenters' Notice. Dissenting shareholders will retain all of the rights of a shareholder until those rights are canceled or modified by the consummation of the reorganization plan. A record shareholder who does not demand payment or deposit his or her share certificates as required, each by the date set in the Dissenters' Notice, is not entitled to payment for his or her shares under Article 13 of the Georgia Business Corporation Code.

     Except as described below, Pinnacle Financial must, within 10 days of the later of the effective date of the reorganization or receipt of a payment demand, offer to pay to each dissenting shareholder who complied with the payment demand and deposit requirements described above the amount Pinnacle Financial estimates to be the fair value of the shares, plus accrued interest from the effective date of the reorganization plan. Pinnacle Financial's offer of payment must be accompanied by:

     -    recent financial statements of Pinnacle Financial;

     -    Pinnacle Financial's estimate of the fair value of the shares;

     -    an explanation of how the interest was calculated;

     - a statement of the dissenter's right to demand payment under Section 14-2-1327 of the Georgia Business Corporation Code; and

     -    a copy of Article 13 of the Georgia Business Corporate Code.

     If the dissenting shareholder accepts Pinnacle Financial's offer by written notice to Pinnacle Financial within 30 days after Pinnacle Financial's offer, Pinnacle Financial must pay for the shares within 60 days after the later of the making of the offer or the effective date of the reorganization plan.

     If the reorganization plan is not consummated within 60 days after the date set forth demanding payment and depositing share certificates, Pinnacle Financial must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. Pinnacle Financial must send a new Dissenters' Notice if the reorganization plan is consummated after the return of certificates and repeat the payment demand procedure described above.

     Section 14-2-1327 of the Georgia Business Corporation Code provides that a dissenting shareholder may notify Pinnacle Financial in writing of his or her own estimate of the fair value of such holder's shares and the interest due, and may demand payment of such holder's estimate, if:

     - he or she believes that the amount offered by Pinnacle Financial is less than the fair value of his or her shares or that Pinnacle Financial has calculated incorrectly the interest due; or

     - Pinnacle Financial, having failed to consummate the reorganization plan, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     A dissenting shareholder waives his or her right to demand payment under
Section 14-2-1327 unless he or she notifies Pinnacle Financial of his or her demand in writing within 30 days after Pinnacle Financial makes or offers payment for the dissenting shareholder's shares. If Pinnacle Financial does not offer payment within 10 days of the later of the reorganization plan's effective date or receipt of a payment demand, then the shareholder may demand the financial statements and other information required to accompany Pinnacle Financial's payment offer, and Pinnacle Financial must provide such information within 10 days after receipt of the written demand. The shareholder may notify Pinnacle Financial of his or her own estimate of the fair value of the shares and the amount of interest due, and may demand payment of that estimate.

     If a demand for payment under Section 14-2-1327 remains unsettled, Pinnacle Financial must commence a nonjury equity valuation proceeding in the Superior Court of Elbert County, Georgia, within 60 days after receiving the payment demand and must petition the court to determine the fair value of the shares and accrued interest. If Pinnacle Financial does not commence the proceeding within those 60 days, the Georgia Business Corporation Code requires Pinnacle Financial to pay each dissenting shareholder whose demand remains unsettled the amount demanded. Pinnacle Financial is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder's shares plus interest to the date of judgment.

     The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against Pinnacle Financial, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327. The court also may assess the fees and expenses of attorneys and experts for the respective parties against Pinnacle Financial if the court finds Pinnacle Financial did not substantially comply with the requirements of specified provisions of Article 13 of the Georgia Business Corporate Code, or against either Pinnacle Financial or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13 of the Georgia Business Corporate Code.

     If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against Pinnacle Financial, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters' rights may be brought more than three years after the effective date of the reorganization plan, regardless of whether notice of the reorganization plan and of the right to dissent were given by Pinnacle Financial in compliance with the dissenters' notice and payment offer requirements.

     This is a summary of the material rights of a dissenting shareholder and is qualified in its entirety by reference to Article 13 of the Georgia Business Corporate Code, included as Appendix D to this proxy statement/prospectus. If
                            ----------
you intend to dissent from approval of the reorganization plan, you should review carefully the text of Appendix D and should also consult with your
                             ----------
attorney. We will not give you any further notice of the events giving rise to dissenters' rights or any steps associated with perfecting dissenters' rights, except as indicated above or otherwise required by law.

     We have not made any provision to grant you access to any of the corporate files of Pinnacle Financial, except as may be required by the Georgia Business Corporation Code, or to obtain legal counsel or appraisal services at the expense of Pinnacle Financial.

     Any dissenting shareholder who perfects his or her right to be paid the "fair value" of his or her shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "Federal Income Tax Consequences of the Reorganization plan."

                  EXAMPLES OF OPTIONS AVAILABLE TO SHAREHOLDERS

     The following examples illustrate the options available to shareholders under the reorganization plan. In order to receive shares of Pinnacle S-Corp in the reorganization, you must be eligible to be an S-corporation shareholder and you must sign and return to Pinnacle Financial the Shareholders' Agreement and Questionnaire and Election Form. Each of these examples presumes that shareholders receiving shares of Pinnacle S-Corp meet these conditions. The Questionnaire and Election Form accompanying this proxy statement/prospectus also contains a description of the various options.

I. A SHAREHOLDER, WHO IS A NATURAL PERSON, IS THE RECORD OWNER OF 1,000 SHARES OF PINNACLE FINANCIAL COMMON STOCK AND DOES NOT BENEFICIALLY OWN ANY OTHER SHARES.

          (a) CASH CONVERSION: The shareholder will receive $95,200 ($95.20 x 1,000 shares of Pinnacle Financial common stock) unless he or she buys at least 500 additional shares of Pinnacle S-Corp common stock.

          (b) LIMITED OFFERING OF SHARES: Subject to board approval, the shareholder may elect to purchase 500 shares of Pinnacle S-Corp common stock for $47,600 ($95.20 x 500 shares of Pinnacle S-Corp common stock). The 500 shares purchased will be combined with the shareholder's existing 1,000 shares so that the shareholder will hold a total of 1,500 shares of Pinnacle S-Corp common stock after the reorganization.

          (c) AGGREGATION OF SHARES: Under the presented facts for this example, the shareholder is not eligible to aggregate shares.

II. A SHAREHOLDER IS THE RECORD OWNER OF 2,000 SHARES OF PINNACLE FINANCIAL COMMON STOCK AND IS THE BENEFICIAL OWNER OF 1,000 SHARES OF PINNACLE FINANCIAL COMMON STOCK HELD OF RECORD BY HIS OR HER SPOUSE.

          (a) CASH CONVERSION: The shareholder will receive $190,400 ($95.20 x 2,000 shares of Pinnacle Financial common stock) if the shareholder does not sign and return the Shareholders' Agreement and Questionnaire and Election Form to Pinnacle Financial at or before 5:00 p.m. on [submission date]. The shareholder's spouse will receive $95,200 unless he or she buys at least 500 additional shares of Pinnacle S-Corp common stock.

          (b) LIMITED OFFERING OF SHARES: Subject to board approval, the shareholder's spouse may elect to purchase 500 additional shares of Pinnacle S-Corp common stock for $47,600 ($95.20 x 500 shares of Pinnacle S-Corp common stock). The 500 shares purchased will be combined with the spouse's 1,000 existing shares so that the spouse will hold a total of 1,500 shares of Pinnacle S-Corp common stock following the reorganization. Because the shareholder owns more than 1,500 shares of Pinnacle Financial common stock on the record date, the shareholder (as opposed to his or her spouse) is not eligible to purchase additional shares of Pinnacle S-Corp common stock.

          (c) AGGREGATION OF SHARES: Under the Internal Revenue Code, a husband and a wife will be counted as a single S-corporation shareholder regardless of how they hold shares in Pinnacle S-Corp. Accordingly, under the facts of this example, the shareholder's spouse may aggregate his or her shares with the shareholder, allowing the spouse to exchange his or her shares of Pinnacle Financial common stock for Pinnacle S-Corp common stock without having to buy additional shares. The spouse's aggregation election, however, will be contingent upon the shareholder also electing to exchange his or her shares of Pinnacle Financial common stock for Pinnacle S-Corp common stock (in other words, if the shareholder elects to receive cash, the shareholder's spouse cannot aggregate shares with the shareholder).

          (d) STOCK CONVERSION: By signing and returning the Shareholders' Agreement and Questionnaire and Election Form to Pinnacle Financial at or before 5:00 p.m. on [submission date], the shareholder's 2,000 shares of Pinnacle Financial common stock will be automatically converted to 2,000 shares of Pinnacle S-Corp common stock in connection with the reorganization. Only if the shareholder's spouse elects to buy an additional 500 shares will his or her existing 1,000 shares be convertible into Pinnacle S-Corp common stock.

III. THE SHAREHOLDER, WHO IS A NATURAL PERSON, IS THE RECORD OWNER OF 1,000 SHARES OF PINNACLE FINANCIAL COMMON STOCK AND IS THE BENEFICIAL OWNER OF 500 SHARES OF PINNACLE FINANCIAL COMMON STOCK WHICH ARE HELD IN AN IRA FOR THE BENEFIT OF THE SHAREHOLDER.

          (a) CASH CONVERSION: The shareholder will receive $95,200 ($95.20 x 1,000 shares of Pinnacle Financial common stock) unless he or she buys at least 500 additional shares of Pinnacle S-Corp common stock. The IRA is not an eligible S-corporation shareholder and will receive $47,600 ($95.20 x 500 shares of Pinnacle Financial common stock).

          (b) LIMITED OFFERING OF SHARES: Subject to board approval, the shareholder may elect to purchase an additional 500 shares of Pinnacle S-Corp common stock for $47,600 ($95.20 x 500 shares of Pinnacle S-Corp common stock) so that the shareholder will own 1,500 shares after the reorganization. The IRA is not an eligible S-corporation shareholder and will not be permitted to buy shares of Pinnacle S-Corp common stock.

          (c) AGGREGATION OF SHARES: Under the presented facts for this example, the shareholder is not eligible to aggregate shares.

          (d) STOCK CONVERSION: Only if the shareholder elects to buy an additional 500 shares of Pinnacle S-Corp common stock will his or her existing 1,000 shares be convertible into Pinnacle S-Corp common stock. The IRA is not an eligible S-corporation shareholder and will only receive cash as a result of the reorganization.

IV. THE SHAREHOLDER, WHO IS A NATURAL PERSON, IS THE RECORD OWNER OF 500 SHARES OF PINNACLE FINANCIAL COMMON STOCK AND IS THE BENEFICIARY OF A QUALIFYING TRUST WHICH HOLDS 1,000 SHARES OF PINNACLE FINANCIAL COMMON STOCK.

          (a) CASH CONVERSION: The shareholder will receive $47,600 ($95.20 x 500 shares of Pinnacle Financial common stock) and the qualifying trust will receive $95,200 ($95.20 x 1,000 shares of Pinnacle Financial common stock), respectively, unless they each buy additional shares of Pinnacle S-Corp common stock (1,000 shares in the case of the shareholder, and 500 shares in the case of the qualifying trust). In providing the necessary forms to Pinnacle Financial, the qualifying trust will need to have each beneficiary of the trust separately sign and return the Shareholders' Agreement and Questionnaire and Election Form.

          (b) LIMITED OFFERING OF SHARES: Subject to board approval, the shareholder may elect to purchase 1,000 additional shares of Pinnacle S-Corp common stock for $95,200 ($95.20 x 500 shares of Pinnacle S-Corp common stock). The shares purchased will be combined with the shareholder's existing shares so that the shareholder will hold, independent of his or her interest in the trust, a total of 1,500 shares of Pinnacle S-Corp common stock following the reorganization. Similarly, the qualifying trust may elect to purchase 500 additional shares so that it may hold a total of 1,500 shares of Pinnacle S-Corp common stock following the reorganization.

          (c) AGGREGATION OF SHARES: If the qualifying trust buys and additional 500 shares and is therefore qualified to have its shares converted into Pinnacle S-Corp common stock, the Internal Revenue Code will require Pinnacle S-Corp to count each beneficiary of the qualifying trust as a separate S-corporation shareholders. Accordingly, the shareholder may elect to aggregate his or her own shares with the shares held by the qualifying trust because (1) the qualifying trust (after it elects to buy an additional 500 shares) is otherwise eligible to have its shares converted to Pinnacle S-Corp common stock, (2) the shareholder will already be counted as a Pinnacle S-Corp shareholder by the fact that he or she is a beneficiary of the trust, and (3) the aggregation of the shareholder's own shares with those held by the trust will exceed the 1,500 share threshold after the reorganization is completed. Note that if this aggregation election was reversed (e.g., the trust was desiring to make the aggregation election with the shareholder), the election would not be permitted because the shareholder does not hold his or her direct shares for and in behalf of the trust, nor would the election meet the number of S-corporation shareholders test applicable to the election.

          (d) STOCK CONVERSION: Only if the shareholder elects to either (1) buy an additional 1,000 shares of Pinnacle S-Corp common stock or
               (2) aggregate his or her shares with the trust will his or her existing 500 shares be convertible into Pinnacle S-Corp common stock. Whereas, the 1,000 shares held by the qualifying trust will only be convertible into Pinnacle S-Corp common stock if the trust elects to buy an additional 500 shares of Pinnacle S-Corp common stock.

                      INFORMATION RELEVANT TO AN INVESTMENT
                         IN PINNACLE S-CORP COMMON STOCK


RISK FACTORS

     LACK OF ESTABLISHED TRADING MARKEt. Prior to the reorganization there has been no established public trading market for Pinnacle Financial's common stock, and we do not anticipate that an established market will develop as a result of the reorganization. As a result, shareholders who desire to dispose of all or a portion of their shares of Pinnacle S-Corp common stock may not be able to do so except by private direct negotiations with third parties, assuming that third parties are willing to purchase their shares. In the unlikely event that an established market were to develop for Pinnacle S-Corp's common stock, we cannot assure you that any of the Pinnacle S-Corp common stock offered through the reorganization could be resold for the offering price or any other amount.

     DECREASED LIQUIDITY FOLLOWING ADOPTION OF THE REORGANIZATION PLAN. The reorganization will decrease the market liquidity of Pinnacle S-Corp's common stock by decreasing the number of shareholders holding Pinnacle Financial common stock.

     RESTRICTIONS ON TRANSFER. The shares of Pinnacle S-Corp common stock have not been registered under the Securities Act, or the Georgia Securities Act, or under any other applicable Blue Sky law, and cannot be sold or otherwise transferred unless the sale or transfer is registered under these acts or an exemption from registration is available. Additionally, any sale of Pinnacle S-Corp common stock will be subject to the resale restrictions imposed by the Shareholders' Agreement.

     CONTROL BY AFFILIATES. All directors and executive officers of Pinnacle Financial and their immediate family members, as a group, beneficially owned approximately 55% of Pinnacle Financial's common stock as of the record date. After giving effect to the transactions contemplated by the reorganization plan, beneficial ownership of this group would constitute approximately 60% of the outstanding shares.

     While there are no agreements or understandings between or among any of Pinnacle Financial's directors or executive officers (or their immediate family members) regarding the voting of their shares of Pinnacle Financial's common stock, all of the directors and executive officers of Pinnacle Financial have indicated that they intend to vote their shares in favor of the reorganization plan. IF OUR DIRECTORS AND EXECUTIVE OFFICERS AND THEIR IMMEDIATE FAMILY MEMBERS WERE TO VOTE THEIR SHARES AS A GROUP, THEY WOULD HAVE THE ABILITY TO INFLUENCE OR CONTROL THE OUTCOME OF ALL MATTERS SUBMITTED TO PINNACLE S-CORP'S SHAREHOLDERS FOR APPROVAL, INCLUDING THE ELECTION OF DIRECTORS.

     SENSITIVITY TO LOCAL ECONOMIC CONDITIONS. If the reorganization is approved, Pinnacle S-Corp's success will depend to some extent upon the general economic conditions in the geographic markets served by Pinnacle Bank. Although management expects that economic conditions will continue to be favorable in the bank's market areas, we cannot assure that these economic conditions will continue. Adverse changes in economic conditions in the geographic markets served by the bank would likely impair the Pinnacle Bank's ability to collect loans and could otherwise have a negative effect on Pinnacle Financial's financial condition.

     COMPETITION. Competition in the banking and financial services industry is intense. In our primary market area, we compete with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than Pinnacle Bank, and they offer various services that we do not or cannot provide. Pinnacle Financial's profitability depends upon Pinnacle Bank's continued ability to compete in its market areas.

     SUPERVISION AND REGULATION. Bank holding companies and banks operate in a highly regulated environment and are subject to regulation and supervision by several federal and state regulatory agencies. As a bank holding company, Pinnacle S-Corp will be subject to the Bank Holding Company Act and to regulation and supervision by the Federal Reserve Board. Pinnacle Bank is also subject to regulation and supervision by the Department of Banking and Finance of the State of Georgia and the Federal Deposit Insurance Corporation. Federal and state laws and regulations govern matters ranging from the regulation of various debt obligations, changes in control of bank holding companies, and the maintenance of adequate capital for the general business operations and financial condition, including permissible types, amounts and terms of loans and investments, the amount of reserves against deposits, restrictions on dividends, establishment of branch offices, and the maximum rate of interest that may be charged by law. The Federal Reserve Board also possesses cease and desist powers over bank holding companies to prevent or remedy unsafe or unsound practices or violations of law. These and other restrictions limit the manner by which we may conduct our business and obtain financing. Furthermore, the commercial banking business is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve Board. These monetary policies have had and are expected to continue to have a significant effect on the operating results of commercial banks.

USE OF PROCEEDS

     We expect to redeem for cash approximately 64,600 shares of Pinnacle Financial common stock in connection with the reorganization. At $95.20 per share, the expected cash outflow is approximately $6,150,000. We estimate, however, that approximately 1,540 shares of Pinnacle S-Corp common stock will be sold in connection with the reorganization, giving rise to an anticipated $147,000 in cash proceeds. As a result, we expect to have a net cash outflow of approximately $6 million due to the reorganization and have prepared our pro forma financial information based on these estimates. If all of the remaining 10,000 shares of Pinnacle S-Corp common stock covered by this proxy statement/prospectus were sold, however, the gross proceeds to Pinnacle Financial would be approximately $952,000, without regard to the payment of cash in the reorganization. We intend to use the proceeds of the sale of additional shares of Pinnacle S-Corp common stock to fund the payment of cash to shareholders in the reorganization. Although we do not currently anticipate significant changes in our use of proceeds raised through the limited offering, we reserve the right to use such proceeds for any other purposes that may be permitted by applicable law.

RESTRICTIONS ON TRANSFER

     The shares of Pinnacle S-Corp common stock have not been registered under the Securities Act, the Georgia Securities Act of 1973, or under any other applicable Blue Sky law, and cannot be sold or otherwise transferred unless the sale or transfer is registered under these acts or an exemption from registration is available.

     Pinnacle Financial will place the following legend on each certificate representing a share of Pinnacle S-Corp common stock issued in the reorganization to ensure that a prospective transferee is aware of the restriction:

          "The shares evidenced by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities law (the "State Acts"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until registered under the Act, the State Acts, and any other applicable securities laws unless, in the opinion of counsel satisfactory to Pinnacle Financial, in form and substance satisfactory to Pinnacle Financial, such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the Act, the State Acts, and any other applicable securities laws."

     Additionally, the Pinnacle S-Corp common stock will be subject to the terms of the Shareholders' Agreement. Accordingly, Pinnacle Financial also will place the following legend on each certificate of Pinnacle S-Corp common stock issued through the reorganization plan:

          "The shares evidenced by this certificate are subject to and transferable only in accordance with that certain Shareholders' Agreement between Pinnacle Financial Corporation and its shareholders, effective _______________, 2002, copy of which is on file at the principal office of Pinnacle Financial. No transfer or pledge of the securities evidenced hereby may be made except in accordance with and subject to the provisions of said Agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Agreement."

     See "Description of the Plan-The Reorganization-Shareholders' Agreement" for a description of the Shareholders' Agreement.

PLAN OF DISTRIBUTION

     Pinnacle Financial is making the offers and sales of additional shares of Pinnacle S-Corp common stock in this offering on a best-efforts basis through its officers and employees. Officers and employees will not receive commissions or other remuneration in connection with such activities, but Pinnacle Financial will reimburse them for their reasonable expenses incurred in the offering.

              DESCRIPTION OF PINNACLE FINANCIAL AND PINNACLE S-CORP


PINNACLE FINANCIAL AND PINNACLE BANK

     Pinnacle Financial was incorporated as a Georgia corporation on October 18, 1982, for the purpose of becoming a bank holding company by acquiring all of the common stock of Pinnacle Bank's predecessor, First National Bank in Elberton. Accordingly, Pinnacle Financial became a bank holding company within the meaning of the federal Bank Holding Company Act and the Georgia Bank Holding Company Act upon such acquisition.

     Pinnacle Bank's principal sources of income are interest and fees collected on loans, interest and dividends collected on investments, gains on the sale of loans, and service fees on deposit accounts. Its principal expenses are interest paid on savings, time, NOW and money market deposits, loan loss provision, employee compensation, office expenses, and other overhead expenses.

PINNACLE S-CORP

     Pinnacle S-Corp is a new Georgia corporation formed solely to facilitate the reorganization. Prior to the effective date of the reorganization, Pinnacle S-Corp will make an election to be taxed as an S-corporation. Pinnacle S-Corp will be the surviving corporation in the reorganization and, upon the effective date of the reorganization, it will simultaneously change its name to "Pinnacle Financial Corporation." After the reorganization, Pinnacle S-Corp will serve as the holding company for, and became the sole shareholder of, Pinnacle Bank. Prior to the reorganization, Pinnacle S-Corp will have no business operations.

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of Pinnacle S-Corp after the reorganization will be the same as the directors and executive officers of Pinnacle Financial immediately prior to the reorganization. The board of directors consists of eleven members. The shareholders of Pinnacle S-Corp will elect directors annually to serve a one-year term. Each director will continue to serve his or her existing term which expires in 2003.

     For each director of Pinnacle Financial, the following table sets forth the name, age at September 30, 2002, and the year he or she first became a director.

           Name (Age)                  Age  Director Since
           --------------------------  ---  --------------

           L. Jackson McConnell         65            1983

           Linton W. Eberhardt          63            1995

           Don C. Fortson               53            1998

           Robert H. Hardy              54            1997

           Robert E. Lee, III           51            1998

           Marjorie B. Moore            40            2002

           J. Daniel McAvoy, M.D.       51            1998

           L. Jackson McConnell, Jr.    36            1998

           Name (Age)                  Age  Director Since
           --------------------------  ---  --------------

           Fort Oglesby                 56            2002

           James E. Purcell             61            1983

           Steven A. Williams           49            1997

     During the past five years, none of the above named persons has been convicted in a criminal proceeding or has been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

     The following is a brief description of the business experience of the directors and executive officers of Pinnacle Financial. Except as otherwise indicated, each director has been or was engaged in his or her present or last principal employment, in the same or a similar position, for more than five years.

     Mr. Eberhardt currently serves as the vice-chairman of Pinnacle Bank, a position which he has held since 1997. Mr. Eberhardt was president of a former subsidiary bank of Pinnacle Financial from 1986 to 1997 and currently serves as president of Pinnacle Financial. Mr. Eberhardt has also been a director of Pinnacle Bank since 1972.

     Mr. Fortson has been an officer of Pinnacle Bank since 1975 and senior vice-president since 1997. He has also been a director of Pinnacle Bank since 1992.

     Mr. Hardy is an owner of J. C. Pool Company, Inc., a retail clothing and shoe store in Elberton. He has also been a director of the Pinnacle Bank since 1991.

     Mr. Lee is co-owner of Elbert Insurance Associates, Inc. and has also been a director of Pinnacle Bank since 1987.

     Dr. McAvoy is a physician in Elberton and has also been a director of Pinnacle Bank since 1986.

     Mr. L. Jackson McConnell has been chairman of Pinnacle Financial since 1983 and chairman and chief executive officer of Pinnacle Financial and Pinnacle Bank since 1990. Mr. McConnell also served as president of Pinnacle Bank from 1974 through 1990. He has also been a director of Pinnacle Bank since 1963.

     Mr. L. Jackson McConnell, Jr. has been an officer of Pinnacle Bank since 1994 and served as an executive vice-president from March 1999 until April 2000. Mr. McConnell was named president of Pinnacle Bank in April 2000. He has also been a director of Pinnacle Bank since 1994.

     Ms. Moore is the president of Joe T. Cunningham Furniture Company, Inc. and has also been a director of Pinnacle Bank since 2002.

     Mr. Oglesby is the owner of Caldwell Banker Fort Realty, a real estate brokerage firm and has also been a director of Pinnacle Bank since 2002.

     Mr. Purcell served as president of Pinnacle Bank from 1990 until 2000 and was previously an executive vice-president of the Bank. He has also been a director of Pinnacle Bank since 1977.

     Mr. Williams is owner of Tri-State Distributors, Inc., a heating and air conditioning wholesale distributing business. He has also been a director of Pinnacle Bank since 1996.

     Mr. Eberhardt and Mr. L. Jackson McConnell are brothers-in-law and the two McConnells are father and son. There are no other family relationships among the directors of Pinnacle.

MARKET FOR COMMON STOCK

     Currently, there is no active trading market for Pinnacle Financial's common stock, and we do not expect that an active market for Pinnacle S-Corp common stock will develop after the reorganization. Additionally, we will not take any steps to cause the shares of Pinnacle S-Corp common stock to become eligible for trading on an automated quotation system operated by a national securities association. Pinnacle S-Corp will not be required to file reports under Section 15(d) of the Securities Exchange Act, and its common stock will not be registered under the Securities Exchange Act.

DESCRIPTION OF COMMON STOCK

     Pursuant to the reorganization plan, the articles of incorporation of Pinnacle S-Corp will be the articles of incorporation of the surviving corporation in the reorganization. As a result, the surviving corporation's authorized capital will consist of 10,000,000 shares of common stock, no par value, and 10,000,000 shares of non-voting common stock, no par value. Prior to the reorganization, Pinnacle Financial's articles of incorporation provided for 5,000,000 authorized shares of common stock, $10.00 par value. Since an S-corporation may only have one class of stock outstanding, Pinnacle S-Corp's articles of incorporation do not authorize preferred stock, which is considered a different class of stock than common stock. Pinnacle S-Corp's articles of incorporation do, however, include authorized shares of non-voting common stock, which are not considered a different class of stock for purposes of Subchapter S of the Code.

     As of the record date, 766,718 shares of Pinnacle Financial common stock were issued and outstanding. We estimate that the number of shares of Pinnacle S-Corp common stock outstanding after the reorganization will be approximately 703,600. The exact change in the number of outstanding shares will depend on the number of shares that shareholders exchange for cash and the number of additional shares purchased.

     Generally, additional shares of Pinnacle S-Corp common stock may be issued without regulatory or shareholder approval, and common stock may be issued for cash or other property. Pinnacle S-Corp common stock will not be subject to liability for further calls or assessments by Pinnacle S-Corp and will not be subject to any redemption, sinking fund or conversion provisions.

     The holders of shares of Pinnacle S-Corp common stock will be entitled to dividends and other distributions as and when declared by the board of directors out of legally available assets. Pinnacle S-Corp may pay distributions in cash, property or shares of common stock, unless Pinnacle S-Corp is insolvent or the distribution payment would render it insolvent.

MATERIAL PROVISIONS OF PINNACLE S-CORP'S ARTICLES OF INCORPORATION AND BYLAWS

     The rights of Pinnacle S-Corp shareholders will be governed by the Georgia Business Corporation Code and Pinnacle S-Corp articles of incorporation and bylaws. The following is a summary of a comparison of the material provisions of Pinnacle Financial's and Pinnacle S-Corp's articles of incorporation and bylaws:

     AUTHORIZATION OF SPECIAL STOCK. Pinnacle Financial's articles of incorporation do not provide for the authorization of different classes of stock or non-voting stock; whereas, Pinnacle S-Corp does permit the issuance of non-voting stock as discussed above in the sub-heading "Description of Common Stock."

     SIZE OF THE BOARD OF DIRECTORS. Pinnacle Financial's bylaws provide that its board will consist of twelve members; whereas, Pinnacle S-Corp's bylaws provide that its board will consist of between one and fifteen members. For both Pinnacle Financial and Pinnacle S-Corp, the exact number of board members may be fixed from time to time by majority vote of the board of directors and, in the case of Pinnacle S-Corp, by the majority vote of its shareholders.

     ELECTION OF DIRECTORS. Pinnacle Financial's and Pinnacle S-Corp's bylaws both provide that directors shall be elected annually by a plurality of the votes of the shares present, in person or by proxy, and entitled to vote on the election of directors at a meeting of the shareholders at which a quorum is present.

     REMOVAL OF DIRECTORS. Pinnacle Financial's and Pinnacle S-Corp's bylaws both provide that a director may be removed with or without cause by the shareholders at any meeting of the shareholders for which notice of the removal action has been given.

     FILLING VACANCIES ON THE BOARD OF DIRECTORS. Under Pinnacle Financial's and Pinnacle S-Corp's bylaws, any vacancy occurring in a board seat, which is not otherwise filled by the shareholders, may be filled by a majority of the remaining directors.

     INDEMNIFICATION.   Pinnacle Financial's bylaws and Pinnacle S-Corp's
articles of incorporation and bylaws provide that, subject to various limitations described below, each respective company will indemnify its own directors and officers who are made a party to a proceeding because they are or were directors, officers, employees or agents of Pinnacle financial or Pinnacle S-Corp, as the case may be, against liability incurred in the proceeding unless such persons:

     For Pinnacle Financial
     ----------------------

     - were adjudged to be liable for negligence or misconduct in the performance of their duties to Pinnacle Financial.

     For Pinnacle S-Corp
     -------------------

     -    usurped a corporate opportunity from Pinnacle S-Corp;

     -    intentionally or knowingly violated the law;

     - violated his or her duties regarding proper payment of dividends or approval of stock repurchases; or

     -    received a personal benefit which was improper under applicable law.


     Pinnacle Financial and Pinnacle S-Corp may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

     - the director or officer furnishes a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior for which indemnification would be prohibited; and

     - the director or officer furnishes a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

To the extent permitted under the Georgia Business Corporation Code, Pinnacle Financial and Pinnacle S-Corp may also indemnify persons who serve as directors, officers, employees or agents of other affiliated organizations under similar limitations and procedures described above. Additionally, Pinnacle S-Corp may indemnify employees and agents, at its discretion, subject to the same limitations described above for directors and officers.

     LIMITATION OF LIABILITY FOR DIRECTORS. Pinnacle S-Corp's articles of incorporation eliminate the potential personal liability of a director for monetary damages to Pinnacle S-Corp and its shareholders for breach of a duty as a director except for monetary damages arising out of:

     - a breach of duty involving appropriation of a business opportunity of Pinnacle S-Corp;

     - an act or omission involving intentional misconduct or a knowing violation of law;

     - a transaction from which the director derives an improper material tangible personal benefit; or

     - as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code.

     Pinnacle S-Corp's articles of incorporation do not eliminate or limit the right of Pinnacle S-Corp or its shareholders to seek injunctive or other equitable relief not involving monetary damages. Pinnacle Financial's articles of incorporation and bylaws do not provide this type of protection to its directors.

     SHAREHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS. Generally, unless otherwise provided for under the Georgia Business Corporation Code, each shareholder of Pinnacle Financial is entitled to one vote for each outstanding share of stock of Pinnacle Financial held by such shareholder, and that in all matters (except for the election of directors), the vote of a majority of the shares of stock of Pinnacle Financial present, in person or by proxy, at a meeting of shareholders at which a quorum is present shall be the act of the shareholders. This result is the same for Pinnacle S-Corp shareholders as well.

DIVIDEND POLICY

     The holders of shares of Pinnacle S-Corp common stock will be entitled to dividends and other distributions as and when declared by the board of directors out of assets legally available therefor. Dividends may be paid in cash, property or shares of common stock unless Pinnacle S-Corp is insolvent or the dividend payment would render it insolvent. Pinnacle Financial has paid historical dividends in the annual amount of approximately $2.40 per share for 2001 and $3.00 per share (annualized) for 2002. In connection with the S-corporation election, we intend to pay dividends to shareholders sufficient to enable shareholders to pay their tax obligations on the shares of Pinnacle S-Corp common stock, subject to regulatory restrictions, which may be more or less than Pinnacle Financial's historical dividend distributions.

     Our ability to pay cash dividends is influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends, if any, will depend upon, among other things, future earnings, the financial condition of Pinnacle Bank and Pinnacle S-Corp, the amount of cash on hand at the holding company level, outstanding debt obligations and limitations on the payment of dividends on any debt obligations, and the requirements imposed by regulatory authorities.

RELATED PARTY TRANSACTIONS

     Pinnacle Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors and officers of Pinnacle Financial and their associates, including corporations in which such officers or directors are shareholders, directors and/or officers, on the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Such transactions have not involved more than the normal risk of collectibility or presented other unfavorable features.

LEGAL PROCEEDINGS

     There are no material pending proceedings to which Pinnacle Financial is a party or to which any of its properties are subject; nor are there material proceedings known to Pinnacle Financial to be contemplated by any governmental authority; nor are there material proceedings known to Pinnacle Financial, pending or contemplated, in which any director, officer or affiliate or any principal shareholder of Pinnacle Financial, or any associate of the foregoing, is a party or has an interest adverse to Pinnacle Financial.

ADDITIONAL INFORMATION

     Pinnacle Financial files periodic reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's Public Reference Room, 340 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

     The Securities and Exchange Commission allows Pinnacle Financial to "incorporate by reference" information into this proxy statement/prospectus, which means that we may disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us and our business.

PINNACLE FINANCIAL SECURITIES AND EXCHANGE
COMMISSION FILINGS (FILE NO. 33-67528)

Annual Report on Form 10-KSB  For this fiscal year ended December 31, 2001

Quarterly Reports on Form     For the fiscal quarters ended March 31, 2002, June
10-QSB                        30, 2002, and September 30, 2002

Registration Statement on     Filed August 16, 1993
Form S-4, as amended
describing Pinnacle
Financial's common stock)

     Pinnacle Financial also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission between the date of this proxy statement/prospectus and the completion of the reorganization or the termination of the reorganization plan. These include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K.

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits except those that we have specifically incorporated by reference in this proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from us at the following address:

     L. Jackson McConnell
     Pinnacle Bank
     P.O. Box 430
     Elberton, Georgia  30635
     (706) 283-2854

If you would like to request documents, please do so by [INSERT DATE FIVE BUSINESS DAYS PRIOR TO MEETING], 2002 to receive them before the meeting.

     You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus or in any of the materials that have been incorporated by reference into this document. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This proxy statement/prospectus is dated ____________, 2002. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of Pinnacle S-Corp common stock in the reorganization creates any implication to the contrary.

                                INDEX TO FINANCIAL STATEMENTS


Consolidated Balance Sheets as of September 30, 2002 and December 31, 2001 (Unaudited)  F-2

Consolidated Statement of Income for each of the
   Nine and Three Months Ended September 30, 2002 and 2001 (Unaudited) . . . . . . . .  F-3

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2002
   and 2001 (Unaudited). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-5

Notes to Unaudited Consolidated Financial Statements . . . . . . . . . . . . . . . . .  F-6

Report of Independent Certified Public Accountants . . . . . . . . . . . . . . . . . .  F-7

Consolidated Balance Sheet as of December 31, 2001 . . . . . . . . . . . . . . . . . .  F-8

Consolidated Statements of Income for the Years Ended
   December 31, 2001 and 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-9

Consolidated Statements of Shareholders' Equity
   for the Years Ended December 31, 2001 and 2000. . . . . . . . . . . . . . . . . . .  F-10

Consolidated Statements of Cash Flows for the Years Ended
   December 31, 2001 and 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-11

Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . .  F-12

                    PINNACLE FINANCIAL CORPORATION & SUBSIDIARY
                            CONSOLIDATED BALANCE SHEETS
                      SEPTEMBER 30, 2002 AND DECEMBER 31, 2001
                                    (UNAUDITED)

                                                      SEPTEMBER 30,   DECEMBER 31,
                                                           2002           2001
ASSETS
       Cash and due from banks                        $   14,572,356  $   9,620,074
       Federal funds sold                                          0              0
       Securities available for sale                      94,104,121    102,567,536

       Loans, net of allowance for loan losses
         of $2,353,534 and $2,033,273, respectively      209,847,171    177,245,992

       Premises and equipment                              7,738,750      7,766,269
       Accrued interest receivable                         2,301,696      2,227,295
       Other assets                                       11,871,820     11,777,441
                                                      --------------  -------------

       TOTAL  ASSETS                                  $  340,435,914  $ 311,204,607
                                                      ==============  =============

LIABILITIES
       Noninterest-bearing deposits                   $   54,330,050  $  45,488,608
       Interest-bearing deposits                         207,834,625    194,272,089
                                                      --------------  -------------

                Total deposits                           262,164,675    239,760,697

       Borrowings                                         25,491,304     20,397,893
       Accrued interest and other liabilities              4,052,046      4,874,089
                                                      --------------  -------------

                Total liabilities                        291,708,025    265,032,679
                                                      --------------  -------------

SHAREHOLDERS' EQUITY
       Common stock, $10 par value; 5,000,000 shares
         authorized, 766,718 and 768,000 shares
         issued and outstanding, respectively              7,667,180      7,680,000
       Capital surplus                                     7,178,722      7,280,000
       Retained earnings                                  31,333,128     29,869,390
       Accumulated other comprehensive income              2,548,859      1,342,538
                                                      --------------  -------------
                Total shareholders' equity                48,727,889     46,171,928
                                                      --------------  -------------

       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $  340,435,914  $ 311,204,607
                                                      ==============  =============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                             PINNACLE FINANCIAL CORPORATION & SUBSIDIARY
                                  CONSOLIDATED STATEMENTS OF INCOME
                       FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                             (UNAUDITED)

                                                                       THREE MONTHS    THREE MONTHS
                                                                          ENDED           ENDED
                                                                      SEPTEMBER 30,   SEPTEMBER 30,
                                                                           2002            2001
INTEREST INCOME
       Loans, including fees                                          $    3,882,060  $    3,854,750
       Securities available for sale                                       1,295,779       1,426,809
       Federal funds sold and other                                            5,680          28,113
                                                                      --------------  --------------

              Total interest income                                        5,183,519       5,309,672
                                                                      --------------  --------------

INTEREST EXPENSE
       Deposits                                                            1,296,746       2,030,245
       Borrowings                                                            179,236         169,422
                                                                      --------------  --------------

              Total interest expense                                       1,475,982       2,199,667
                                                                      --------------  --------------

NET INTEREST INCOME                                                        3,707,537       3,110,005
       Provision for loan losses                                             100,000          25,000
                                                                      --------------  --------------

              Net interest income after provision for loan losses          3,607,537       3,085,005
                                                                      --------------  --------------

OTHER INCOME
       Service charges on deposit accounts                                   550,032         519,800
       Other service charges and fees                                        265,306         224,952
       Net realized gains on sales of securities available for sale                0          20,220
Other income                                                                 160,680          78,438
                                                                      --------------  --------------

              Total other income                                             976,018         843,410
                                                                      --------------  --------------

OTHER EXPENSES
       Salaries and employee benefits                                      1,394,721       1,206,259
       Occupancy expense                                                     365,513         329,431
       Net realized losses on sales of securities available for sale               0               0
       Other expenses                                                      1,901,799         627,840
                                                                      --------------  --------------

              Total other expenses                                         3,662,033       2,163,530
                                                                      --------------  --------------

Income before income taxes                                                   921,522       1,764,885
Income tax expense                                                           281,000         502,000
                                                                      --------------  --------------

NET INCOME                                                            $      640,522  $    1,262,885
                                                                      ==============  ==============

Net income per share of common stock                                  $          .84  $         1.64
                                                                      ==============  ==============

Average shares outstanding                                                   766,618         768,000
                                                                      ==============  ==============

                THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                             PINNACLE FINANCIAL CORPORATION & SUBSIDIARY
                                  CONSOLIDATED STATEMENTS OF INCOME
                        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                             (UNAUDITED)


                                                                           YTD             YTD
                                                                      SEPTEMBER 30,   SEPTEMBER 30,
                                                                           2002            2001
INTEREST INCOME
       Loans, including fees                                          $   10,977,122  $   11,918,497
       Securities available for sale                                       3,979,567       4,194,057
       Federal funds sold and other                                           13,443         160,625
                                                                      --------------  --------------

              Total interest income                                       14,970,132      16,273,179
                                                                      --------------  --------------

INTEREST EXPENSE
       Deposits                                                            4,185,744       6,335,233
Borrowings                                                                   533,371         482,866
                                                                      --------------  --------------

              Total interest expense                                       4,719,115       6,818,099
                                                                      --------------  --------------

NET INTEREST INCOME                                                       10,251,017       9,455,080
       Provision for loan losses                                             300,000         675,000
                                                                      --------------  --------------

              Net interest income after provision for loan losses          9,951,017       8,780,080
                                                                      --------------  --------------

OTHER INCOME
       Service charges on deposit accounts                                 1,547,167       1,265,968
       Other service charges and fees                                        722,773         615,482
       Net realized gains on sales of securities available for sale           36,855          58,815
       Other income                                                          467,255         200,950
                                                                      --------------  --------------

              Total other income                                           2,774,050       2,141,215
                                                                      --------------  --------------

OTHER EXPENSES
       Salaries and employee benefits                                      3,986,125       3,587,485
       Occupancy expense                                                   1,032,178         993,726
       Net realized losses on sales of securities available for sale               0               0
Other expenses                                                             3,351,599       1,801,120
                                                                      --------------  --------------

              Total other expenses                                         8,369,902       6,382,331
                                                                      --------------  --------------

Income before income taxes                                                 4,355,165       4,538,964
Income tax expense                                                         1,165,500       1,378,500
                                                                      --------------  --------------

NET INCOME                                                            $    3,189,665  $    3,160,464
                                                                      ==============  ==============

Net income per share of common stock                                  $         4.16  $         4.12
                                                                      ==============  ==============

Average shares outstanding                                                   767,275         768,000
                                                                      ==============  ==============

            THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                 PINNACLE FINANCIAL CORPORATION & SUBSIDIARY
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                                 (UNAUDITED)


                                                                             SEPTEMBER 30,    SEPTEMBER 30,
                                                                                 2002             2001
CASH FLOW FROM OPERATING ACTIVITIES
Net income                                                                  $    3,189,665   $    3,160,464
                                                                            ---------------  ---------------
Adjustments to reconcile net income to net
       Cash provided by operating activities:
              Depreciation and amortization                                        496,100          496,100
              Provision for loan losses                                            300,000          675,000
              Net losses on foreclosed assets                                    1,554,878           30,643
              Net realized (gains) losses on securities available for sale         (36,855)         (58,815)
              Net change in accrued interest and other assets                   (1,723,658)      (7,729,659)
              Net change in accrued expenses and other liabilities                (822,043)         408,701
                                                                            ---------------  ---------------
              Total adjustments                                                   (231,578)      (6,178,030)
                                                                            ---------------  ---------------

Net cash provided by operating activities                                        2,958,087       (3,017,566)
                                                                            ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities available for sale                                      (12,608,586)     (34,869,161)
Proceeds from sales of securities available for sale                             4,241,262        3,703,308
Proceeds from maturities, prepayments, and calls
    of securities available for sale                                            18,073,915       17,703,851
Net change in loans                                                            (32,901,179)        (338,545)
Purchases of premises and equipment                                               (468,581)        (180,294)
                                                                            ---------------  ---------------

Net cash used by investing activities                                          (23,663,169)     (13,980,841)
                                                                            ---------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposits                                                          22,403,978       18,094,505
Repurchase of common stock                                                        (114,098)               0
Repayment of  borrowings                                                       (17,406,589)      (7,500,000)
Proceeds from borrowings                                                        22,500,000        7,639,886
Cash dividends paid                                                             (1,725,927)      (1,382,400)
                                                                            ---------------  ---------------

Net cash provided by financing activities                                       25,657,364       16,851,991
                                                                            ---------------  ---------------

Net change in cash and cash equivalents                                          4,952,282         (146,416)
Cash and cash equivalents at January 1                                           9,620,074       12,519,980
                                                                            ---------------  ---------------

Cash and cash equivalents at September 30                                   $   14,572,356   $   12,373,564
                                                                            ===============  ===============

Interest paid                                                               $    5,654,133   $    6,837,272
                                                                            ===============  ===============

Income taxes paid                                                           $    1,441,055   $    1,135,514
                                                                            ===============  ===============

                 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                  PINNACLE FINANCIAL CORPORATION AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

(1)  BASIS OF PRESENTATION
     ---------------------

     The consolidated financial statements include the accounts of Pinnacle Financial Corporation (the Company) and its wholly-owned commercial bank subsidiary, Pinnacle Bank. All significant intercompany accounts have been eliminated in consolidation.

     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary for fair statements of the consolidated financial position and the results of operations of the Company for the interim periods. The results of operations for the nine-month period ended September 30, 2002 are not necessarily indicative of the results which may be expected for the entire year.

(2)  CASH AND CASH EQUIVALENTS
     -------------------------

     For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents include cash and due from banks and federal funds sold, all of which mature within ninety days.

(3)  INCOME TAXES
     ------------

     Deferred income taxes assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

(4)  ACCOUNTING FOR IMPAIRED LOANS
     -----------------------------

     A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Loans having carrying values of $1,857,000 as of September 30, 2002 have been recognized as impaired. The total allowance for loan losses related to these impaired loans is $450,000.

                           SMITH, BURCH & COMPANY, LLP
                          Certified Public Accountants
                    Offices in Hartwell and Elberton, Georgia
                                January 14, 2002

To the Board of Directors and Shareholders
Pinnacle Financial Corporation and Subsidiary
Elberton, Georgia 30635

                          Independent Auditor's Report

We have audited the accompanying consolidated balance sheet of Pinnacle Financial Corporation and Subsidiary as of December 31, 2001 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pinnacle Financial Corporation and Subsidiary at December 31, 2001 and the consolidated results of their operations and their cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

                         /s/ Smith, Burch & Company, LLP

                      PINNACLE FINANCIAL CORPORATION & SUBSIDIARY
                              CONSOLIDATED BALANCE SHEET
                                   DECEMBER 31, 2001

ASSETS
Cash and due from banks                                                   $  9,620,074
                                                                          ------------

Total cash and cash equivalents                                              9,620,074

Securities available for sale                                              102,567,536
Loans, net of allowance for loan losses of $2,033,273                      177,245,992
Premises and equipment, net                                                  7,766,269
Accrued interest receivable                                                  2,227,295
Other assets                                                                11,777,441
                                                                          ------------

TOTAL ASSETS                                                              $311,204,607
                                                                          ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Deposits:
Noninterest-bearing                                                       $ 45,488,608
Interest-bearing                                                           194,272,089
                                                                          ------------

Total deposits                                                             239,760,697

Borrowings                                                                  20,397,893
Other liabilities                                                            4,874,089
                                                                          ------------

Total liabilities                                                          265,032,679
                                                                          ------------

SHAREHOLDERS' EQUITY
Common stock, $10 par value; 5,000,000 shares authorized, 768,000 shares
issued and outstanding                                                       7,680,000
Capital surplus                                                              7,280,000
Retained earnings                                                           29,869,390
Accumulated other comprehensive income                                       1,342,538
                                                                          ------------

Total shareholders' equity                                                  46,171,928
                                                                          ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                $311,204,607
                                                                          ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                   PINNACLE FINANCIAL CORPORATION & SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                         2001         2000

INTEREST INCOME
Loans, including fees                                 $15,549,647  $16,629,961
Securities available for sale                           5,623,270    5,419,411
Federal funds sold and other                              166,655      106,950
                                                      -----------  -----------

Total interest income                                  21,339,572   22,156,322
                                                      -----------  -----------

INTEREST EXPENSE
Deposits                                                8,146,228    8,185,254
Borrowings                                                662,954      633,468
                                                      -----------  -----------

Total interest expense                                  8,809,182    8,818,722
                                                      -----------  -----------

NET INTEREST INCOME                                    12,530,390   13,337,600
Provision for loan losses                                 750,000      500,000
                                                      -----------  -----------

Net interest income, after provision for loan losses   11,780,390   12,837,600
                                                      -----------  -----------

OTHER INCOME
Service charges on deposit accounts                     1,832,676    1,325,949
Other service charges and fees                            845,969      636,961
Net realized gains on sales of securities                  67,582            -
Other income                                              343,671      232,578
                                                      -----------  -----------

Total other income                                      3,089,898    2,195,488
                                                      -----------  -----------

OTHER EXPENSES
Salaries and employee benefits                          4,817,146    5,003,313
Occupancy expense                                       1,301,191    1,277,607
Net realized losses on sales of securities                      -      416,478
Other expenses                                          2,689,811    2,294,188
                                                      -----------  -----------

Total other expenses                                    8,808,148    8,991,586
                                                      -----------  -----------

Income before income taxes                              6,062,140    6,041,502
Income tax expense                                      1,770,000    1,838,000
                                                      -----------  -----------

NET INCOME                                            $ 4,292,140  $ 4,203,502
                                                      ===========  ===========

Net income per share of common stock                  $      5.59  $      5.47

Average shares outstanding                                768,000      768,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                   PINNACLE FINANCIAL CORPORATION & SUBSIDIARY
                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                   Accumulated
                                                                                      Other            Total
                                             Common     Capital      Retained     Comprehensive    Shareholders'
                                             Stock      Surplus      Earnings     Income (Loss)       Equity
                                           ----------  ----------  ------------  ---------------  ---------------
Balance, December 31, 1999                 $7,680,000  $7,280,000  $25,060,148   $   (1,559,346)  $   38,460,802
Comprehensive income:
Net income for 2000                                                  4,203,502                         4,203,502
Change in unrealized gain (loss) on
securities available for sale,
net of reclassification adjustments
and tax effects                                                                       1,712,319        1,712,319
                                                                                 ---------------  ---------------
Total comprehensive income                                                                             5,915,821
                                                                                                  ---------------
Cash dividends declared - $2.40 per share                           (1,843,200)                       (1,843,200)
                                           ----------  ----------  ------------  ---------------  ---------------
Balance, December 31, 2000                  7,680,000   7,280,000   27,420,450          152,973       42,533,423

Comprehensive income:
Net income for 2001                                                  4,292,140                         4,292,140
Change in unrealized gain (loss) on
securities available for sale,
net of reclassification adjustments
and tax effects                                                                       1,189,565        1,189,565
                                           ----------  ----------  ------------  ---------------  ---------------

Total comprehensive income                                                                             5,481,705
                                           ----------  ----------  ------------  ---------------  ---------------

Cash dividends declared - $2.40 per share                           (1,843,200)                       (1,843,200)
                                           ----------  ----------  ------------  ---------------  ---------------

Balance, December 31, 2001                 $7,680,000  $7,280,000  $29,869,390   $    1,342,538   $   46,171,928
                                           ==========  ==========  ============  ===============  ===============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                            PINNACLE FINANCIAL CORPORATION & SUBSIDIARY
                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                               YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                           2001           2000
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                             $  4,292,140   $  4,203,502
                                                                       -------------  -------------

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization                                               663,805        616,091
Provision for loan losses                                                   750,000        500,000
Loss on sale of premises and equipment                                        1,139          8,590
Deferred income taxes                                                       736,058       (265,543)
Net realized (gains) losses on securities                                   (67,582)       416,478
Net losses on foreclosed assets                                             325,921         38,527
Net change in:
Accrued interest receivable and other assets                             (5,178,105)      (932,937)
Other liabilities                                                          (188,484)       219,724
                                                                       -------------  -------------

Total adjustments                                                        (2,957,248)       600,930
                                                                       -------------  -------------

Net cash provided by operating activities                                 1,334,892      4,804,432
                                                                       -------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES
Available for sale securities:
Sales                                                                     5,130,907     18,571,604
Maturities, prepayments, and calls                                       20,311,675      6,713,601
Purchases                                                               (39,577,384)   (16,064,231)
Net change in loans                                                     (15,124,378)   (13,779,458)
Proceeds from sale of premises and equipment                                  1,586         18,700
Proceeds from sales of foreclosed assets                                  1,232,605        511,900
Purchases of premises and equipment                                        (233,993)      (671,383)
                                                                       -------------  -------------

Net cash used by investing activities                                   (28,258,982)    (4,699,267)
                                                                       -------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposits                                                   18,108,691      3,307,565
Net change in federal funds purchased and securities sold under
agreements to repurchase                                                  9,397,893              -
Federal Home Loan Bank Advances:
Proceeds from issuance                                                    9,600,000     36,150,000
Repayments                                                              (11,700,000)   (33,550,000)
Cash dividends paid                                                      (1,382,400)    (3,340,800)
                                                                       -------------  -------------

Net cash provided by financing activities                                24,024,184      2,566,765
                                                                       -------------  -------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                  (2,899,906)     2,671,930
Cash and cash equivalents at January 1                                   12,519,980      9,848,050
                                                                       -------------  -------------

Cash and cash equivalents at December 31                               $  9,620,074   $ 12,519,980
                                                                       =============  =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid on deposits and borrowings                               $  8,773,999   $  8,557,398
                                                                       =============  =============

Income taxes paid                                                      $  1,773,974   $  1,848,492
                                                                       =============  =============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Foreclosed assets acquired in settlement of loans                      $  3,919,000        759,427
                                                                       =============  =============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                   PINNACLE FINANCIAL CORPORATION & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Basis  of  Presentation  and  Consolidation.  The  consolidated  financial
     -------------------------------------------
statements of Pinnacle Financial Corporation (the company) and its wholly-owned commercial bank subsidiary, Pinnacle Bank (the bank) are prepared in conformity with generally accepted accounting principles and general practice within the banking industry. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Nature  of  operations.  The  company  is  a  bank  holding  company  whose
     ----------------------
principal activity is the ownership and management of the bank and is subject to regulation by the Federal Reserve Bank. The bank provides a variety of financial services to individuals and corporate customers through its eight locations in Northeast Georgia. The bank's primary deposit products include non-interest and interest-bearing checking accounts, savings accounts, and certificates of deposit. The bank offers various lending products with a substantial portion of the portfolio collateralized by real estate. The bank operated under a national bank charter until November 2001 and was subject to regulation by the Office of the Comptroller of the Currency (OCC) and the Federal Deposit Insurance Corporation. In November 2001, the bank converted to a state bank charter and is now subject to regulation by the Georgia Department of Banking and Finance and the Federal Deposit Insurance Corporation.

     Use  of  Estimates.  In  preparing  consolidated  financial  statements  in
     ------------------
conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate, and deferred tax assets (liabilities).

     The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

     Significant  Group  Concentrations  of  Credit Risk.  Most of the company's
     ---------------------------------------------------
activities are with customers located in the Northeast Georgia area. The company has significant concentrations, as defined by their regulators, in the granite and poultry industries.

     Cash and cash equivalents.  For purposes of these statements, cash and cash
     -------------------------
equivalents include cash, balances due from banks, and federal funds sold, all of which mature within ninety days.

     Securities  available for sale.  Securities are classified as available for
     ------------------------------
sale and are carried at fair value. Unrealized holding gains and losses, net of reclassification adjustments and related tax effects, are excluded from earnings and are reported in accumulated other comprehensive income.

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  (CONTINUED)

     Securities  available  for  sale  -  (Continued).  Purchase  premiums  and
     --------------------------------
discounts are recognized in interest income using the interest method over the terms of the securities. Interest and dividend income are recognized when earned. A decline in the fair value of any security below cost that is deemed to be other than temporary is charged to income resulting in the establishment of a new cost basis for the security. Realized gains (losses) on the sale of securities available for sale are recorded on the trade date and are determined using the specific-identification method. The company does not own any derivative security instruments nor does it participate in any hedging activities.

     Loans.  The  bank grants agribusiness, commercial, residential and consumer
     -----
loans to individuals and a variety of firms and corporations located primarily in Northeast Georgia. The bank's loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the bank has a diversified loan portfolio, a substantial portion is collateralized by improved and unimproved real estate and is dependent upon the real estate market, economic conditions, and the granite and poultry industries. Loans are stated at the amount of the outstanding unpaid principal balances adjusted for charge-offs and the allowance for loan losses.

     Interest on loans is recognized at the applicable interest rate based on the principal amount outstanding. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, there is a doubt concerning full collectibility of both principal and interest. Interest income is subsequently recognized only to the extent cash payments are received. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

     The effect of the capitalization of loan fees and loan origination costs has been computed by management and does not have a material impact upon these financial statements.

     Allowance for loan losses.  The allowance for loan losses is established as
     -------------------------
losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

     The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

     While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the bank to recognize additional losses based on their judgments about information available to them at the time of their examination.

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  (CONTINUED)

     Allowance  for  loan  losses  -  (Continued). A loan is considered impaired
     ----------------------------
when, based on current information and events, it is probable that the bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Substantially all of the company's loans which have been identified as impaired have been measured by the fair value of existing collateral (generally real estate).

     Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the company does not separately identify individual consumer loans for impairment disclosures.

     Off-balance-sheet  financial  instruments.  In  the  ordinary  course  of
     -----------------------------------------
business, the company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under personal lines of credit, commercial lines of credit, credit card arrangements, and standby letters of credit. Such financial instruments are recorded when they are funded.

     Premises  and  equipment.  Land  is  carried  at  cost.  Other premises and
     ------------------------
equipment are recorded at cost less accumulated depreciation computed by the straight line method over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized.

     Foreclosed  assets.  Assets  acquired  through  foreclosure  are  initially
     ------------------
recorded at the lower of the bank's carrying amount or estimated fair market value less cost to sell, establishing a new cost basis. Any losses recognized at the date of foreclosure are charged to the allowance for loan losses. Costs of significant property improvements are capitalized. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Income and expenses of foreclosed assets, including adjustments to the carrying amount subsequent to foreclosure, are included in current earnings.

     Income  taxes.  The  provision for income taxes is based on income reported
     -------------
for consolidated financial statement purposes and consists of taxes currently due plus deferred taxes resulting from the recognition of certain revenues and expenses in different periods for tax reporting purposes. A deferred tax asset or liability is recognized for the tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The tax consequence is calculated by applying enacted statutory tax rates, applicable to future years, to these temporary differences. The company files consolidated income tax returns with its subsidiary.

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  (CONTINUED)

     Net income per share of common stock.  Net income per share of common stock
     ------------------------------------
is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year.

     Reclassifications.  Certain  2000  amounts  have  been  reclassified  for
     -----------------
comparative purposes in order to conform to the 2001 presentation. Such reclassifications had no impact on total assets or net income.


NOTE 2 - SECURITIES AVAILABLE FOR SALE

     Securities available for sale at December 31 were as follows:

                                             Gross         Gross
                             Amortized    Unrealized    Unrealized       Fair
                                Cost         Gains        Losses        Value
                            ------------  -----------  ------------  ------------

    2001
U.S. Treasury               $    752,576  $    18,986  $        --   $    771,562
U.S. Government agencies      26,835,176    1,037,998   (   13,120)    27,860,054
State and Municipals          27,889,257      534,877   (  233,803)    28,190,331
Mortgage-backed securities    34,622,380      563,983   (  116,403)    35,069,960
Corporate bonds                6,566,329      257,472   (   15,841)     6,807,960
Other securities               3,867,669           --           --      3,867,669
                            ------------  -----------  ------------  ------------

                            $100,533,387  $ 2,413,316   ($ 379,167)  $102,567,536
                            ============  ===========  ============  ============

    2000
U.S. Treasury               $    756,072  $     3,158         ($90)  $    759,140
U.S. Government agencies      41,201,072      169,601   (  195,666)    41,175,007
State and Municipals          19,066,843      312,749   (  170,576)    19,209,016
Mortgage-backed securities    21,166,004      169,111   (   59,452)    21,275,663
Corporate bonds                3,515,565       36,875   (   18,980)     3,533,460
Other securities               1,223,300           --           --      1,223,300
                            ------------  -----------  ------------  ------------

                            $ 86,928,856  $   691,494   ($ 444,764)  $ 87,175,586
                            ============  ===========  ============  ============

     Other  securities  include  stocks in the Federal Home Loan Bank of Atlanta
(FHLB), the Federal Reserve Bank and mutual fund investments. The stocks are carried at cost, since they do not have a readily determinable fair value because their ownership is restricted and lacks a market. These stocks are classified as due after ten years for contractual maturities. During 2001, the bank sold the stock in the Federal Reserve Bank. The mutual fund investment is classified as due in one year or less for contractual maturities because of the liquidity and repricing characteristics and is carried at cost because the difference between amortized cost and fair value is insignificant.

     The amortized cost and fair value of securities by contractual maturity at December 31, 2001 were as follows:

                                         Amortized        Fair
                                            Cost         Value
                                        ------------  ------------
Due in one year or less                 $ 13,173,484  $ 13,386,880
Due after one year through five years     39,324,794    40,640,367
Due after five years through ten years    10,401,132    10,466,761
Due after ten years                        3,011,597     3,003,568
                                        ------------  ------------

                                          65,911,007    67,497,576
Mortgage-backed securities                34,622,380    35,069,960
                                        ------------  ------------

                                        $100,533,387  $102,567,536
                                        ============  ============

     Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

     Nontaxable and taxable interest income on securities available for sale were as follows:

                   2001        2000
                ----------  ----------
    Nontaxable  $1,022,199  $  896,995
    Taxable      4,601,071   4,522,416
                ----------  ----------

                $5,623,270  $5,419,411
                ==========  ==========

     For the years ended December 31, 2001 and 2000, proceeds from sales of securities amounted to $5,130,907 and $18,571,604, respectively. Gross realized gains amounted to $67,582 and $23,900, respectively. Gross realized losses amounted to $ -0- and $440,378, respectively.

     Securities available for sale, with a carrying value of approximately $34,155,046 and $32,847,096 at December 31, 2001 and 2000, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.


NOTE  3  -  LOANS

     Components  of  loans  at  December  31  were  as  follows:

                                    2001             2000
                              ----------------  --------------
   Commercial                 $    22,020,411   $  19,566,350
   Construction and land           11,987,726       6,893,572
   Commercial real estate          79,718,264      78,419,567
   Residential real estate         44,805,897      41,204,620
   Consumer                        20,746,967      23,058,750
                              ----------------  --------------

      Total loans                 179,279,265     169,142,859
   Allowance for loan losses   (    2,033,273)   (  2,352,245)
                              ----------------  --------------

      Net loans               $   177,245,992   $ 166,790,614
                              ================  ==============

     At December 31, 2001, the bank had total loans outstanding to the granite and poultry industries amounting to $18,000,380 and $24,492,506, respectively.

     The accrual of interest has been discontinued on loans amounting to $931,264 at December 31, 2001 and $4,059,027 at December 31, 2000. The amount of interest income that would have been recorded in 2001 and 2000, if all such loans had been accruing interest at their contractual rates, was approximately $141,000 and $126,000, respectively.

     In the normal course of business, executive officers and directors of the bank and certain business organizations and individuals associated with them, maintain borrowing relationships with the bank. Such loans were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. Activity in related party loans follows:

                             Years  Ended  December  31
                             --------------------------
                                 2001          2000
                             ------------  ------------
     Balance at January 1    $ 6,264,467   $ 6,488,659
        New loans              3,412,109     3,495,526
         Repayments           (2,805,650)   (3,719,718)
                             ------------  ------------

     Balance at December 31  $ 6,870,926   $ 6,264,467
                             ============  ============

NOTE  4  -  ALLOWANCE  FOR  LOAN  LOSSES

     Activity  in  the  allowance  for  loan  losses  follows:

                                                     Years  Ended  December  31
                                                    ----------------------------
                                                        2001           2000
                                                    -------------  -------------
     Balance at January 1                           $  2,352,245   $  2,113,735
        Provision for loan losses                        750,000        500,000
        Loans charged off                            ( 1,570,574)   (   459,474)
        Recoveries                                       501,602        197,984
                                                    -------------  -------------

     Balance at December 31                         $  2,033,273   $  2,352,245
                                                    =============  =============

     The following is a summary of information pertaining to impaired loans at December 31:

                                                        2001           2000
                                                    -------------  -------------

     Impaired loans without a valuation allowance   $    659,909   $    312,636
     Impaired loans with a valuation allowance         1,332,875      4,179,831
                                                    -------------  -------------

     Total impaired loans                           $  1,992,784   $  4,492,467
                                                    =============  =============

     Valuation allowance related to impaired loans  $    449,705   $  1,214,856
                                                    =============  =============

     The average recorded investment in impaired loans during 2001 and 2000 was $2,966,020 and $2,087,350, respectively. Interest income recognized on impaired loans in 2001 and 2000 was $83,187 and $56,941, respectively.

NOTE  5  -  PREMISES  AND  EQUIPMENT

     Premises  and  equipment  at  December  31  were  as  follows:

                                             2001             2000
                                        ---------------  --------------
        Land                            $    1,302,199   $   1,302,199
        Land improvements                      393,674         392,574
        Buildings and improvements           6,186,697       6,139,341
        Furniture & fixtures                 3,972,644       3,956,988
                                        ---------------  --------------
            Total cost                      11,855,214      11,791,102
        Accumulated depreciation         (   4,088,945)   (  3,617,291)
                                        ---------------  --------------

            Net premises and equipment  $    7,766,269   $   8,173,811
                                        ===============  ==============

     Depreciation expense included in occupancy expense for 2001 and 2000 was $638,810 and $616,091, respectively.

NOTE 6 - OTHER ASSETS AND OTHER LIABILITIES

     The components of other assets and other liabilities at December 31 were as follows:

                                                  2001         2000
                                               -----------  ----------

     OTHER ASSETS:
       Deferred income taxes                   $        --  $  628,311
       Cash surrender value of life insurance    8,229,239   2,984,431
       Foreclosed and repossessed assets         2,744,908     384,434
       Prepaid income tax                               --      11,385
       Interest in limited partnership             475,004          --
       Other                                       328,290     388,344
                                               -----------  ----------

                                               $11,777,441  $4,396,905
                                               ===========  ==========

                                                  2001         2000
                                               -----------  ----------
     OTHER LIABILITIES:
       Accrued interest payable                $ 3,108,917  $3,073,734
       Compensation and retirement deferral        723,715     830,506
       Declared dividends payable                  460,800          --
       Deferred income taxes                       107,747          --
       Income taxes payable                         62,972     217,859
       Other                                       409,938     371,927
                                               -----------  ----------

                                               $ 4,874,089  $4,494,026
                                               ===========  ==========

     The bank has purchased life insurance on certain of its employees and is the beneficiary of these policies. There are no restrictions or outstanding borrowings against the cash surrender value of these policies. During 2001 the bank purchased an interest in a limited partnership that will produce state income tax credits. The asset is being amortized over a ten year life.

NOTE  7  -  TIME  DEPOSITS

     The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2001 and 2000 was $33,334,613 and $29,140,707. Time deposits are included in interest-bearing deposits on the consolidated balance sheets.

     At December 31, 2001, the scheduled maturities of time deposits are as follows:

            2002                               $99,274,578
            2003                                13,045,649
            2004                                 2,668,497
            2005 and thereafter                  1,668,369
                                              ------------

                                              $116,657,093
                                              ============

     The company had deposits of approximately $2,130,305 and $2,171,598 from related parties at December 31, 2001 and 2000, respectively.


NOTE 8 - BORROWINGS

     Borrowings  at  December  31  were  as  follows:

                                               2001         2000
                                            -----------  -----------
       FHLB Short-Term Advances             $ 6,500,000  $10,100,000
       Federal Funds Purchased                7,118,000           --
       Securities Sold Under Agreements to
          Repurchase                          2,279,893           --
                                            -----------  -----------

            Total Short-Term Borrowings      15,897,893   10,100,000
                                            -----------  -----------

       FHLB Long-Term Advances                4,500,000    3,000,000
                                            -----------  -----------

            Total Long-Term Borrowings        4,500,000    3,000,000
                                            -----------  -----------

            Total Borrowings                $20,397,893  $13,100,000
                                            ===========  ===========

     The FHLB advances are secured by the company's investment in FHLB stock, which totaled $774,500 at December 31, 2001 and 2000, and by a blanket floating lien on portions of the company's loan portfolio.

     Of the total outstanding advances as of December 31, 2001, $6,000,000 are callable by the FHLB beginning in January 2002. If the callable advances are called prior to maturity, replacement funds will be offered by the FHLB at a then-current rate. Advances that are callable or mature within one year are classified as short-term. Non-callable advances require monthly interest payments, while callable advances require quarterly interest payments.

     Interest  rates  on  FHLB  advances  are  as  follows:

             Short-term advances     Long-term advances
             ----------------------  -------------------
             $3,000,000      5.71%   $         2,000,000  4.70%
                500,000      2.43%             1,000,000  4.19%
              1,000,000      6.39%               500,000  2.72%
              2,000,000      4.98%             1,000,000  3.42%
              ---------              -------------------

             $6,500,000              $         4,500,000
             ===========             ===================

     Federal funds purchased generally mature within one to four days from the transaction date. Average federal funds purchased amounted to $471,000 and $550,000 in 2001 and 2000, respectively.

     The bank has sold securities under agreements to repurchase to a number of its commercial deposit customers that provide for daily maturity and the payment of interest on a monthly basis. These borrowings are fully secured by the pledging of selected investment securities owned by the bank. Average securities sold under agreements to repurchase amounted to $693,000 and $ -0- in 2001 and 2000, respectively.

     Interest  expense  on  borrowings  was  as  follows:

                                           2001      2000
                                         --------  --------
             FHLB Advances               $633,209  $599,422
             Federal Funds Purchased       12,176    34,046
             Securities Sold under
               Agreements to Repurchase    17,569        --
                                         --------  --------

                                         $662,954  $633,468
                                         ========  ========

NOTE  9  -  OTHER  EXPENSES

     The  major  components  of  other  expenses  were  as  follows:

                                               2001        2000
                                            ----------  ----------
     Professional fees                      $  432,532  $  379,270
     Stationery, supplies and printing         224,878     192,692
     Advertising and public relations          247,075     237,506
     Litigation settlement                          --     248,250
     Foreclosed assets losses and expenses     443,428      62,051
     Other expenses                          1,341,898   1,174,419
                                            ----------  ----------

                                            $2,689,811  $2,294,188
                                            ==========  ==========

NOTE  10  -  EMPLOYEE  BENEFIT  PLANS

     401(K)  Plan.  The  company  maintains a defined contribution 401(k) profit
     -------------
sharing plan covering substantially all full-time employees. Employee contributions to the plan are based on salary levels and are discretionary, but the maximum employer matching contribution may not exceed 6% of gross salaries in any year. Employer contribution expense included in salaries and employee benefits for the plan was $198,478 in 2001 and $250,048 in 2000.

     Employee Stock Ownership Plan.  An Employee Stock Ownership Plan (ESOP) was
     ------------------------------
adopted by the company in 1992. The ESOP is a non-contributory qualified stock bonus plan established to accumulate shares of Pinnacle Financial Corporation common stock in the ESOP trust for the benefit of all eligible employees. Contributions to the plan are made at the discretion of the Board of Directors. There were no contributions for the ESOP in 2001 or 2000. As of December 31, 2001, the ESOP had purchased no qualified employer securities.

     Executive  Retirement  Benefits.  The  bank  has  a non-qualified executive
     --------------------------------
salary continuation plan which will provide benefits to the Chairman and Vice-Chairman of the Board of Directors and selected executive officers upon retirement. This retirement benefit amount will be determined each year using a life insurance contract indexed as if purchased on the effective date of the plan. The bank is not required to fund the plan.

          Employment Security Agreement.  The bank's former President retired
          ------------------------------
effective April 15, 2000. Under the provisions of an employment security agreement, the bank has recognized an outstanding liability of $140,298 and $283,538 as of December 31, 2001 and 2000, respectively.


NOTE  11  -  INCOME  TAXES

     The  provision  for  income  taxes  consisted  of  the  following:

                                                      Years  Ended  December  31
                                                      --------------------------
                                                         2001          2000
                                                      -----------  -------------
     Current tax provision - federal                  $1,576,560   $  1,977,569
     Current tax provision - state                        55,234        125,974
     Deferred tax provision (benefit)                    138,206       (265,543)
                                                      -----------  -------------

                                                      $1,770,000   $  1,838,000
                                                      ===========  =============

     The provision for federal income taxes is less than that computed by applying the federal statutory rate of 34% in 2001 and 2000, as indicated in the following analysis:

                                                         2001          2000
                                                      -----------  -------------

     Statutory federal tax rate                             34.0%          34.0%
     Increase (decrease) resulting from:
          State taxes, net of federal tax benefit             .5%           1.4%
          Tax-exempt income                                (7.9%)         (6.6%)
          Interest and other nondeductible expenses          1.2%            .6%
          Other, net                                         1.4%           1.0%
                                                      -----------  -------------

                                                            29.2%          30.4%
                                                      ===========  =============

     The components of the net deferred income tax asset (liability) included in other assets (liabilities) at December 31 were as follows:

                                                     2001         2000
                                                  -----------  ----------
   DEFERRED TAX ASSETS:
          Allowance for loan losses               $  534,245   $  720,381
          Deferred directors' fees and interest      139,206      150,037
          Employee severance pay                      47,701      107,745
          Other, net                                 201,142      149,417
                                                  -----------  ----------

                                                     922,294    1,127,580
                                                  -----------  ----------

   DEFERRED TAX LIABILITIES:
          Net unrealized gain on securities
             available for sale                      691,611       93,758
          Depreciation                               326,904      391,955
          Other, net                                  11,526       13,556
                                                  -----------  ----------

                                                   1,030,041      499,269
                                                  -----------  ----------

          Net deferred tax asset (liability)       ($107,747)  $  628,311
                                                  ===========  ==========

NOTE  12  -  CONTINGENT  LIABILITIES

     The company is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial statements.



NOTE 13 - OFF-BALANCE-SHEET ACTIVITIES

     The company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments consist of commitments to extend credit, personal and commercial lines of credit, and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheet.

     The company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for all off-balance sheet commitments is represented by the contractual amount of those instruments. The company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     A summary of the company's financial instruments whose contract amounts represent credit risk at December 31 were as follows:

                                     2001         2000
                                  -----------  -----------
     New loan commitments         $ 3,176,000  $        --
     Credit card arrangements       3,658,094    3,298,890
     Undisbursed lines of credit   20,411,265   17,179,111
     Standby letters of credit      2,238,560    2,269,951
                                  -----------  -----------

                                  $29,483,919  $22,747,952
                                  ===========  ===========

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future credit exposure or cash requirements. The amount of collateral obtained, if it is deemed necessary by the company, is based on management's credit evaluation of the customer.

     Standby letters of credit are conditional commitments issued by the company to guarantee the performance of a customer to a third party. Those letters of credit are issued to support both public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The company may hold collateral supporting these commitments if deemed necessary.



NOTE 14 - FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Certain financial instruments and all nonfinancial instruments are excluded from fair value disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the company.

NOTE  14  -  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS  -  (CONTINUED)

     The estimated fair values, and related carrying amounts, of the company's financial instruments at December 31 were as follows ($ in thousands):

                                        2001                 2000
                                      --------             --------
                                 Carrying    Fair     Carrying     Fair
                                  Amount    Value      Amount     Value
                                 --------  ---------  --------  ---------
Financial assets:
  Cash and cash equivalents      $  9,620  $   9,620  $ 12,520  $ 12,520
  Securities available for sale   102,568    102,568    87,175    87,175
  Loans, net                      177,246    180,311   166,791   166,587
  Accrued interest receivable &
     other assets                  21,771     21,771    15,293    15,293

Financial liabilities:
  Deposits                       $239,760  $ 237,051  $221,652  $209,099
  Borrowings                       20,398     20,518    13,100    13,226
  Other liabilities                 4,874      4,874     4,494     4,494
Off-balance-sheet instruments:
  Commitments, commercial lines
    of credit, and standby
    letters of credit                       $      9           $      27


     The following methods and assumptions were used by the company in estimating fair value disclosures for financial instruments:

     Cash and cash equivalents - The carrying amounts of cash and short-term instruments approximate fair values.

     Securities available for sale - Fair values for securities, excluding Federal Home Loan Bank and Federal Reserve Bank Stock, are based on quoted market prices. The carrying value of Federal Home Loan Bank and Federal Reserve Bank Stock approximates fair value based on redemption provisions.

     Loans - For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values approximate carrying values. Fair values for certain mortgage loans (e.g., one-to-four family residential), credit card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for fixed rate commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

     Other assets and other liabilities - The carrying amounts of other assets and other liabilities approximate fair value.

NOTE  14  -  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS  -  (CONTINUED)

     Deposits - The fair values of deposits with no defined maturity (e.g., interest and noninterest checking, savings, and money market accounts) are equal to their carrying amounts. The carrying amounts of variable-rate, fixed-term certificates of deposit approximate their fair values at the reporting date. Fair values for defined maturity certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

     Borrowings - The carrying amounts of federal funds purchased and other short-term borrowings maturing within ninety days approximate their fair values. The fair values of the company's remaining borrowings are estimated using discounted cash flow analyses based on the company's current incremental borrowing rates for similar types of borrowing arrangements.

     Off-balance-sheet instruments - Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.



NOTE  15  -  REGULATORY  MATTERS  AND  RESTRICTIONS

     The bank is subject to various regulatory capital requirements administered by banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the bank must meet specific capital guidelines that involve quantitative measures of the bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets, and a leverage ratio of Tier I capital to average assets. Management believes, as of December 31, 2001 and 2000, that the bank met all capital adequacy requirements to which it is subject.

     Because the company is a bank holding company with only one bank subsidiary, there are no significant differences between the consolidated risk-based capital ratios and those of the bank.

NOTE  15  -  REGULATORY  MATTERS  AND  RESTRICTIONS  -  (CONTINUED)

     The bank's actual capital amounts and ratios are presented in the table below ($ in thousands):

                                                                  To  Be  Well
                                                               Capitalized  Under
                                                 Capital       Prompt  Corrective
                                 Actual         Adequacy       Action  Provisions
                            -------  ------  -------  ------  --------------------
                            Amount   Ratio   Amount   Ratio    Amount      Ratio
                            -------  ------  -------  ------  ---------  ---------
As of December 31, 2001:
 Total Capital to Risk
    Weighted Assets         $46,829  21.54%  $17,393    8.0%  $  21,741      10.0%
 Tier I Capital to Risk
    Weighted Assets          44,796  20.60     8,697    4.0      13,045       6.0
 Tier I Capital to Average
    Assets                   44,796  14.51     9,261    3.0      15,435       5.0

As of December 31, 2000:
 Total Capital to Risk
    Weighted Assets         $44,070  22.62%  $15,589    8.0%  $  19,486      10.0%
 Tier I Capital to Risk
    Weighted Assets          41,718  21.41     7,794    4.0      11,691       6.0
 Tier I Capital to Average
    Average Assets           41,718  15.14     8,268    3.0      13,780       5.0

          To comply with state lending limit regulations, the bank has appropriated $25,040,000 of retained earnings. The appropriated retained earnings are unavailable for dividends without prior regulatory approval. Dividends paid by the bank subsidiary are the primary source of funds available to the company. In accordance with regulations issued by the Georgia Department of Banking and Finance, the total amount of dividends the bank may pay at any date is generally limited to fifty percent of the net earnings for the previous year or approximately $2,100,000 at December 31, 2001.

     The Federal Reserve Bank requires the company to maintain certain levels of cash on hand or on deposit with the Federal Reserve Bank. The required cash level at December 31, 2001 and 2000 was $4,413,000 and $3,928,000, respectively. The company is also required to maintain a minimum deposit with the Federal Reserve for clearings. The required deposit was $25,000 at December 31, 2001 and 2000.

NOTE  16  -  COMPREHENSIVE  INCOME

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

     The components of other comprehensive income and related tax effects are as follows:

                                              Years  Ended  December  31
                                             ----------------------------
                                                 2001           2000
                                             -------------  -------------
     Unrealized holding gains on securities
       available for sale                    $  1,848,777   $  2,752,606
     Reclassification adjustment for losses
       (gains) realized in income                 (61,359)         9,199
                                             -------------  -------------

     Net unrealized gains                       1,787,418      2,761,805

     Tax effect                                  (597,853)    (1,049,486)
                                             -------------  -------------

           Net-of-tax amount                 $  1,189,565   $  1,712,319
                                             =============  =============


NOTE 17 - SUBSEQUENT EVENT

     In February 2002, the bank signed a letter of intent with another financial institution to purchase a branch in the local area. Consummation of the purchase is subject to the completion of a definitive agreement, performance of due diligence and obtaining applicable regulatory approvals.

NOTE  18  -  CONDENSED  FINANCIAL  STATEMENTS  OF  PARENT  COMPANY

     Financial information pertaining only to Pinnacle Financial Corporation is as follows:

                                  BALANCE SHEET
                                DECEMBER 31, 2001


                                                         2001
                                                     -------------
Assets
Cash in subsidiary bank                              $     35,209
Investment in subsidiary                               46,138,643
Due from subsidiary                                       460,800
                                                     -------------

  TOTAL ASSETS                                       $ 46,634,652
                                                     =============

Liabilities and Shareholders' Equity
Accrued expenses                                     $      1,924
Declared dividends payable                                460,800
Common stock                                            7,680,000
Capital surplus                                         7,280,000
Retained earnings                                      29,869,390
Accumulated other comprehensive income                  1,342,538
                                                     -------------

  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $ 46,634,652
                                                     =============


                              STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                         2001           2000
                                                     -------------  -------------
Income
   Dividends from subsidiary                         $  1,261,600   $  1,873,200
   Interest income - securities available for sale         12,788         30,708
                                                     -------------  -------------
                                                        1,274,388      1,903,908

OPERATING EXPENSES                                         93,039         86,497
                                                     -------------  -------------

Income before income taxes and equity in
   undistributed income of subsidiary                   1,181,349      1,817,411

Income tax benefit                                         33,000         33,000
                                                     -------------  -------------

Net income before equity in undistributed
   income of subsidiary                                 1,214,349      1,850,411

Equity in undistributed income of subsidiary            3,077,791      2,353,091
                                                     -------------  -------------

NET INCOME                                           $  4,292,140   $  4,203,502
                                                     =============  =============

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                         2001           2000
                                                     -------------  -------------
Cash flows from operating activities:
   Net income                                        $  4,292,140   $  4,203,502
   Adjustments to reconcile net income to
     net cash provided by operating activities:
        Deferred income taxes                               1,743            697
        Equity in undistributed income of
          subsidiary                                   (3,077,791)    (2,353,091)
       Net change in:
          Other assets                                      9,486            481
          Due from subsidiary                            (460,800)     1,499,890
          Accrued expenses                                 (9,928)         4,099
                                                     -------------  -------------

       Net cash provided by operating activities          754,850      3,355,578
                                                     -------------  -------------

Cash flows from investing activities:
   Available for sale securities:
      Sales to subsidiary                                 619,432             --
        Other changes                                         (20)           (69)
                                                     -------------  -------------

      Net cash used by investing activities               619,412            (69)
                                                     -------------  -------------

Cash flows from financing activities:
   Cash dividends paid                                 (1,382,400)    (3,340,800)
                                                     -------------  -------------

       Net cash used by financing activities           (1,382,400)    (3,340,800)
                                                     -------------  -------------


Net change in cash and cash equivalents                    (8,138)        14,709
Cash and cash equivalents at January 1                     43,347         28,638
                                                     -------------  -------------

Cash and cash equivalents at December 31             $     35,209   $     43,347
                                                     =============  =============

                                   APPENDIX A
                                   ----------

                      AGREEMENT AND PLAN OF REORGANIZATION

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan of Reorganization") is made and entered into as of the 21st day of October 2002, by and between Pinnacle Financial Corporation ("Pinnacle"), a bank holding company organized under the laws of the State of Georgia, and Pinnacle S-Corp, Inc. ("S-Corp"), a Georgia corporation.

                                   WITNESSETH
                                   ----------

     WHEREAS, Pinnacle and S-Corp have determined that in order to reorganize Pinnacle as a Subchapter S Corporation, Pinnacle should cause S-Corp to be organized as a Georgia corporation for the sole purpose of effecting this Plan of Reorganization by merging Pinnacle with and into S-Corp, with S-Corp being the surviving corporation;

     WHEREAS, prior to the reorganization, S-Corp will elect to be taxed in accordance with the provisions of Subchapter S of the Internal Revenue Code (the "Code");

     WHEREAS, the authorized capital stock of Pinnacle consists of 5,000,000 shares of common stock ("Pinnacle Common Stock"), $10.00 par value, of which 766,718 shares are issued and outstanding;

     WHEREAS, the authorized capital stock of S-Corp consists of 10,000,000 shares of voting common stock ("S-Corp Stock"), no par value, of which one (1) share is issued and outstanding, and 10,000,000 shares of non-voting common stock, no par value, of which no shares are issued or outstanding;

     WHEREAS, the respective Boards of Directors of Pinnacle and S-Corp deem it advisable and in the best interests of Pinnacle and S-Corp and their respective shareholders that Pinnacle be merged with and into S-Corp;

     WHEREAS, the respective Boards of Directors of Pinnacle and S-Corp, by resolutions duly adopted, have approved and adopted this Plan of Reorganization and directed that it be submitted to the respective shareholders of Pinnacle and S-Corp for their approval; and

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained, and for the purpose of stating the method, terms and conditions of the merger provided for herein, the mode of carrying the same into effect, the manner and basis of converting and exchanging the shares of Pinnacle Common Stock as hereinafter provided, and such other provisions relating to the reorganization and merger as the parties deem necessary or desirable, the parties hereto agree as follows:

                                    SECTION 1

                                 REORGANIZATION
                                 --------------

     Pursuant to the applicable provisions of Georgia law, Pinnacle shall be merged with and into S-Corp. S-Corp shall be the survivor of the merger (the "Surviving Corporation") and shall simultaneously change its name to "Pinnacle Financial Corporation." Prior to the merger, S-Corp will elect to be taxed as a Subchapter S Corporation in accordance with Section 1362(a)(1) of the Code, which election will survive the merger and reorganization.


                                    SECTION 2

                      EFFECTIVE DATE OF THE REORGANIZATION
                      ------------------------------------

     The merger of Pinnacle with and into S-Corp shall be effective as of the date (the "Effective Date of the Reorganization") specified in the certificate of merger to be issued by the Georgia Secretary of State in connection with the merger.

     Since the merger of Pinnacle with and into S-Corp will effect the reorganization of Pinnacle into a Subchapter S Corporation, the merger and reorganization, collectively, shall hereinafter be referred to as the "Reorganization."


                                    SECTION 3

                  LOCATION, ARTICLES AND BYLAWS, AND MANAGEMENT
                  ---------------------------------------------

     On the Effective Date of the Reorganization:

     (a) The location of the principal office of the Surviving Corporation shall be the same as the location of the principal office of Pinnacle immediately prior to the Effective Date of the Reorganization.

     (b) The Articles of Incorporation and Bylaws of the Surviving Corporation shall be the same as the Articles of Incorporation and Bylaws of S-Corp as in effect immediately prior to the Effective Date of the Reorganization.

     (c) The directors and officers of the Surviving Corporation shall be the directors and officers of Pinnacle immediately prior to the Effective Date of the Reorganization. All such directors and officers of the Surviving Corporation shall serve until their respective successors are elected or appointed pursuant to the Bylaws of the Surviving Corporation.

                                    SECTION 4

               EXISTENCE, RIGHTS, DUTIES, ASSETS, AND LIABILITIES
               --------------------------------------------------

     (a) As of the Effective Date of the Reorganization, the existence of Pinnacle as a separate entity shall cease, but its existence shall continue in the Surviving Corporation.

     (b) As of the Effective Date of the Reorganization, the Surviving Corporation shall have, without further act or deed, all of the properties, rights, powers, trusts, duties and obligations of Pinnacle and S-Corp.

     (c) As of the Effective Date of the Reorganization, the Surviving Corporation shall have the authority to engage only in such businesses and to exercise only such powers as are provided for in the Articles of Incorporation of the Surviving Corporation, and the Surviving Corporation shall be subject to the same prohibitions and limitations to which it would be subject upon original incorporation, except that the Surviving Corporation may engage in any business and may exercise any right that Pinnacle or S-Corp could lawfully have exercised or engaged in immediately prior to the Effective Date of the Reorganization.

     (d) No liability of Pinnacle or S-Corp or of any of their shareholders, directors or officers shall be affected by the Reorganization, nor shall any lien on any property of Pinnacle or S-Corp be impaired by the Reorganization. Any claim existing or any action pending by or against Pinnacle or S-Corp may be prosecuted to judgment as if the Reorganization had not taken place, or the Surviving Corporation may be substituted in place of Pinnacle or S-Corp.


                                    SECTION 5

                     EFFECT OF MERGER ON S-CORP SHAREHOLDERS
                     ---------------------------------------

     Each share of S-Corp Stock outstanding immediately prior to the Effective Date of the Reorganization shall be redeemed by the Surviving Corporation for $100 (the total amount paid for such shares) and shall be cancelled.


                                    SECTION 6

         MANNER AND BASIS OF CONVERTING SHARES OF PINNACLE COMMON STOCK
         --------------------------------------------------------------

     (a)     Conversion of Shares.  The manner and basis of converting shares of
             --------------------
Pinnacle Common Stock, which are outstanding immediately prior to the Effective Date of the Reorganization, into cash or shares of S-Corp Stock, excluding those shares of Pinnacle Common Stock held by shareholders who have perfected dissenters' rights of appraisal under the applicable provisions of the Georgia Business Corporation Act (the "Dissenters' Rights Provisions"), shall be as follows:

          (1) Each share of Pinnacle Common Stock which is held of record or beneficially by a person who is not eligible under the Code to be a shareholder of a Subchapter S Corporation will, by virtue of the Reorganization and without any action on part of the person, be converted into the right to receive cash, payable by the Surviving Corporation, in the amount of $95.20 per share of Pinnacle Common Stock.

          (2) Each share of Pinnacle Common Stock which is held of record or beneficially by a person who is eligible to be a shareholder of a Subchapter S Corporation, but who fails to execute the Shareholders Agreement attached hereto as Exhibit A (the "Shareholders Agreement") will, by virtue of the Reorganization and without any action on part of the person, be converted into the right to receive cash, payable by the Surviving Corporation, in the amount of $95.20 per share of Pinnacle Common Stock.

          (3) Each share of Pinnacle Common Stock held of record or beneficially by a person who is the holder of less than 1,500 shares of Pinnacle Common Stock shall be converted into the right to receive cash, payable by the Surviving Corporation, in the amount of $95.20 per share of Pinnacle Common Stock, except that such person may elect to convert his or her shares of Pinnacle Common Stock into the right to receive one share of S-Corp Stock for each share of Pinnacle Common Stock held by such person if:

               (i) the person meets the qualifications set forth in Section 6(a)(4)(i) and (ii); and
                               ---

               (ii) the person is permitted to purchase additional shares of S-Corp Stock pursuant to Section 6(b) or to aggregate shares pursuant to Section 6(a)(5).

          (4) Each share of Pinnacle Common Stock held of record or beneficially by a person who is either a director of Pinnacle or the holder of at least 1,500 shares of Pinnacle Common Stock (or will be the holder of at least 1,500 shares of Pinnacle Common Stock pursuant to a permitted election under Section 6(b)) shall be converted into the right to receive one share of S-Corp Stock for each share of Pinnacle Common Stock held by such person if the person:

               (i) is eligible to be a shareholder of a Subchapter S Corporation; and

               (ii) signs and delivers the Shareholders Agreement and the
                    Questionnaire and Election Form to Pinnacle.

          (5) Notwithstanding any other provision in this Plan of Reorganization, each share of Pinnacle Common Stock held of record by a person who is not eligible under Section 6(a)(4) to convert each such share into one share of S-Corp Stock because the person holds directly less than 1,500 shares of Pinnacle Common Stock shall nevertheless be converted into the right to receive one share of S-Corp Stock for each share of Pinnacle Common Stock held of record by such person if:

               (i) the person elects to aggregate or combine his or her shares of Pinnacle Common Stock with shares of Pinnacle Common Stock held of record or beneficially by or for the person in a separate capacity (e.g., a person holds shares in his or her own name and is a beneficiary of a qualifying trust which also holds shares), provided, that
                    (A) the shares held of record or beneficially by or for the person in a separate capacity will be converted, independently from any aggregation election, into the right to receive S-Corp Stock by operation of Sections 6(a)(3) or (4), and

                    (B) the aggregation election does not increase the total number of S-Corp shareholders after the Reorganization (as calculated under the Code) beyond that number which would have otherwise resulted if the aggregation election was never made;

               (ii) the person meets the qualifications set forth in Section
                    6(a)(4)(i) and (ii); and

               (iii)the conversion of such shares is approved by a majority vote of the disinterested directors of Pinnacle then in office.

     To be eligible to combine or aggregate shares, the person must be able to combine or aggregate, as permitted under this Section 6(a)(5), a total of at least 1,500 shares of Pinnacle Common Stock. Aggregation of Pinnacle Common Stock under this Section 6(a)(5) shall be permitted solely for the purpose of determining a person's eligibility to receive shares of S-Corp Stock in connection with the Plan of Reorganization and shall not result in any title or ownership change of any aggregated shares.

     (b)     Additional Share Offering.  The Board of Directors of S-Corp, at
             -------------------------
its sole discretion, may permit any Pinnacle shareholder (1) who is an eligible S Corporation shareholder, (2) who signs and delivers the Shareholders' Agreement to Pinnacle, (3) who is a resident of the State of Georgia, and (4) who is the holder of less than 1,500 shares of Pinnacle Common Stock, to purchase additional shares of S-Corp Stock. The purchase price for shares of S-Corp Stock shall equal $95.20 per share. This limited offering of S-Corp Stock shall be limited to the lesser of 15 purchasers or that maximum number of purchasers which does not cause the total of all S-Corp shareholders after the Reorganization (as calculated under the Code) to exceed 68. The board of directors of S-Corp may increase, in its sole discretion, the purchaser limitation specified in the immediately preceding sentences at any time prior to the Effective Date of the Reorganization. In the event there are more subscribers for additional shares of S-Corp Stock than permitted purchasers, the board of directors of S-Corp may give preference to those subscribers who are subscribing to purchase the least amount of shares of S-Corp Stock.

     (c)     Rights of Former Pinnacle Shareholders.  As of the Effective Date
             --------------------------------------
of the Reorganization, each certificate theretofore representing one or more outstanding shares of Pinnacle Common Stock shall be deemed for all corporate purposes to evidence only the right to receive a certificate representing shares of S-Corp Stock or cash in accordance with this Plan of Reorganization.

     (d)     Election Form and Shareholders Agreement.  Notwithstanding any
             ----------------------------------------
other provisions of this Section 6, if a Pinnacle shareholder is eligible to be a shareholder of a Subchapter S Corporation and wants to receive S-Corp Stock in
                                            ---
exchange for shares of Pinnacle Common Stock in the Reorganization, he or she must sign (1) a Questionnaire and Election Form (the form of which shall be determined by subsequent action by the Board of Directors of Pinnacle) relating to his or her shares and (2) the Shareholders Agreement (see Exhibit A) and
                                                             ---------
return them to Pinnacle at or before 5:00 p.m. on a date to be determined by Pinnacle (the "Delivery Date"), which date shall be disclosed to shareholders of Pinnacle. If Pinnacle does not receive a Pinnacle shareholder's Questionnaire and Election Form and executed Shareholders Agreement at or before the Delivery Date, the Pinnacle shareholder will receive cash for his or her Pinnacle Common Stock, unless the Board of Directors of Pinnacle, at its sole discretion, accepts such documents after the Delivery Date.

     (e)     Failure to Surrender Pinnacle Common Stock Certificates. Until the
             -------------------------------------------------------
former Pinnacle shareholder surrenders his or her Pinnacle Common Stock certificate or certificates to Pinnacle (or suitable arrangements are made to account for any lost, stolen or destroyed certificates according to Pinnacle's usual procedures), the shareholder:

          (1) SHALL NOT BE ISSUED A CERTIFICATE REPRESENTING THE SHARES OF S-CORP STOCK OR THE CASH WHICH SUCH PINNACLE COMMON STOCK CERTIFICATE MAY ENTITLE THE SHAREHOLDER TO RECEIVE;

          (2) shall not be paid dividends or other distributions in respect of the shares of S-Corp Stock which such Pinnacle Common Stock certificate may entitle the shareholder to receive; instead, such dividends or distributions shall be retained, without interest, for the shareholder's account until surrender of such Pinnacle Common Stock certificate; and

          (3) SHALL NOT BE PAID INTEREST ON ANY CASH PAYMENT WHICH SUCH PINNACLE COMMON STOCK CERTIFICATE MAY ENTITLE THE SHAREHOLDER TO RECEIVE.

     After the Effective Date of the Reorganization, each former Pinnacle shareholder shall, however, be entitled to vote at any meeting of the Surviving Corporation's shareholders the number of shares of S-Corp Stock which such shareholder may be entitled to receive as a result of the Reorganization, regardless of whether the shareholder has surrendered his or her Pinnacle Common Stock certificate or certificates to Pinnacle.

     (f)     Failure to Consummate the Merger.  In the event that this Plan of
             --------------------------------
Reorganization is terminated as provided under Section 10 of this Plan of Reorganization and the Reorganization is not consummated, all Pinnacle Common Stock certificates received by Pinnacle pursuant to this Section 6 shall be returned to the holder of record of the certificate within 30 days of the termination of this Plan of Reorganization.


                                    SECTION 7

                        ACQUISITION OF DISSENTERS' STOCK
                        --------------------------------

     Pinnacle shall pay to any shareholder of Pinnacle who fully complies with the Dissenters' Rights Provisions an amount of cash (as determined under such Provisions) for his or her shares of Pinnacle Common Stock. Immediately upon Pinnacle's acquisition of any of Pinnacle Common Stock from its shareholders pursuant to the Dissenters' Rights Provisions, the Surviving Corporation shall acquire such shares from Pinnacle for the same price as shall have been paid by Pinnacle to the dissenting shareholders. The shares of Pinnacle Common Stock so acquired by the Surviving Corporation shall be cancelled.


                                    SECTION 8

                                 FURTHER ACTIONS
                                 ---------------

     From time to time, as and when requested by the Surviving Corporation, or by its successors or assigns, Pinnacle shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such other actions, as the Surviving Corporation, or its successors and assigns, may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation, and its successors and assigns, title to and possession of all the property, rights, powers, trusts, duties and obligations referred to in Section 4 hereof and otherwise to carry out the intent and purposes of this Plan of Reorganization.


                                    SECTION 9

           CONDITIONS PRECEDENT TO CONSUMMATION OF THE REORGANIZATION
           ----------------------------------------------------------

     This Plan of Reorganization is subject to, and consummation of the Reorganization herein provided for is conditioned upon, the fulfillment prior to the Effective Date of the Reorganization of each of the following conditions:

     (a) Approval of the Plan of Reorganization by the affirmative vote of the holders of a majority of the outstanding voting shares of Pinnacle and S-Corp;

     (b) The number of shares held by persons who have perfected dissenters' rights of appraisal pursuant to the Dissenters' Rights Provisions shall not be deemed by the parties hereto to make consummation of this Plan of Reorganization inadvisable;

     (c) Procurement of any action, consent, approval or ruling, governmental or otherwise, which is, or in the opinion of counsel for Pinnacle and S-Corp may be, necessary to permit or enable the Surviving Corporation, upon and after the Reorganization, to conduct all or any part of the business and activities conducted by Pinnacle prior to the Reorganization;

     (d) Procurement of any action, consent, approval or ruling, governmental or otherwise, or any financing, commitment or otherwise, which is or may be necessary to permit or enable Pinnacle or S-Corp to consummate the transactions contemplated by this Plan or Reorganization;

     (e) The receipt by Pinnacle and S-Corp of a written opinion of special counsel to Pinnacle and S-Corp that for federal income tax purposes no gain or loss will be recognized by a shareholder who exchanges his or her Pinnacle Common Stock for S-Corp Stock, as provided by this Plan of Reorganization; and

     (f) The ability of S-Corp to satisfy all of the requirements to make the election to be a Subchapter S Corporation.


                                   SECTION 10

                                   TERMINATION
                                   -----------

     In the event that:

     (a) The number of shares of S-Corp Stock or Pinnacle Common Stock voted against the Reorganization shall make consummation of the Reorganization inadvisable in the opinion of the Board of Directors of Pinnacle or S-Corp;

     (b) Any action, consent, approval, opinion, ruling, financing, or commitment required to be provided or obtained under Section 9 of this Plan of Reorganization shall not have been so provided or obtained; or

     (c) For any other reason consummation of the Reorganization is deemed inadvisable in the opinion of the Board of Directors of Pinnacle or S-Corp;

then this Plan of Reorganization may be terminated at any time before consummation of the Reorganization by written notice, approved or authorized by the Board of Directors of the party wishing to terminate, to the other party. Upon termination by written notice as provided by this Section 10, this Plan of Reorganization shall be void and of no further effect except as provided under
Section 6(f) of this Plan of Reorganization, and there shall be no liability by reason of this Plan of Reorganization or the termination hereof on the part of Pinnacle, S-Corp, or their directors, officers, employees, agents or shareholders.


                                   SECTION 11

                                AMENDMENT; WAIVER
                                -----------------

     (a) At any time before or after approval and adoption hereof by the respective shareholders of Pinnacle and S-Corp, this Plan of Reorganization may be amended by written agreement by Pinnacle and S-Corp; provided, however, that after the approval and adoption of this Plan of Reorganization by the shareholders of Pinnacle and S-Corp, no amendment reducing the consideration payable to Pinnacle and S-Corp shareholders shall be valid without having been approved by the shareholders of Pinnacle and S-Corp in the manner required for approval of this Plan of Reorganization.

     (b) A waiver by any party hereto of any breach of a term or condition of this Plan of Reorganization shall not operate as a waiver of any other breach of such term or condition or of other terms or conditions, nor shall failure to enforce any term or condition operate as a waiver or release of any other right, in law or in equity, or claim which any party may have against another party for anything arising out of, connected with or based upon this Plan of Reorganization. A waiver shall be effective only if evidenced by a writing signed by the party who is entitled to the benefit of the term or condition of this Plan of Reorganization which is to be waived. A waiver of a term or condition on one occasion shall not be deemed to be a waiver of the same or of any other term or condition on a future occasion.


                                   SECTION 12

              BINDING EFFECT; COUNTERPARTS; HEADINGS; GOVERNING LAW
              -----------------------------------------------------

     This Plan of Reorganization is binding upon the parties hereto and upon their successors and assigns. This Plan of Reorganization may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Plan of Reorganization and the headings herein set out are for convenience or reference only and shall not be deemed a part of this Plan of Reorganization. This Plan of Reorganization shall be governed by and construed in accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, the parties hereto have caused this Reorganization Agreement to be executed by their duly authorized officers and their corporate seals to be affixed hereto all as of the day and year first above written.


                                         PINNACLE FINANCIAL CORPORATION



                                         By:     /s/ L. Jackson McConnell
                                            ------------------------------------
                                                 L. Jackson McConnell
                                                 Chief Executive Officer

ATTEST:


______________________________________
Name:_________________________________
     Secretary or Assistant Secretary

                                         PINNACLE S-CORP, INC.



                                         By:     /s/ L. Jackson McConnell
                                            ------------------------------------
                                                 L. Jackson McConnell
                                                 Chief Executive Officer

ATTEST:


______________________________________
Name:_________________________________
     Secretary or Assistant Secretary

                                   APPENDIX B
                                   ----------

                             SHAREHOLDERS' AGREEMENT

                                PINNACLE S-CORP.
                             SHAREHOLDERS AGREEMENT


     THIS SHAREHOLDERS AGREEMENT (the "Agreement"), made by and among PINNACLE S-CORP, a Georgia corporation (the "Company"), and the shareholders of the Company listed on Schedule I hereto and any future shareholder of the Company
                  ----------
(individually, a "Shareholder," and collectively, the "Shareholders"), is dated as of the effective date of the Reorganization (as defined below) of Pinnacle Financial Corporation (December 31, 2002).


                              W I T N E S S E T H:
                              -------------------


     WHEREAS, the Board of Directors of Pinnacle Financial Corporation believes it is in the best interest of Pinnacle Financial Corporation and its shareholders to be taxed as a Subchapter S corporation for federal income tax purposes;

     WHEREAS, the Board of Directors and shareholders of Pinnacle Financial Corporation have authorized a reorganization of Pinnacle Financial Corporation to a Subchapter S corporation through the merger of Pinnacle Financial Corporation with and into the Company (the "Reorganization");

     WHEREAS, the existing Shareholders as of the date of this Agreement and all future shareholders of the Company will become parties to this Agreement;

     WHEREAS, on the date hereof, the Shareholders are the sole owners of all of the outstanding shares of the Company's Common Stock, the only class of Company stock that is issued and outstanding, with each such individual owning the number of Shares (as defined in Section 11) set forth on Schedule I hereof;
                                                         ----------

     WHEREAS, each Shareholder is either an individual (who is not a nonresident alien), an estate, a trust described in Section 1361(c)(2) of the Internal Revenue Code (the "Code"), including a trust for which an election is in effect under Section 1361(d) or (e) of the Code, or an organization described in
Section 1361(c)(6) of the Code;

     WHEREAS, the number of Shareholders of the Company is not more than seventy-five (75);

     WHEREAS, the Company otherwise satisfies all other requirements for making an election to be taxed in accordance with the provisions of Subchapter S of the Code, and the Company desires to make, and the Shareholders wish to consent to, such an election; and

     WHEREAS, the Company and the Shareholders desire to enter into this Agreement to prevent the inadvertent termination of that election, knowing that it is in the best interests of the Company and fair to each of the Shareholders.

     NOW, THEREFORE, for and in consideration of the premises, the sum of Ten Dollars ($10.00), the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.     TRANSFER RESTRICTIONS
            ---------------------

          (a)  General Restriction. No Shareholder may sell, assign, transfer,
               -------------------
               pledge, hypothecate, mortgage, encumber, or otherwise dispose of any Shares, whether voluntarily, involuntarily or by operation of law (collectively, a "Disposition") except as expressly provided in this Agreement. Any attempted Disposition of Shares that is not in accordance with the terms of this Agreement shall be void ab initio and will not be reflected in the Company's records. All
               -- ------
               Shares held by the Shareholders are subject to purchase by the Company pursuant to this Agreement.

          (b)  Permitted Transfer. A Shareholder may make a Disposition of all
               ------------------
               or any portion of such Shareholder's Shares, provided that the Disposition satisfies all of the Transfer Conditions set forth in
               Section 1(c).

          (c)  Transfer Conditions. Any Disposition of Shares by a Shareholder
               -------------------
               must satisfy all of the following conditions:

               (i) the transferee must satisfy all of the then-existing ownership requirements with respect to the stock of a corporation that has in effect an election to be taxed under the provisions of Subchapter S of the Code;

               (ii) the number of shareholders of the Company must not increase as a result of the Disposition unless such increase is approved by the affirmative vote of at least 66-2/3% of the directors of the Company then holding office; and

               (iii) the transferring Shareholder (or the transferring Shareholder's Representative) (as defined in Section 3(a)) must have obtained the written agreement of the proposed transferee (satisfactory in form and substance to the Company), including without limitation any pledgee, that such transferee will be bound by, and the Shares proposed to be transferred will be subject to, this Agreement.

     2.   PLEDGE OF SHARES.  A Shareholder may pledge his or her outstanding
          ----------------
Shares of the Company that he or she holds to a lender (the "Lender") as collateral (the "Collateral Shares") to secure repayment of a loan, provided that: (i) the pledge agreement does not permit any transfer of the Collateral Shares, including a transfer to the pledgee, unless such transfer satisfies the transfer conditions of Section 1(c); and, (ii) the Shareholder complies with this Section.

          (a)     Notice of Default.  In the event the pledging Shareholder
                  -----------------
defaults and the Lender is entitled and intends to force the sale of all or some of the Collateral Shares in order to secure payment of the debt, the Lender must promptly send a written notice to the Company (the "Lender's Notice") (with a copy to the pledging Shareholder) and shall offer (or be deemed to have offered) to sell all of the Collateral Shares to the Company. The Lender's Notice must include the number of Collateral Shares offered (which can be no less than all of the Collateral Shares), the balance of the loan, the identity of the proposed transferee, the terms of the transfer and the price at which the Lender is offering the Collateral Shares to the proposed transferee. The Lender shall also provide the Company with any other information regarding the proposed transfer if such information is reasonably requested by the Company.

          (b)     Purchase Option.  The Company shall have thirty (30) days from
                  ---------------
its receipt of the Lender's Notice in which to elect to purchase all of the Collateral Shares.

          (c)     Price.  Regardless of the remaining balance of the loan giving
                  -----
rise to the forced sale, and regardless of the terms specified in the Lender's Notice as to the price at which the Lender is offering the Collateral Shares to the proposed transferee, the Company shall have the right to purchase the Collateral Shares at the purchase price set forth in Section 3(d), subject to the appraisal rights provided in Section 3(e).

          (d)     Manner of Purchase.  The price shall be paid in substantially
                  ------------------
the same manner as is specified in the Lender's Notice.

          (e)     Closing.  The closing of the purchase and sale contemplated by
                  -------
this Section shall occur at the offices of the Company no later than 10:00 a.m. on the sixtieth (60th) day immediately following the later of the expiration of the option period provided for in Section 2(b) or the resolution of the appraisal process provided by Section 3(e).

          (f)     Waiver.  If the Company does not agree to purchase all (and
                  ------
not less than all) of the Collateral Shares, the Company shall endorse upon the certificate or certificates evidencing the Collateral Shares the specific waiver by the Company of the noticed transaction, so as to permit the transfer of the Collateral Shares. Any transfer shall be made only in strict accordance with the terms stated in the Lender's Notice and the terms of this Agreement. If the Lender, acting on the pledging Shareholder's behalf, shall fail to make the sale within sixty (60) days following endorsement of the Collateral Shares, the waiver for such sale shall lapse, and the Collateral Shares shall remain owned by, and registered in the name of, the pledging Shareholder.

          (g)     Transfer Conditions Applicable.  The sale must satisfy all of
                  ------------------------------
the Transfer Conditions set forth in Section 1(c). Any person acquiring the Collateral Shares shall take the Collateral Shares subject to all of the terms, conditions, and options of this Agreement and shall be required to execute and deliver a copy of this Agreement prior to receipt by any such person of any certificates representing the Collateral Shares.

     3.     DEATH OF SHAREHOLDER.
            --------------------

          (a)     Generally.  Upon the death of a Shareholder, the deceased
                  ---------
Shareholder's estate, executor, personal representative or other successor in interest (the "Shareholder's Representative") must sell the deceased Shareholder's Shares to the Company, to the extent the Company exercises its right to acquire the deceased Shareholder's Shares under this Section 3. Any purchase of a deceased Shareholder's Shares by the Company under this Section 3 shall be for the purchase price and upon the terms set forth below.

          (b)     Purchase Option.
                  ---------------

               (i) Upon the death of any Shareholder, the Company may, for a period of thirty (30) days from the date of the Company's receipt of written notice of the appointment of the Shareholder's Representative, notify the Shareholder's Representative of its intent to exercise its option to purchase from the deceased Shareholder's Representative all or any portion of such Shareholder's Shares. If the Company elects to purchase less than all of such Shareholder's Shares, the Shareholder's Representative will not be bound to sell such portion of the Shares to the Company.

               (ii) The Company shall not exercise this option in the event the Disposition of the Shares formerly held by the deceased Shareholder is made by the deceased Shareholder's Representative in accordance with Section 1(b), provided that the deceased Shareholder's Representative gives prior written notice to the Company of the terms of the Disposition, including the number of Shares offered (which can be no less than all of the Shares formerly held by the deceased Shareholder), the identity of the proposed transferee, the terms of the transfer and the price at which the Shares are being offered to the proposed transferee. The deceased Shareholder's Representative shall also provide the Company with any other information regarding the proposed transfer if such information is reasonably requested by the Company.

          (c)     Failure to Exercise.  If the Shares of the deceased
                  -------------------
Shareholder are not purchased as contemplated above, through no fault of the Shareholder's Representative, such Representative or any beneficiary or heir of the deceased Shareholder succeeding in ownership of the Shares shall remain the owner of such Shares subject to this Agreement, provided that such transferee agrees in writing (satisfactory in form and substance to the Company), that such transferee will be bound by, and the Shares of such transferee will be subject to, this Agreement.

          (d)     Purchase Price.  The purchase price per share to be paid for
                  --------------
any Shares sold by a Shareholder's Representative to the Company pursuant to this Agreement must be equal to the Fair Market Value Per Share. For purposes of this Agreement, "Fair Market Value Per Share" shall mean the fair market value per share as determined reasonably and in good faith by the Company's Board of Directors, which means the price a third party would pay for the Shares owned by the Shareholder's Representative as of the applicable valuation date on a per Share basis. If the deceased Shareholder's Representative, executor of the deceased Shareholder's estate, or any beneficiary or heir of the deceased Shareholder (collectively referred to in this Section 3 as the "selling Shareholder") is a member of the Board of Directors of the Company, the selling Shareholder shall not participate in the determination of the Fair Market Value Per Share.

          (e)     Appraisal Rights.  If the selling Shareholder does not
                  ----------------
agree with the Fair Market Value Per Share as determined by the Board of Directors, the selling Shareholder shall so notify the Company within ten (10) days after its receipt of the Board's determination of the Fair Market Value Per Share. The selling Shareholder and Company shall, within ten (10) days thereafter, engage a qualified, independent appraiser (the "Appraiser"), experienced in appraising companies similar to the Company, to determine the Fair Market Value Per Share. The Company and the selling Shareholder must supply all information necessary to allow the Appraiser to perform the appraisal, and the Appraiser will be instructed to use its best efforts to complete the appraisal within thirty (30) days after its engagement. The Fair Market Value Per Share determined by the Appraiser will, absent fraud, be final and binding upon all interested parties to the particular transaction, free of challenge or review in any court. Upon the completion of the appraisal, the Appraiser will provide the Company and the other parties instituting the appraisal procedures a written determination of the Fair Market Value Per Share. All costs associated with such an appraisal will be borne equally by the selling Shareholder and the Company.

          (f)     Purchase Price Determination Date.  The Fair Market Value
                  ---------------------------------
Per Share shall be determined as of the date of the death of the Shareholder.

          (g)     Terms of Purchase. At the election of the Company, it
                  -----------------
must pay the purchase price at closing by the delivery of either cash or certified cashiers' check.

          (h)     Closing.  The closing of each purchase and sale of Shares by
                  -------
the Company, as contemplated by this Section 3, must occur at the offices of the Company no later than 10:00 a.m. on the later to occur of:

               (i) the sixtieth (60th) day following the determination of the purchase price for the Shares pursuant to Section 3(b) above and, if applicable, the resolution of the appraisal process pursuant to
          Section 3(e) above;

               (ii) the sixtieth (60th) day following the Company's receipt of written notice of the appointment of the executor or personal representative of the estate of the deceased Shareholder (if applicable under the circumstances);

               (iii) the sixtieth (60th) day following the date of the qualification of a guardian for the property of the deceased Shareholder (if applicable under the circumstances); or

               (iv) the sixtieth (60th) day following the date upon which the Company timely exercises its right to purchase Shares pursuant to
          Section 3(b).

     4.   MANAGEMENT.
          ----------

          (a) The Board of Directors shall manage the business and affairs of the Company in accordance with the Company's Articles of Incorporation and its Bylaws; provided, however, that the Board of Directors, and the officers of the Company acting at the direction of the Board of Directors, shall refrain from taking the following actions:

               (i)     doing any act in contravention of this Agreement; or

               (ii) issuing additional Shares of Company stock such that the Company loses its eligibility to be taxed in accordance with the provisions of Subchapter S of the Code.

          (b) The Board of Directors intends, subject to applicable laws and regulatory requirements, limitations or approvals, to cause the Company to make annual or quarterly distributions which are equal, on an annualized basis, to approximately the amount which represents the tax liability attributable to the Company's annual taxable income, calculated using the highest individual income tax rate set forth in the Code. In determining the amount of the distribution, in addition to computing annualized taxable income based upon year-to-date income, the Board of Directors may take into account future anticipated events which might increase or reduce the final amount of taxable income for the entire taxable year.

          (c) The Board of Directors shall, subject to applicable laws and regulatory requirements, limitations or approvals, cause the Company to exercise the option granted pursuant to Sections 2(b) and 3(b) of this Agreement to purchase the Shares held by a pledging Shareholder or a Shareholder's Representative, as the case may be, if the Shares, upon transfer or distribution by a Lender or the Shareholder's Representative, would be owned by a person who would cause a termination of the Company's election to be taxed in accordance with the provisions of Subchapter S of the Code.

     5.     SPECIFIC ENFORCEMENT.  The Shareholders expressly agree that the
            --------------------
Company and the Shareholders will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, the Company and the other Shareholders shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     6.     LEGEND.  Each certificate evidencing any of the Shares owned by any
            ------
Shareholder shall bear a legend substantially as follows:

          On the face of the certificate:

               "Transfer of these Shares is restricted in accordance with conditions printed on the reverse of this certificate."

          On the reverse of the certificate:

               "The Shares evidenced by this certificate are subject to and transferable only in accordance with that certain Shareholders Agreement between Pinnacle Financial Corporation (the "Company") and its shareholders, dated as of ____________ ___, 2002, a copy of which is on file at the principal office of the Company. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Agreement."

               "The shares evidenced by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities law (the "State Acts"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until registered under the Act, the State Acts and any other applicable securities laws unless, in the opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the Act, the State Acts and any other applicable securities laws."

     If a Shareholder should receive a certificate without the foregoing legend, such Shareholder shall promptly surrender such certificate to the Company so that the Company may affix the foregoing legend thereto.

     7.     SECURITIES LAWS.
            ---------------

          (a) The Shareholders acknowledge that the Shares acquired by them have not been registered under the Securities Act of 1933 (the "Act") or any other applicable state securities law (the "State Acts").

          (b) Each Shareholder represents and warrants that he or she did not acquire his or her Shares with a view to effecting a distribution, and that he or she will hold such Shares indefinitely unless subsequently registered under the Act, and the State Acts, as applicable, or unless an exemption from such registration is available and, if so required by the Company, an opinion of counsel for the Company, in form and substance satisfactory to the Company, is obtained to that effect. The provisions of this Agreement are in all respects subject to the restrictions of the Act, and the State Acts and the rules and regulations thereunder.

          (c) Each Shareholder realizes that the Company does not file, and does not in the foreseeable future contemplate filing, periodic reports in accordance with the provisions of Section 13 or

15(d) of the Securities and Exchange Act of 1934, and also understands that the Company has not agreed to register any of its securities for distribution in accordance with the provisions of the Act or to take any actions respecting the obtaining of an exemption from registration for such securities or any transaction with respect thereto.

     8.     DELIVERY OF CERTIFICATES.  On the closing date for any transfer of
            ------------------------
Shares as provided in this Agreement, certificates representing such Shares shall be delivered to the Company with appropriate stock powers or endorsements duly executed in blank. If the stock certificate or certificates with appropriate stock powers or endorsements duly executed as aforesaid are not delivered contemporaneously with the tender of the purchase price, then the Company shall be appointed, and the Company is hereby irrevocably constituted and appointed, the attorney-in-fact with full power and authority to execute the necessary stock powers and to perform all other acts necessary and proper in order to transfer such stock certificate or certificates to the Company or other Shareholders in accordance with the provisions of this Agreement.

     9.     SUBCHAPTER S CORPORATION STATUS.  Notwithstanding the provisions of
            -------------------------------
any other Section of this Agreement, the following provisions shall apply:

          (a)     Subchapter S Election.  Each Shareholder acknowledges that the
                  ---------------------
Company has elected, and its Shareholders have consented, to have the Company treated for federal and state income tax purposes as a Subchapter S corporation and that each Shareholder, as necessary, has delivered to the Company a written consent to the Company's treatment as a Subchapter S corporation. Each Shareholder will deliver to the Company, immediately upon the Company's request, such properly signed consents or other documents as, in the opinion of the Company, may be necessary or useful in maintaining the Company's status as a Subchapter S corporation. Each Shareholder covenants that such Shareholder will not do anything to interfere with the Company's maintaining its status as a Subchapter S corporation.

          (b)     Revocation of Election.  In the event that the Company, by the
                  ----------------------
affirmative vote of at least 66-2/3% of its directors then holding office, and the Shareholders of the Company, by the affirmative vote of at least 66-2/3% of the then issued and outstanding Shares of the Company, decide to terminate the Subchapter S election, each Shareholder will be provided a written notice of such determination. Within sixty (60) days after the delivery of such notice, each Shareholder, if requested, will sign and deliver a consent to such revocation to the Secretary of the Company in the form prescribed by the Internal Revenue Service or the State Department of Revenue, or both, as the case may be.

          (c)     Inadvertent Termination of Subchapter S Election.  In the
                  ------------------------------------------------
event the Company's status as a Subchapter S corporation is terminated inadvertently and the Company and any Shareholder desire that the Subchapter S election be continued, the Company and the Shareholders agree to use their best efforts to obtain a wavier of the terminating event on the ground of inadvertence from the Internal Revenue Service. The Company and the Shareholders further agree to take such steps, and make such adjustments, as may be required by the Internal Revenue Service pursuant to Sections 1362(f)(3) and
(4) or any successor section of the Code. If a Shareholder causes the terminating event to occur, such Shareholder shall bear the expense of procuring the waiver, including the legal, accounting and tax costs of taking such steps and of making such adjustments as may be required.

          (d)     Restrictions on Transfer.  So long as the Company maintains
                  ------------------------
its Subchapter S election, no Shareholder shall transfer or offer to transfer any Shares that would in any manner cause the termination of the status of the Company as a Subchapter S corporation. Any such action as may be attempted in violation of the foregoing shall be void ab initio. In the event of any purported or attempted transfer of Shares that does not comply with the provisions of this Agreement, the purported transferee shall not be deemed to be a shareholder of the Company and shall not be entitled to receive a new certificate evidencing the Shares or any dividends or other distributions with respect to the Shares.

          (e)     Trust Shareholders.  Each Shareholder hereby agrees that if
                  ------------------
his or her Shares are now or hereafter held by a trust, such Shareholder shall cause the trustee of such trust to take all such necessary or appropriate action to maintain such trust as a permissible shareholder of a Subchapter S corporation, including, without limitation, distributing all of the income of such trust currently to the income beneficiary of such trust.

          (f)     Shares Owned By Husband and Wife.  Each Shareholder hereby
                  --------------------------------
agrees that if his or her Shares are now or hereafter owned as husband and wife (whether held jointly or individually) and in the event that the individuals are no longer husband and wife, the Shares will by held by only one person, unless 66-2/3% of the directors of the Company then holding office approve such Shares being held by two or more persons. The purpose of this section is to avoid increasing the number of Shareholders as a result of a change in marital status.

          (g)     State Tax Matters.
                  -----------------

               (i) Each Shareholder hereby agrees to take all such actions as may be required by any state in which the Company does business to ensure recognition of the Company's Subchapter S corporation status for state tax purposes, including without limitation, the payment, where applicable, of state taxes on such Shareholder's allocable shares of the Company's income attributable to each such state.

               (ii) In the event that the Company elects or is required to make any payment on behalf of any Shareholder in an amount required to discharge any legal obligation of the Company to withhold or make payment ("Tax Payment") to any governmental authority with respect to any Federal, state, or local tax liability of such Shareholder arising as a result of the ownership of Shares by such Shareholder, then the Shareholder and the Company agree that the amount of any such Tax Payment shall be treated as a non-interest bearing loan made by the Company to such Shareholder, which amount shall be repaid by charging against and reducing the amount of any subsequent distribution made by the Company with respect to the Shares held by such Shareholder. By way of example, but not limitation, in the event that the Company elects to file a composite income tax return with the State of Georgia on behalf of the Company's non-resident Shareholders, in lieu of the filing of individual income tax returns with the State of Georgia by each of such non-resident Shareholders, and to pay any income tax due with such income tax return, then each such non-resident Shareholder's proportionate share of such income tax paid by the Company shall be regarded as a Tax Payment. If and to the extent the amount of Tax Payment exceeds the amount of distributions to which a Member is subsequently entitled, and all or a portion of the Tax Payment remains unpaid at the time of a subsequent disposition of Shares by the Shareholder, then the unpaid balance of the loan made by the Company to such Shareholder that is the result of any such remaining unpaid Tax Payment shall be repaid to the Company on demand and, in the event that such payment of such loan is not made within three (3) business days of such demand, such former Shareholder shall be charged interest at an annual rate equal to the Prime Rate plus two percent (2%) for the period beginning three (3) business days after such demand for payment ending on the date that repayment of the loan is made.

          (h)     Indemnity.  Each Shareholder hereby agrees to indemnify and
                  ---------
hold the Company and each other Shareholder of the Company harmless from and against all loss, liability, damage, cost and expense, including reasonable attorneys' fees and any additional federal or state tax liability, actually incurred by the Company or any other Shareholder, arising out of or in connection with any violation of this Agreement by such indemnifying Shareholder.

          (i)     Close of Taxable Year.  In the event a Shareholder sells or
                  ---------------------
otherwise transfers all of such Shareholder's Shares on any date other than the date on which the Company's taxable year ends, to the extent permitted the Company may elect, pursuant to Code Section 1377(a)(2), or any successor section, of the Code, to treat its tax year as if it closes on the day of such Shareholder's sale or transfer. In such event, the Company's applicable tax year shall be treated as two tax years for the allocation of income and loss items pursuant to Code Section 1377(a)(1), or any successor section, of the Code. Each Shareholder who owned Shares in the Company during such taxable year agrees to consent to such an election. The Company and the Shareholders agree to execute such documents and take such actions as may be required by the Internal Revenue Service or any State Department of Revenue having jurisdiction, or both, as the case may be, to effect this election. In connection with this election, the selling Shareholder's basis in such Shareholder's Shares shall be determined as of the date of the sale or transfer of the selling Shareholder's Shares. The Company shall bear the expense of carrying out the election, including the legal and accounting costs necessary to determine the basis of the selling Shareholder and to ascertain the applicable allocations attributable to the short taxable year.

     10.     NOTICES.  All notices, requests, consents, and other communications
             -------
required or permitted hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows (or at such other address for the parties as shall be specified by like notice):

          (a)  if to the Company:

               Pinnacle Financial Corporation
               884 Elbert Street
               P.O. Box 430
               Elberton, Georgia
               Attention:  L. Jackson McConnell

          (b)  if to a Shareholder, to the Shareholder's address as listed on
Schedule I hereto or such address as the Shareholder otherwise designates to the
----------
Company in writing.

     11.     CERTAIN DEFINED TERMS.  As used in this Agreement, the following
             ---------------------
terms have the meanings set forth below:

          (a)     Shares.  "Shares" means and includes (i) all shares of the
                  ------
Common Stock of the Company now or hereafter owned by the Shareholders, (ii) all securities of the Company that may be issued in exchange for or in respect of its Common Stock, and (iii) all securities of the Company hereafter acquired that may be exchangeable for or convertible into Common Stock.

          (b)     Shareholder.  "Shareholder" means each of the Shareholders
                  -----------
listed on Schedule I, and, also, any person who receives Shares of the Company
          ----------
following execution of this Agreement.

     12.     ENTIRE AGREEMENT AND AMENDMENTS.  This Agreement constitutes the
             -------------------------------
entire agreement of the parties with respect to the subject matter hereof. Except as otherwise provided in Section 20 below, neither this Agreement nor any provision hereof may be waived, modified, amended, or terminated except by a written agreement approved by the Company, by the affirmative vote of at least 66-2/3% of its directors then holding office, and by the Shareholders of the Company, by the affirmative vote of at least 66-2/3% of the then-issued and outstanding shares of the Company. To the extent any term or other provision of any other indenture, agreement, or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.


     13.     GOVERNING LAW; SUCCESSORS AND ASSIGNS.  This Agreement shall be
             -------------------------------------
governed by the laws of Georgia without respect to conflicts of laws provisions thereof, and shall be binding upon the heirs, personal representatives, executors, administrators, successors, and permitted assigns of the parties.

     14.     WAIVERS.  No waiver of any breach or default hereunder shall be
             -------
considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     15.     SEVERABILITY.  If any provision of this Agreement shall be held to
             ------------
be illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid, or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid, or unenforceable provision were not contained herein.

     16.     CAPTIONS.  Captions and section headings are for convenience only
             --------
and are not deemed to be part of this Agreement.

     17.     EFFECT OF OTHER LAWS AND AGREEMENTS.  The rights and obligations of
             -----------------------------------
the parties under this Agreement shall be subject to any restrictions on the purchase of Shares which may be imposed by the Georgia Business Corporation Act, federal or state regulations affecting financial institutions and their holding companies, and any agreement now or hereafter entered into between the Company and any financial institution with respect to loans or other financial accommodations made to the Company.

     18.     FURTHER ASSURANCES.  Each party hereto shall do and perform, or
             ------------------
cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     19.     EFFECTIVE DATE OF AGREEMENT.  This Agreement shall be effective as
             ---------------------------
to each Shareholder as of the date this Agreement or as of the date any counterpart of this Agreement is executed by such Shareholder.

     20.     TERMINATION.  This Agreement shall remain in full force and effect
             -----------
until the earlier of (a) the effective date that a written agreement providing for termination of this Agreement is signed by the Company (authorized by the affirmative vote of 66-2/3% of its directors then holding office) and by the holders of 66-2/3% of the then issued and outstanding Shares of the Company, (b) the effective date of a registration statement filed by the Company with the Securities and Exchange Commission with respect to a public offering of the Company's common Shares, (c) the effective date of dissolution of the Company, either voluntarily or involuntarily, in accordance with the Company's articles of incorporation and/or bylaws, (d) 20 years after the effective date of the Agreement, but only if the Agreement is determined in good faith to be an agreement governed by Section 14-2-732 of the Georgia Business Corporation Act, as amended, or (e) the effective date of the termination of the subchapter S election by the Company pursuant to Section 9(b) hereof.

     21.     COUNTERPARTS.  This Agreement may be executed in two or more
             ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     22.     ENFORCEMENT.  This Agreement has been negotiated, executed and
             -----------
delivered in the State of Georgia, and each party (a) submits to personal jurisdiction in the State of Georgia for the enforcement of this Agreement, and
(b) waives any and all rights under the laws of any state to object to jurisdiction within the State of Georgia for the purposes of litigation to enforce this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent a party from bringing any action against another party within any other state or country. Initiating such proceeding or taking such action in any jurisdiction shall not constitute a waiver of the agreement that the laws of the State of Georgia shall govern or of the submission made by a party to personal jurisdiction within the State of Georgia.

     23.     ENFORCEMENT COSTS.  Should a party be required to engage legal
             -----------------
counsel to enforce or prevent the breach of any of the provisions of this Agreement, to institute any action or proceeding to enforce any such provision of this Agreement, to seek an injunction, to seek damages by reason of any alleged breach of any provisions, to seek a declaration of its rights or obligations, or to seek any other judicial or equitable remedy, then the prevailing party in such action shall be entitled to be reimbursed by the other party or parties for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys' fees actually incurred.

     24.     SEPARATE COUNSEL.  BY SIGNING THIS AGREEMENT, THE PARTIES
             ----------------
ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO OBTAIN SEPARATE LEGAL COUNSEL AND ADVICE REGARDING THIS AGREEMENT AND THAT THEY HAVE READ AND UNDERSTAND THIS AGREEMENT.

     IN WITNESS WHEREOF, this Agreement has been executed under seal as of the date and year first above written.

                    PINNACLE S-CORP.
                    (TO BE KNOWN AS PINNACLE FINANCIAL CORPORATION)


                    By:_________________________________
                    Name:_______________________________
                    Title:______________________________

                                   SCHEDULE I

                         PINNACLE FINANCIAL CORPORATION
                             SHAREHOLDERS AGREEMENT
                             DATED DECEMBER 31, 2002



                 SHAREHOLDERS OF PINNACLE FINANCIAL CORPORATION






_______________________      ________________________      _____________________
Signature                    Print Name                    Date Agreement
                                                           Signed


_______________________
Number of Shares Owned

                                   APPENDIX C
                                   ----------

                                QUESTIONNAIRE AND
                                  ELECTION FORM

--------------------------------------------------------------------------------
THIS QUESTIONNAIRE AND ELECTION FORM IS TO BE COMPLETED BY PINNACLE FINANCIAL SHAREHOLDERS WHO ARE ELIGIBLE AND WISH TO MAKE A SPECIAL ELECTION TO RECEIVE SHARES OF PINNACLE S-CORP COMMON STOCK IN THE REORGANIZATION. THOSE SHAREHOLDERS WHO ARE NOT ELIGIBLE OR DO NOT ELECT TO RECEIVE SHARES OF PINNACLE S-CORP COMMON STOCK WILL RECEIVE $95.20 PER SHARE FOR EACH SHARE OF PINNACLE FINANCIAL COMMON STOCK THAT THEY HOLD.

IF YOU ARE INELIGIBLE OR DO NOT WISH TO BECOME A SHAREHOLDER OF PINNACLE S-CORP, WE ASK THAT YOU MARK THIS BOX , COMPLETE SECTIONS E AND F ONLY AND RETURN THIS FORM TO THE ADDRESS BELOW AS SOON AS POSSIBLE, BUT NOT LATER THAN DECEMBER ___, 2002.
--------------------------------------------------------------------------------


                         PINNACLE FINANCIAL CORPORATION
                                QUESTIONNAIRE AND
                                  ELECTION FORM
                             REGARDING THE TREATMENT
                                    OF SHARES

     The purpose of this questionnaire and election form is to notify Pinnacle Financial of how you want your shares of Pinnacle Financial common stock converted after the Reorganization takes effect. Selection of some of the options provided may require that you complete and return additional schedules related to that option. Additionally, participation in some of the options is subject to approval by the Board of Directors of Pinnacle Financial or Pinnacle S-Corp. We will notify you in writing prior to the effective date of the Reorganization if your participation in a selected option is not approved.

     If you are completing this form for a trust, Schedule D has been provided for you as a general guide in determining whether your trust qualifies as an S corporation shareholder. In addition to the information provided in Schedule D, you should seek the guidance of a qualified professional to help you understand whether your trust is eligible to receive Pinnacle S-Corp common stock in the Reorganization.

     Please note that if you are the holder of more than one Pinnacle Financial common stock certificate, AND the title of your ownership is different from one
                          ---
stock certificate to another (for example, you hold one certificate in your name alone and another certificate as custodian for a minor child or jointly with your spouse), you must fill out a separate Questionnaire and Election Form for each stock certificate that establishes your title of ownership as being something other than the sole owner of the shares in your individual capacity.

     In order to receive shares of Pinnacle S-Corp common stock you must also sign and return the Shareholders' Agreement. Please complete and sign this form (including all applicable schedules) and the Shareholders' Agreement and return them to the address below at or before 5:00 p.m. on December __, 2002:

                                   RETURN TO:
                                   ----------
                         PINNACLE FINANCIAL CORPORATION
                               ATTN:  ___________
                                  P.O. BOX 430
                             ELBERTON, GEORGIA 30635

     IF YOU DO NOT RETURN THIS FORM (INCLUDING ANY RELATED SCHEDULES) AND THE SHAREHOLDERS' AGREEMENT TO PINNACLE FINANCIAL AT OR BEFORE 5:00 P.M. ON DECEMBER __, 2002, UPON THE EFFECTIVE DATE OF THE REORGANIZATION, YOU WILL AUTOMATICALLY RECEIVE CASH AT A RATE OF $95.20 PER SHARE FOR YOUR SHARES OF PINNACLE FINANCIAL COMMON STOCK.

--------------------------------------------------------------------------------
A.   ELIGIBILITY
--------------------------------------------------------------------------------

ARE YOU ELIGIBLE TO BECOME AN S CORPORATION SHAREHOLDER?   [_] YES       [_] NO

Generally, you must be an individual citizen or resident of the United States to be a shareholder of an S corporation. Estates and certain trusts (generally, a trust that distributes income annually to its beneficiaries, all of whom are individuals, or a trust that has as its beneficiaries only those persons who are eligible to hold stock in an S corporation and who make a qualifying election, provided that no interest in the trust was purchased) can also be shareholders of an S corporation. See Schedule D for more information on qualifying trusts. CORPORATIONS, PARTNERSHIPS AND IRAS MAY NOT BE SHAREHOLDERS OF AN S CORPORATION.
                                        ---

If you are not an eligible S corporation shareholder, upon the effective date of the Reorganization, you will receive $95.20 per share of Pinnacle Financial common stock that you hold. If you are not an eligible S corporation shareholder, please go to Section E.


--------------------------------------------------------------------------------
B.   RECORD HOLDERS OF LESS THAN 1,500 SHARES OF PINNACLE FINANCIAL COMMON STOCK
--------------------------------------------------------------------------------

IF YOU ARE THE RECORD HOLDER OF LESS THAN 1,500 SHARES OF PINNACLE FINANCIAL COMMON STOCK, YOU WILL RECEIVE $95.20 PER SHARE OF PINNACLE FINANCIAL COMMON STOCK THAT YOU HOLD UNLESS YOU SELECT ONE OR MORE OF THE FOLLOWING OPTIONS:
                        ------

     [_] By reviewing and completing Schedule A, I have determined that I am eligible to combine the shares that I hold directly with other shares held by or for me, and therefore elect to aggregate my shares with those listed on Schedule A. If you select this option, you must complete Schedules A and C and sign and return the Shareholders' Agreement.

     If you select this option only, please go to Section F.

     [_] I would like to purchase additional shares of Pinnacle S-Corp common stock equal to the amount necessary for me to own a total of at least 1,500 shares of Pinnacle S-Corp common stock after the Reorganization is completed. If you select this option, you must also complete Schedules B and C and sign and return the Shareholders' Agreement.

     If you select this option, please go to Section D.

     [_]  I am a director of Pinnacle Financial.

     If you select this option and you are not buying additional shares, please go to Section F; otherwise, go to Section D. If you select this option, you must also complete Schedule C and sign and return the Shareholders' Agreement.

     If you did not select any of the above options and would like to receive cash of $95.20 per share for your Pinnacle Financial common stock, please go to Section E.

--------------------------------------------------------------------------------
C.  RECORD  HOLDERS  OF  1,500  OR  MORE  SHARES  OF  PINNACLE  FINANCIAL  STOCK
--------------------------------------------------------------------------------

     [_] Please check this box if you are an eligible S-corporation shareholder and the record holder of at least 1,500 shares of Pinnacle Financial common stock and would like to have your shares converted to Pinnacle S-Corp common stock. If you select this option, you must complete Schedule C and sign and return the Shareholders' Agreement.

     If  you  select  the  above  option,  please  go  to  Section  F.

     [_] Please check this box if you would like to receive cash of $95.20 per share for your Pinnacle Financial common stock.

     If you select this option, please go to Section E.


--------------------------------------------------------------------------------
D.  INFORMATION REGARDING THE PURCHASE OF ADDITIONAL SHARES
--------------------------------------------------------------------------------

To determine if you qualify to purchase additional shares of Pinnacle S-Corp common stock, please verify your eligibility by checking each applicable box:

     [_] My principal place of residence in located in the State of Georgia (Please complete Schedule B).

     [_] I am the holder of less than 1,500 shares of Pinnacle Financial common stock.

     [_] I am eligible to be an S-corporation shareholder (as covered by Section A).

     [_] I have completed Schedules B and C and have signed the Shareholders' Agreement.

     YOU MUST CHECK ALL OF THE ABOVE BOXES TO BE ELIGIBLE TO PURCHASE ADDITIONAL SHARES OF PINNACLE S-CORP COMMON STOCK.

     Because the shares of Pinnacle S-Corp common stock will not be registered under the Securities Act of 1933 or any state securities laws, shares of Pinnacle S-Corp common stock may only be issued in the Reorganization up to a maximum of 15 Georgia residents. Therefore, it is important that we determine whether each shareholder receiving shares of Pinnacle S-Corp is a Georgia resident owning less than 1,500 shares of Pinnacle Financial common stock.

Please  go  to  Section  F.

--------------------------------------------------------------------------------
E.     CASH  CONVERSION  WORKSHEET.
--------------------------------------------------------------------------------

EACH PINNACLE FINANCIAL SHAREHOLDER RECEIVING CASH IN THE REORGANIZATION IN EXCHANGE FOR SHARES OF PINNACLE FINANCIAL COMMON STOCK SHOULD COMPLETE THIS SECTION.

    (1)  Total number of shares of Pinnacle Financial
         common stock that I hold of record                      ---------------

                                                                 X        $95.20
                                                                 ---------------
    (2)  Equals the total amount of cash payable to you for your
         shares of Pinnacle Financial  common  stock             $
                                                                 ===============

After  completing  this  Section,  please  continue  to  Section  F.

--------------------------------------------------------------------------------
F.   SIGNATURES
--------------------------------------------------------------------------------

I certify that the information provided in this Questionnaire and Election Form (and any attached schedules) is true and correct as of the date indicated below.

_________________________________       ________________________________________
Signature*                              Signature  (if shares are held jointly)*

_________________________________       ________________________________________
Print  Name                             Print Name (if shares are held jointly)

_________________________________
Title  (if  applicable)**
                                   ---------------------------------------------
_________________________________  DO NOT INCLUDE YOUR PINNACLE FINANCIAL STOCK
Date                                  ---
                                   CERTIFICATES WITH THIS QUESTIONNAIRE AND
                                   ELECTION FORM.  YOU WILL RECEIVE INSTRUCTIONS
_________________________________  ON HOW TO SUBMIT YOUR STOCK CERTIFICATE(S)
Number of Shares Held of Record    AFTER THE REORGANIZATION IS
COMPLETED.                         ---------------------------------------------

_________________________________
Certificate  No(s).

* Please sign exactly as your name appears on your Pinnacle Financial Stock Certificate(s).

** If the shareholder is a corporation, partnership or other business entity, this form must be signed by a duly authorized officer of the entity. Any person signing as an officer, attorney, trustee, administrator or guardian must give his or her full title as such. In the case of joint ownership, each joint owner must sign.

WE WILL NOTIFY YOU IN WRITING BEFORE THE EFFECTIVE DATE OF THE REORGANIZATION, WHICH WE ANTICIPATE WILL BE JANUARY 1, 2003, IF THE BOARD OF DIRECTORS OF PINNACLE FINANCIAL OR PINNACLE S-CORP DOES NOT APPROVE YOUR PARTICIPATION IN A SELECTED OPTION. PROMPTLY AFTER THE EFFECTIVE DATE OF THE REORGANIZATION, WE WILL DELIVER INSTRUCTIONS TO YOU REGARDING HOW TO EXCHANGE YOUR SHARES OF PINNACLE FINANCIAL COMMON STOCK FOR CASH OR PINNACLE S-CORP COMMON STOCK AS INDICATED ABOVE.

                                   SCHEDULE A

                 (TO BE COMPLETED BY PERSONS AGGREGATING SHARES)

I direct Pinnacle Financial to combine the shares of Pinnacle Financial common stock that I hold of record with those held of record by other shareholders, listed below, solely for the purpose of determining my eligibility to receive shares of Pinnacle S-Corp common stock in connection with the Reorganization. Your name (as listed on the share certificate):_______________________________

_  Certificate No(s):  _______________          No. of Shares:  _____________

     [_] I am the holder of less than 1,500 shares of Pinnacle Financial common stock.

     [_]  I am eligible to be an S-corporation shareholder.

     [_] I am the record or beneficial owner of the shares listed below, which are held by another shareholder or by me in a different ownership capacity (as described in the signature box below).

     [_]  The aggregated shares will not be deemed to be held by more than one
          (1) S-corporation shareholder.*

     [_]  I have completed Schedules C and have signed the Shareholders'
          Agreement.

* YOUR AGGREGATION ELECTION CANNOT RESULT IN AN INCREASE IN THE NUMBER OF PINNACLE S-CORP SHAREHOLDERS (AS CALCULATED UNDER THE INTERNAL REVENUE CODE) BEYOND THAT NUMBER WHICH WOULD HAVE OTHERWISE RESULTED IF THE AGGREGATION ELECTION WAS NEVER MADE. THE BOARD OF DIRECTORS OF PINNACLE FINANCIAL RESERVES THE RIGHT TO REQUEST ADDITIONAL INFORMATION TO DETERMINE THE PERMISSIBILITY OF THIS AGGREGATION ELECTION.

YOU  MUST  CHECK ALL OF THE ABOVE BOXES TO BE ELIGIBLE TO AGGREGATE YOUR SHARES.
                 ---
ALL AGGREGATION ELECTIONS ARE SUBJECT TO APPROVAL BY PINNACLE FINANCIAL'S BOARD OF DIRECTORS.

Signature:______________________________________________________

Signature (if held jointly):____________________________________


--------------------------------------------------------------------------------
  THIS SECTION TO BE COMPLETED BY PERSON WITH WHOM SHARES ARE BEING AGGREGATED.

As the record holder of the shares listed below, I hereby consent to this aggregation election.

Shareholder's name
(as listed on the share certificate):_________________________________________

Certificate No(s):________________________ No. of Shares :____________________

Relationship to the Electing Shareholder (i.e., beneficiary of trust, spouse, etc.):________________________________________________________________________

Signature of Other Shareholder: ______________________________________________

Title (if signing in representative capacity):________________________________

If signing for a qualified trust, please list number of beneficiaries:________
--------------------------------------------------------------------------------

                                   SCHEDULE B

  (TO BE COMPLETED BY PERSONS ELECTING TO PURCHASE ADDITIONAL SHARES OF PINNACLE
                                     S-CORP)

                        SUBSCRIPTION AGREEMENT FOR SHARES
                               OF PINNACLE S-CORP

Ladies and Gentlemen:

     I hereby subscribe for _______________ shares (the "Shares") of Pinnacle S-Corp (the "Company") common stock in connection with Pinnacle S-Corp's limited offering of voting common stock described in the proxy statement/prospectus dated _____________, 2002 relating to the Reorganization of Pinnacle Financial Corporation into a Subchapter S corporation.

     I agree to pay $95.20 per share of Pinnacle S-Corp common stock for a total of $______________ for the Shares. Enclosed is a check in the amount of $________________, made payable to "Pinnacle S-Corp, Inc." which represents payment in full for the Shares.

     I agree that this subscription is binding upon me and is irrevocable. I acknowledge that this Subscription Agreement shall not constitute a valid and binding obligation of the Company until accepted by the Company in writing, and that the Company has the right to reject this Subscription Agreement, either in whole or in part, in its sole discretion.

     In connection with the purchase of the Shares, I hereby represent and warrant as follows:

     1. The Shares are being purchased for my own account without the participation of any other person, with the intent of holding the Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares, and not with a view to, or for resale in connection with, any distribution or public offering of the Shares or any portion of the Shares within the meaning of the Securities Act of 1933 (the "1933 Act") or the securities laws of any state applicable to me, nor am I aware of the existence of any distribution or public offering or advertisement in connection with the offer and sale of the Company's securities.

     2. I have received a copy of Pinnacle Financial's and Pinnacle S-Corp's joint proxy statement/prospectus dated __________, 2002.

     3. The availability of the "Intrastate Offering Exemption" under the Securities Act of 1933 and Rule 147 promulgated thereunder depends upon the residence of offerees and purchasers, and that prior to making any offer in reliance upon such exemption, Pinnacle S-Corp is required to verify the residence of prospective offerees and to obtain a written representation from each as to his or her residence. Accordingly, I have completed Attachment 1, which contains a set of written representations regarding my residence.

     I further understand and agree as follows:

     1. The Shares are being (a) issued and sold without registration under any state or federal law relating to the registration of securities for sale and
(b) issued and sold in reliance on certain exemptions from registration under applicable state and federal laws.

     2. The Shares cannot be offered for sale, sold or transferred by me other than pursuant to

(a) an effective registration under any applicable state securities law or in a transaction which is otherwise in compliance with such laws, (b) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act, and (c) evidence satisfactory to Pinnacle S-Corp of compliance with the applicable securities laws of all applicable jurisdictions. Pinnacle S-Corp shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws.

     3. Pinnacle S-Corp will be under no obligation to register the Shares or to comply with any exemption available for sale of the Shares without registration. Pinnacle S-Corp is under no obligation to act in any manner so as to make Rule 144 of the 1933 Act available with respect to the Shares.

     4. Pinnacle S-Corp may, if it so desires, refuse to permit the transfer of the Shares unless the request for the transfer is accompanied by an opinion of counsel acceptable to Pinnacle S-Corp to the effect that neither the sale nor the proposed transfer will result in any violation of the 1933 Act or the securities laws of any other jurisdiction. Further, I understand that holders of Pinnacle S-Corp common stock will be responsible for paying legal fees for securing the legal opinions required to effect any transfer or exchange of their Pinnacle S-Corp common stock.

     5. I understand that Pinnacle S-Corp will place the following legend on each certificate representing shares of its common stock issued in the Reorganization to insure that a prospective transferee is aware of the transfer restrictions:

     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT, THE STATE ACTS AND ANY OTHER APPLICABLE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, THE STATE ACTS AND ANY OTHER APPLICABLE SECURITIES LAWS."

     6. I understand that Pinnacle S-Corp also intends to place the foregoing legend on certificates representing shares of its common stock issued upon transfer or exchange of shares initially issued in the Reorganization and upon any subsequent transfer or exchange unless advised by counsel to Pinnacle S-Corp that, in the opinion of such counsel, placing the legend on the certificates is inappropriate.

     7. THE SHARES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE SUBJECT TO LOSS OF VALUE.

     Acceptance by me of the certificate representing the Shares shall constitute a confirmation by me that all agreements and representations made by me in this subscription agreement shall be true and correct at such time.
In making this investment, I have relied solely upon my independent investigation.

     Under the penalties of perjury, I certify that: (1) the Social Security Number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS.

     Please indicate form of ownership the undersigned desires for the shares:
[ ]Individual, [ ] Joint Tenants with Right of Survivorship(1), [ ] Tenants in Common,(2) Qualified Trust, [ ] Custodian for _________________________________
_______.

IN WITNESS WHEREOF, I/we have executed this Subscription Agreement this _____ day of _______________________, 2002, and hereby certify that the foregoing information is true and complete as of the date hereof.

TO BE COMPLETED BY PINNACLE S-CORP, INC.:  TO BE COMPLETED BY THE SUBSCRIBING SHAREHOLDER:

ACCEPTED:                                  Date:_______________________________________________
PINNACLE S-CORP, INC.
                                           Print Name:_________________________________________
By:____________________________________
                                           Print Name:_________________________________________
Signature:_____________________________    (If Shares are to be held jointly with someone else)

Print Name:____________________________    Telephone Number:  (___________)_____________________

Date:__________________________________    Social Security or Tax I.D.:_________________________

                                           Address:_____________________________________________

                                           _____________________________________________________


                                           Signature:___________________________________________


                                           Signature:___________________________________________
                                           (If Shares are to be held jointly with someone else)


*NOTE: CORPORATIONS, PARTNERSHIPS AND IRAS ARE NOT ELIGIBLE SHAREHOLDERS OF A SUBCHAPTER S CORPORATION. ANY PERSON SIGNING AS ATTORNEY, TRUSTEE, ADMINISTRATOR, OR GUARDIAN MUST GIVE HIS OR HER FULL TITLE AS SUCH. IN CASE OF JOINT TENANTS, EACH JOINT OWNER MUST SIGN.

---------------
1 When stock is held as Joint Tenants with right of Survivorship, upon the death of one owner, ownership of the stock will pass automatically to the surviving owner(s).

2 When stock is held as Tenants in Common, upon the death of one owner, ownership of the stock will be held by the surviving owner(s) and by the heirs of the deceased owner.

                                  ATTACHMENT 1
                                  TO SCHEDULE B
                                  -------------

NOTE: EACH PERSON WHO SIGNS THE SUBSCRIPTION AGREEMENT MUST COMPLETE AND SIGN AN INDIVIDUAL COPY OF THIS FORM. CONSEQUENTLY, ADDITIONAL COPIES MAY BE REQUIRED. SUBSCRIBERS MAY EITHER MAKE THEIR OWN COPIES OF THE FORM OR OBTAIN ADDITIONAL COPIES FROM PINNACLE FINANCIAL AT P.O. BOX 430 ELBERTON, GEORGIA 30635, ATTN: TOMMY WARREN, TELEPHONE (706) 283-2854.

THE INFORMATION PROVIDED IN THIS ATTACHMENT WILL REMAIN CONFIDENTIAL.

SECTION I:  INDIVIDUALS

a.     Address of my Principal Residence:_______________________________________

b. I am a bona fide resident of the State of Georgia and have been for _______ years. I do not maintain a residence at any location other than that indicated above, except as follows:_________________________________________
________________________________________________________________________________

If the foregoing residence is a vacation home, please indicate the amount of time you reside there annually:______________________________________________

c. I have filed a State of Georgia Income Tax Return for the last __________ years and I am registered to vote in _______________________(City), ________________________(County), Georgia.

d.     My Georgia Driver's License Number is:___________________________________

e.     My Social Security Number is:____________________________________________

SECTION II:     TRUSTS AND OTHER QUALIFIED S-CORPORATION SHAREHOLDERS

a.     Form of organization (Grantor trust, Voting trust, QSST, ESBT, etc.):____

b. Organized under the laws of ___________________(state or country) in _________(year).

c.     Address of principal fiduciary:__________________________________________

d. Do any equity owners or beneficiaries reside outside of the State of Georgia?_________________________________________________________________
       (If yes, list the other states here):____________________________________

e. Has the subscribing entity been organized for the specific purpose of acquiring shares of common stock of Pinnacle Financial or Pinnacle S-Corp? ______ Yes ______ No

          Note: If the subscribing entity was organized for the specific purpose of acquiring shares of common stock in this offering, each beneficial owner of the subscribing entity must be a bona fide resident of Georgia and must submit a completed copy of the portion of this page designed for individual investors.

f. The undersigned is ________________________(title) of the subscriber, has knowledge of the facts herein set forth, is authorized to represent this information on behalf of the subscriber, and hereby certifies that the facts herein set forth are true and correct.

                                   SCHEDULE C

                              PINNACLE S-CORP, INC.
                               IRS ELECTION FORMS


     Pinnacle Financial shareholders who wish to become Pinnacle S-Corp shareholders must complete, sign and return the following:

     -    Form 2553:             All prospective S Corporation shareholders must
                                 ---
                                 complete this form.

     -    ESBT Election:         Prospective S Corporation shareholders that are
                                 Electing Small Business Trusts (ESBTs) must also complete this form.

     -    QSST Election:         Prospective S Corporation shareholders that are
                                 Qualified Subchapter S Trusts (QSSTs) must also complete this form.


     YOU MAY IGNORE THE ESBT AND QSST ELECTION FORMS IF YOU ARE NOT SIGNING ON
                                                                ---
BEHALF OF A TRUST.

   J  Name and address of each        K Shareholders' Consent Statement. Under
shareholder; shareholder's spouse     penaltiesof perjury, we declare that we
having a community property interest  consent to the election of the above-named        L
in the corporation's stock; and each  corporation to be an S corporation under        Stock owned       M Social       N
tenantin common, joint tenant, and    section 1362(a) and that we have                                  Security       Share-
tenant by the entirety.  (A husband   examined this consent statement, including  -------------------   number         holders
and wife (and their estates) are      accompanying schedules and statements, and                        or employer    tax
counted as one shareholder in         to the best of our knowledge and belief,                          identifi       year
determining the number of             it is true, correct, and complete. We                             -cation        ends
shareholders without regard to the    understand our consentis binding and may    ---------  --------   number (see    (month
manner in which the stock is owned.)  not be withdrawn after thecorporation has   Number     Dates      Instructions)  and
                                      made a valid election.(Shareholders sign    of shares  acquired                  day)
                                      and date below.)
                                      ------------------------------------------
                                           Signature                 Date
------------------------------------  ------------------------------------------  ---------  --------  --------------  -------
                                                                                                                        12/31

------------------------------------------------------------------------------------------------------
(A)  IDENTIFICATION OF PARTIES
------------------------------------------------------------------------------------------------------
For TRUST provide the following:

------------------------------------------------------------------------------------------------------
Trust's name and address                                       Employer identification number


------------------------------------------------------------------------------------------------------
For BENEFICIARIES provide the following (FOR ADDITIONAL BENEFICIARIES, PLEASE ATTACH SEPARATE SHEET):
------------------------------------------------------------------------------------------------------
Beneficiary's name and address                                 Social Security or Employer
                                                               identification number


------------------------------------------------------------------------------------------------------
Beneficiary's name and address                                 Social Security or Employer
                                                               identification number


------------------------------------------------------------------------------------------------------
Beneficiary's name and address                                 Social Security or Employer
                                                               identification number


------------------------------------------------------------------------------------------------------
Beneficiary's name and address                                 Social Security or Employer
                                                               identification number


------------------------------------------------------------------------------------------------------
Beneficiary's name and address                                 Social Security or Employer
                                                               identification number


------------------------------------------------------------------------------------------------------
Beneficiary's name and address                                 Social Security or Employer
                                                               identification number


------------------------------------------------------------------------------------------------------
Beneficiary's name and address                                 Social Security or Employer
                                                               identification number


------------------------------------------------------------------------------------------------------
S CORPORATIONS IN WHICH THE TRUST OWNS STOCK
------------------------------------------------------------------------------------------------------
S Corporation's name and address                               Employer identification number
   Pinnacle Financial Corporation
   P.O. Box 430                                                                     [ADD EIN]
   Elberton, Georgia 30635
------------------------------------------------------------------------------------------------------
(B)  THIS ESBT ELECTION IS HEREBY MADE UNDER TREAS. REG. SECTION 1361(E)(3).
------------------------------------------------------------------------------------------------------
(C)  THE FIRST DATE ON WHICH THE TRUST OWNED STOCK IN THE S CORPORATION IS AS FOLLOWS:
------------------------------------------------------------------------------------------------------
S Corporation                                                  Date
   Pinnacle Financial Corporation
------------------------------------------------------------------------------------------------------
(D)  THIS ESBT ELECTION UNDER SECTION 1361(E)(3) IS EFFECTIVE    JANUARY 1, 2003
------------------------------------------------------------------------------------------------------
(E)  THE UNDERSIGNED HEREBY MAKES THIS ESBT ELECTION UNDER TREAS. REG. SECTION
1361(E)(3).  UNDER PENALTIES OF PERJURY, I CERTIFY THAT THE TRUST MEETS THE
DEFINITIONAL REQUIREMENTS OF SECTION 1361(E)(1), THAT ALL POTENTIAL CURRENT
BENEFICIARIES OF THE TRUST MEET THE SHAREHOLDER REQUIREMENT OF SECTION
1361(B)(1), AND THAT ALL OTHER INFORMATION PROVIDED ABOVE IS TRUE, CORRECT, AND
COMPLETE.
------------------------------------------------------------------------------------------------------


_____________________________________________________          __________________________
Signature of Trustee                                           Date
------------------------------------------------------------------------------------------------------


                                      C-13

------------------------------------------------------------------------------------------------------
PART III  QUALIFIED SUBCHAPTER S TRUST (QSST) ELECTION UNDER SECTION
1361(D)(2)*

------------------------------------------------------------------------------------------------------
Income beneficiary's name and address            Social Security Number


------------------------------------------------------------------------------------------------------

Trust's name and address                         Employer identification number

------------------------------------------------------------------------------------------------------
Date on which stock of the corporation was transferred to the trust (month, day, year)
------------------------------------------------------------------------------------------------------
In order for the trust named above to be a QSST and thus a qualifying shareholder of the S corporation for which this Form 2553 is filed, I hereby make the election under section 1361(d)(2).  Under penalties of perjury, I certify that the trust meets the definitional requirements of section 1361(d)(3)
and that all other information provided in Part III is true, correct, and complete.

_________________________________________________             ______________
Signature of income beneficiary or signature and                  Date
title of legal representative or other qualified
person making the election
------------------------------------------------------------------------------------------------------
*    Use Part III to make the QSST election only if stock of the corporation has been transferred to the trust on or before the date on which the corporation makes its election to be an S corporation. The QSST election must be made and filed separately if stock of the corporation is transferred to the trust after the date on which the corporation makes the
     S election.

------------------------------------------------------------------------------------------------------
                                                     Form 2553 (Rev. 10-2001)

                                   SCHEDULE D

     The following types of trusts are eligible subchapter S shareholders. If your trust does not generally meet the requirements set forth in one of the following categories, it may not own stock in Pinnacle S-Corp.


GRANTOR TRUST
--------------

     A grantor trust is a trust in which the individual who transferred ownership of the stock to the trust is still considered (despite the transfer) to be the owner of the stock for federal income tax purposes. In the case of a grantor trust, the individual who transferred the stock to the trust is taxable on all of the income from the stock as if he or she owned the stock outright, instead of a through the trust, and will be treated as the shareholder of Pinnacle S-Corp for federal income tax reporting purposes. The grantor trust generally will not be required to file an income tax return reporting the subchapter S earnings. The individual who is deemed to be the owner of the
                        ---------------------------------------------------
stock for federal income tax purposes (and not the trustee of the grantor trust)
    ----------------------------------------------------------------------------
must sign the subchapter S election form (IRS Form 2553) provided in Schedule C
-------------------------------------------------------------------------------
to the Questionnaire and Election Form.  The signature page on which such
-------------------------------------------------------------------------
consent must be acknowledged has been included for execution with the Proxy
---------------------------------------------------------------------------
materials.
----------


VOTING TRUST
-------------

     A voting trust is sometimes established by (some or all) shareholders of a corporation to ensure that the stock is voted as a block with respect to matters on which the shareholders are entitled to vote. Typically, that is the sole purpose of a voting trust and the individuals who transferred the stock to the voting trust are still considered (despite the transfer) to be the owners of the respective shares each shareholder transferred to the voting trust. The trust must provide that the individuals who contributed stock to the voting trust have the right to their pro rata share of distributions and other proceeds from the stock that are received by the voting trust, and that title to the stock will be return and vest in the individuals who contributed such stock to the voting trust. In addition, the trust must terminate under state law or by its terms on a certain date or upon the occurrence of a specified event. In the case of a voting trust, each individual who transferred stock to the voting trust is taxable on all of the income with respect to the stock so transferred as if he or she owned the stock outright, instead of a through the voting trust, and will be treated as the shareholder of Pinnacle S-Corp for federal income tax reporting purposes. The grantor trust generally will not be required to file an income tax return reporting the subchapter S earnings. The individuals who are
                                                        -----------------------
deemed to be the owners of the stock for federal income tax purposes (and not
-----------------------------------------------------------------------------
the trustee of the voting trust) must sign the subchapter S election form (IRS
------------------------------------------------------------------------------
Form 2553) provided in Schedule C to the Questionnaire and Election Form.  The
------------------------------------------------------------------------------
signature page on which such consent must be acknowledged has been included for
-------------------------------------------------------------------------------
execution with the Proxy materials.
-----------------------------------


QUALIFIED SUBCHAPTER S TRUST ("QSST")
--------------------------------------

     A QSST is a trust that meets the following requirements:

          - There can be only one (1) current income beneficiary of the trust.

          - The trust must require that all of the trust's income is distributed annually only to the current income beneficiary or the trust must agree only to distribute all of the income on an annual basis to the current income beneficiary.

          - The current income beneficiary generally must be a US citizen or US resident for federal income tax purposes.

          - Distributions of corpus or principal by the trust can be made only to the current income beneficiary and to no other person while the current income beneficiary is alive.

          - If the trust terminates during the life of the current income beneficiary, then the trust must distribute all of its assets only to the current income beneficiary.

          - The current income beneficiary's income interest in the trust must terminate no later than the death or the current income beneficiary or upon termination of the trust under its terms.

          -    A proper election is made by the current income beneficiary.

     In the case of a QSST, the QSST will be reported as the shareholder on the annual tax filings made by Pinnacle S-Corp. However, the current income beneficiary will be taxable on all of the income with respect to the stock held by the QSST, the same as if he or she owned the stock outright, instead of a through the QSST. The QSST will be required to file a federal income tax return reporting ownership of the subchapter S stock and the taxation of the earnings from the subchapter S stock to the current income beneficiary. The current
                                                                -----------
income beneficiary (and not the trustee of the QSST) must sign the consent to be
    ----------------------------------------------------------------------------
taxed as a subchapter S corporation (Column K of IRS Form 2553).  The signature
-------------------------------------------------------------------------------
page on which such consent must be acknowledged has been included for execution
-------------------------------------------------------------------------------
with the Proxy materials.  In addition, the current income beneficiary also must
--------------------------------------------------------------------------------
sign the QSST Election included in Part III of the IRS Form 2553.  Part III of
------------------------------------------------------------------------------
the IRS Form 2553 has been included for execution with the Proxy materials.
---------------------------------------------------------------------------
These forms are provided in Schedule C to the Questionnaire and Election Form.
------------------------------------------------------------------------------

ELECTING SMALL BUSINESS TRUST ("ESBT")
--------------------------------------

     An ESBT is a trust that meets the following requirements:

          - The beneficiaries under the trust generally must be a US citizen, US resident, or a qualified charity for federal income tax purposes.

          - None of the beneficiaries of the trust may have acquired such interest as a beneficiary through a purchase of such interest.

          - No person may possess a power of appointment over the assets in the ESBT, i.e., possess the right to order a distribution of trust income or corpus to one or more persons.

          -    The trustee of the ESBT makes a proper election.

     In the case of an ESBT, the ESBT will be reported as the shareholder on the annual tax filings made by Pinnacle S-Corp and will be taxable on all of the income with respect to the stock held by the ESBT. None of the beneficiaries of the ESBT will be taxable on the earnings from the subchapter S stock held by the ESBT. The trustee of the ESBT (and not the ESBT's beneficiaries) must sign the
       ------------------------------------------------------------------------
consent to be taxed as a subchapter S corporation (Column K of IRS Form 2553).
------------------------------------------------------------------------------

The signature page on which such consent must be acknowledged has been included
-------------------------------------------------------------------------------
for execution with the Proxy materials.  In addition, the trustee must complete
-------------------------------------------------------------------------------
and execute the ESBT election form that has been included with the Proxy
------------------------------------------------------------------------
materials. (These forms are provided in Schedule C to the Questionnaire and
---------------------------------------------------------------------------
Election Form.)  The ESBT Election Form will be filed by Pinnacle S-Corp with
-----------------------------------------------------------------------------
the IRS Service Center where Pinnacle S-Corp files its federal tax return.
--------------------------------------------------------------------------

                                   APPENDIX D
                                   ----------

                 EXCERPTS FROM THE GEORGIA BUSINESS CORPORATION
                       CODE RELATING TO DISSENTERS' RIGHTS

14-2-1301.     DEFINITIONS.

As used in this article, the term:

          (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

          (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

          (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

          (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

          (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (8) "Shareholder" means the record shareholder or the beneficial shareholder.


14-2-1302.     RIGHT TO DISSENT.

(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

               (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

               (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholder within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

               (A)     Alters or abolishes a preferential right of the shares;

               (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

               (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

               (D) Excludes or limits the rights of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

               (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

               (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 1,500 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the

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     effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 1,500 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.


14-2-1303.     DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which dissents and his or her other shares were registered in the names of different shareholders.


14-2-1320.     NOTICE OF DISSENTERS' RIGHTS.

(a)     If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322.


14-2-1321.     NOTICE OF INTENT TO DEMAND PAYMENT.

(a)     If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

          (2) Must not vote his or her shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his or her shares under this article.


14-2-1322.     DISSENTERS' NOTICE.

(a)     If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4)     Be accompanied by a copy of this article.


14-2-1323.     DUTY TO DEMAND PAYMENT.

(a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his or her certificates in accordance with the terms of the notice.

(b) A record shareholder who demands payment and deposits his or her shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A record shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this article.


14-2-1324.     SHARE RESTRICTIONS.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


14-2-1325.     OFFER OF PAYMENT.

(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Code
Section 14-2-1323 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b)     The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3)     An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

          (5)     A copy of this article.

(c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.


14-2-1326.     FAILURE TO TAKE ACTION.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1422 and repeat the payment demand procedure.


14-2-1327.     PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

(a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate of the fair value of his or her shares and interest due, if:

          (1)     The dissenter believes that the amount offered under Code
     Section 14-2-1325 is less than the fair value of his or her shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section unless he notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation made or offered payment for his or her shares.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his or her own estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate of the fair value of his or her shares and interest due.


14-2-1330.     COURT ACTION.

(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of the Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.


14-2-1331.     COURT COSTS AND COUNSEL FEES.

(a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.


14-2-1332.     LIMITATION OF ACTIONS.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                         PINNACLE FINANCIAL CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
            THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [DATE]

     The undersigned hereby appoints L. Jackson McConnell and _______________, or either of them, proxies, with power of substitution, to vote the shares of common stock of Pinnacle Financial Corporation (the "Company') that the undersigned is entitled to vote at the special meeting of shareholders to be held at Pinnacle Bank, N.A., __________, Elberton, Georgia on [day], [date] at [time], and any adjournment thereof, as follows:

PROPOSAL:     To adopt the Agreement and Plan of Reorganization as described in the proxy statement/prospectus of the Company dated __________, 2002:

        [_]     FOR               [_]     AGAINST               [_]     ABSTAIN

          DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
              MATTERS WHICH MAY COME BEFORE THIS SPECIAL MEETING.

     THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF REORGANIZATION. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

NOTE:      Signatures should correspond exactly with the name or names appearing on the stock certificate(s). If shares are registered in more than one name, all holders must sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving full title as such. If a partnership, please sign in the partnership name by an authorized person.

                                      Dated:________________________ , 2002


                                      __________________________________________
                                      Name(s) of Shareholder(s)


                                      __________________________________________
                                      Signature(s) of Shareholder(s)

                                      __________________________________________
                                      Title (if signing representative capacity)

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED
                                    ENVELOPE.
                              NO POSTAGE NECESSARY.

  PLEASE INDICATE BELOW WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.
                            [_]  YES          [_]  NO

                     PLEASE RETURN PROXY AS SOON AS POSSIBLE
                     ---------------------------------------

                           DOCUMENTS YOU MUST RETURN:


1. IF YOU WANT TO RECEIVE SHARES OF PINNACLE S-CORP COMMON STOCK IN EXCHANGE FOR YOUR PINNACLE FINANCIAL COMMON STOCK:

     -    Proxy Form (the blue form)
     -    Questionnaire and Election Form (the yellow form)
     -    Schedule A - if you are aggregating shares (the purple form)
     -    Schedule B - if you are purchasing additional shares (the gold form)
     -    Schedule C - S corporation election forms (the green form)
     -    Signed Signature Page to Shareholders' Agreement (the pink form)

2. IF YOU WANT TO RECEIVE CASH OF $95.20 PER SHARE FOR YOUR PINNACLE FINANCIAL COMMON STOCK:

     -    Proxy Form (the blue form)
     -    Questionnaire and Election Form (the yellow form)